FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-06

January 3, 2020

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,328,651,197

(Approximate Mortgage Pool Balance)

$1,163,319,000

(Offered Certificates)

GS Mortgage Securities Trust 2020-GC45

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2020-GC45

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

German American Capital Corporation

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC	Citigroup	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners

Academy Securities		Drexel Hamilton
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the ”Preliminary Prospectus”) anticipated to be dated January 3, 2020.  The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading ”Risk Factors” in the Preliminary Prospectus).  The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc. or Drexel Hamilton, LLC.  Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.  This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.  The information contained in this Term Sheet may not pertain to any securities that will actually be sold.  The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options).  Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only.  Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$19,471,000		30.000%	[ ]%	(5)	3.25	02/20 – 12/24
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$86,299,000		30.000%	[ ]%	(5)	4.92	12/24 – 01/25
Class A-3	AAA(sf) / AAAsf / AAA(sf)	$13,119,000		30.000%	[ ]%	(5)	6.79	11/26 – 11/26
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$38,461,000		30.000%	[ ]%	(5)	7.33	01/25 – 09/29
Class X-A	AAA(sf) / AAAsf / AAA(sf)	$1,050,375,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / A(sf)	$112,944,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AAA(sf) / AAAsf / AAA(sf)	$146,827,000		18.625%	[ ]%	(5)	9.87	12/29 – 12/29
Class B	AA-(sf) / AA-sf / AA(low)(sf)	$64,539,000		13.625%	[ ]%	(5)	9.87	12/29 – 12/29
Class C	NR / A-sf / A(low)(sf)	$48,405,000		9.875%	[ ]%	(5)	9.94	12/29 – 01/30

NON-OFFERED POOLED CERTIFICATES

Non-Offered Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class D	NR / BBBsf / BBB(high)(sf)	$30,656,000		7.500%	[ ]%	(5)	9.95	01/30 – 01/30
Class X-D(9)	NR / BBB-sf / BBB(sf)	$50,018,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E(9)	NR / BBB-sf / BBB(low)(sf)	$19,362,000		6.000%	[ ]%	(5)	9.95	01/30 – 01/30
Class F-RR(9)	NR / BB-sf / BB(low)(sf)	$25,815,000		4.000%	[ ]%	(5)	9.95	01/30 – 01/30
Class G-RR(9)	NR / B-sf / B(sf)	$12,908,000		3.000%	[ ]%	(5)	9.95	01/30 – 01/30
Class H-RR(9)	NR / NR / NR	$38,724,196		0.000%	[ ]%	(5)	9.95	01/30 – 01/30
Class S(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

NON-OFFERED LOAN-SPECIFIC CERTIFICATES

Non-Offered Class	Expected Ratings (DBRS MSTAR)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class SW-A(12)	A(low)(sf)	$11,708,000	25.331%	[ ]%	(13)	9.87	12/29 – 12/29
Class SW-B(12)	BBB(low)(sf)	$16,803,000	16.910%	[ ]%	(13)	9.87	12/29 – 12/29
Class SW-C(12)	BB(low)(sf)	$18,384,000	7.696%	[ ]%	(13)	9.87	12/29 – 12/29
Class SW-D(12)	B(low)(sf)	$15,355,000	0.000%	[ ]%	(13)	9.87	12/29 – 12/29
Class SW-VR(12)	NR	$3,277,072	N/A	(14)	(14)	9.87	12/29 – 12/29

(1)

It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above.  The anticipated ratings of the certificates shown are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS MSTAR”) and Standard & Poor’s Financial Services LLC (“S&P”, and together with Fitch, KBRA and DBRS MSTAR, the “Rating Agencies”).  Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus.  The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites.  Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)

Approximate, subject to a variance of plus or minus 5%.  The notional amount of each class of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “pooled principal balance certificates” and, together with the Class X and Class S certificates, the “pooled non-VRR certificates”) as follows: (1) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans  (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of pooled principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of pooled principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans  (in each case, adjusted, if necessary, to accrue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

on the basis of a 360-day year consisting of twelve 30-day months), such class of pooled principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)

The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, are represented in the aggregate.  The approximate initial credit support percentage for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates (together with the Class X-A, Class X-B, Class X-D and Class RR Certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loan related to the Starwood Industrial Portfolio mortgage loan (the “trust subordinate companion loan”).  None of the Class SW-A, Class SW-B, Class SW-C, Class SW-D or Class SW-VR certificates (the “loan-specific certificates”) will provide credit support to any class of pooled certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the Starwood Industrial Portfolio mortgage loan and any related pari passu companion loan. Additionally, the approximate initial credit support percentages shown in the table above do not take into account the pooled VRR interest.  However, losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)

The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(5)

For each distribution date, the pass-through rates of each class of pooled principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)

The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution date, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $746,198,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $370,000,000	NAP – December 2029	NAP – 9.79	NAP / 09/29 – 12/29
Class A-5	$376,198,000 – $746,198,000	December 2029	9.83 – 9.87	09/29 – 12/29 / 12/29 – 12/29

(7)

The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal.  Interest will accrue on each class of the Class X certificates at its respective pass-through rate based upon its respective notional amount.  The notional amount of each class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates

(8)

The pass-through rate of each class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(9)

The initial certificate balance of each of the Class E, Class F-RR, Class G-RR and Class H-RR certificates, and the initial notional amount of the Class X-D certificates, is subject to change based on final pricing of all pooled non-VRR certificates and the final determination of the amounts of the Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser and the final determination of the amount of the pooled VRR interest (as defined below) that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(10)

The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date.  Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the pooled VRR interest, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Preliminary Prospectus.

(11)

The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of three separate real estate mortgage investment conduits (each, a “REMIC”), as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)

The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates.  No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Starwood Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

(13)

For any distribution date, the pass-through rates of the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates will, in the case of each such class, be a per annum rate equal to one of (i) a fixed rate, (ii) the net interest rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs or (iii) the rate described in clause (ii) less a specified percentage.

(14)

Although it does not have a specified pass-through rate, the effective interest rate on the Class SW-VR certificates will be a per annum rate equal to the net interest rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

POOLED VRR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest(1)	Approximate Initial Pooled VRR Interest Balance(2)	Approximate Initial Pooled VRR Interest Rate	Pooled VRR Interest Rate Description	Wtd. Avg. Life (Yrs)(3)	Principal Window(3)
Pooled RR Interest	$15,241,578	[__]%	(4)	9.32	02/20 – 01/30
Class RR Certificates	$22,625,422	[__]%	(4)	9.32	02/20 – 01/30

(1)

Each of the Class RR certificates and the pooled RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the pooled RR interest collectively comprise the “pooled VRR interest”. The pooled VRR interest represents the right to receive a specified percentage (to be determined as described in footnote (2) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the pooled certificates and the pooled RR interest on each Distribution Date, as further described under “Credit Risk Retention” in the Preliminary Prospectus.

(2)

The initial aggregate pooled VRR interest balance is subject to change depending on the final pricing of all pooled non-VRR certificates and the final determination of the amount of the HRR Certificates that will be retained by the retaining third-party purchaser and the final determination of the amount of the pooled VRR interest that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor.  If the initial pooled VRR interest balance is reduced, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each of the Class X-A, Class X-B and Class X-D certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial pooled VRR interest balance.  If the initial pooled VRR interest balance is increased, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of Class X-A, Class X-B and Class X-D certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial pooled VRR interest balance.  For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

(3)

The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the pooled VRR interest are based on the assumptions described in “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)

Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the pooled RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class RR, Class S, Class R, Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR certificates and the pooled RR interest are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates or the pooled RR Interest is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,328,651,197
Number of Mortgage Loans	52
Number of Mortgaged Properties	152
Average Cut-off Date Mortgage Loan Balance	$25,550,985
Weighted Average Mortgage Interest Rate	3.55606%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)	115
Weighted Average Remaining Amortization Term (months)(3)	359
Weighted Average Cut-off Date LTV Ratio(4)	54.6%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	51.4%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	3.07x
Weighted Average Debt Yield on Underwritten NOI(7)	12.1%
% of Mortgage Loans with Mezzanine Debt	9.7%
% of Mortgage Loans with Subordinate Debt(8)	20.1%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants(9)	12.1%

(1)

With respect to 16 mortgage loans, representing approximately 50.6% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to five mortgage loans, representing approximately 20.1% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, pads or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)

One mortgage loan, representing approximately 0.7% of the initial pool balance, has an anticipated repayment date and unless otherwise indicated is presented as if it matured on its anticipated repayment date.

(4)

Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation).  With respect to four mortgage loans (12.0% of the initial pool balance) the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%. See ”Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.

(5)

Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to four mortgage loans (12.0% of the initial pool balance) the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 51.8%. See ”Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(6)

Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the Sunset Grove Apartments mortgage loan, representing approximately 0.5% of the initial pool balance, which amortizes based on the non-standard amortization schedule. Annual debt service for the UW NCF DCSR was calculated based on the sum of the first 12 principal and interest payments on the Sunset Grove Apartment mortgage loan following the expiration of the interest only period, as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)

Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

(8)

Each of the 1633 Broadway, Starwood Industrial Portfolio, Bellagio Hotel and Casino, 650 Madison Avenue, and Parkmerced mortgage loans have one or more subordinate companion loans that are generally subordinate in right of payment to the respective related mortgage loans (the “1633 Broadway Subordinate Companion Loans”, “Starwood Industrial Portfolio Subordinate Companion Loan”, “Bellagio Hotel and Casino Subordinate Companion Loans”, “650 Madison Avenue Subordinate Companion Loans” and the “Parkmerced Subordinate Companion Loans”). The 1633 Broadway Subordinate Companion Loans have an aggregate outstanding principal balance of $249,000,000 as of the Cut-off Date, and are currently held in the BWAY 2019-1633 securitization transaction. The Starwood Industrial Portfolio Subordinate Companion Loan has an outstanding principal balance of $65,527,072 as of the Cut-off Date and will be included as an asset of the issuing entity but not part of the mortgage pool backing classes of certificates other than the classes of loan-specific certificates. The Bellagio Hotel and Casino Subordinate Companion Loans have an aggregate outstanding principal balance of $1,333,800,000 as of the Cut-off Date, and are currently held in the BX 2019-OC11 securitization transaction and by an unrelated third party investor. The 650 Madison Avenue Subordinate Companion Loans have an aggregate outstanding principal balance of $213,200,000 as of the Cut-off Date, and are currently held in the MAD 2019-650M securitization transaction. The Parkmerced Subordinate Companion Loans have an aggregate outstanding principal balance of $953,000,000 as of the Cut-off Date, and are currently held in the MRCD 2019-PARK and MRCD 2019-PRKC securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and ”Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc.
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,328,651,197
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of January 6, 2020
Closing Date:	January 30, 2020
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in January 2020 (or, in the case of any mortgage loan that has its first due date in February 2020, the date that would have been its due date in January 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 9th day of each month or next business day, commencing in February 2020
Distribution Date:	The 4th business day after the Determination Date, commencing in February 2020
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	February 2053 for the offered certificates
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to each class of Class X certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

■	$1,290,784,196 (Approximate) New-Issue Multi-Borrower CMBS, which excludes the Non-Offered Eligible Vertical Interest:

—

Overview:  The mortgage pool consists of 52 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,328,651,197 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $25,550,985 and are secured by 152 mortgaged properties located throughout 30 states

—	LTV: 54.6% weighted average Cut-off Date LTV Ratio

—	DSCR: 3.07x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 12.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 31.8% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	26.5% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	5.4% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity or the anticipated repayment date, as applicable

—	Hard Lockboxes: 64.7% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—

Cash Traps: 91.7% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 32 mortgage loans representing 48.9% of the Initial Pool Balance

–	Insurance: 16 mortgage loans representing 20.8% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 35 mortgage loans representing 56.3% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 21 mortgage loans representing 55.7% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 64.7% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 21.7% of the mortgaged properties by allocated Initial Pool Balance are retail properties (9.9% are anchored retail properties)

—	Office: 19.6% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 19.0% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Industrial: 13.5% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Multifamily: 13.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 9.3% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■

Geographic Diversity:  The 152 mortgaged properties are located throughout 30 states with three states having greater than 10.0% of the allocated Initial Pool Balance: New York (16.7%), Washington (12.5%) and California (11.2%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	20	57	$446,035,947	33.6%
Citi Real Estate Funding Inc.	16	47	399,450,000	30.1
German American Capital Corporation	14	46	373,165,250	28.1
Goldman Sachs Mortgage Company and German American Capital Corporation	1	1	60,000,000	4.5
Citi Real Estate Funding Inc. and Goldman Sachs Mortgage Company	1	1	50,000,000	3.8
Total	52	152	$1,328,651,197	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Unit	Loan Purpose	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
1633 Broadway	$60,000,000	4.5%	Office	2,561,512	Refinance	3.84x	11.9%	41.7%
560 Mission Street	60,000,000	4.5	Office	668,149	Recapitalization	5.23x	14.2%	35.6%
Starwood Industrial Portfolio	60,000,000	4.5	Industrial	4,070,396	Acquisition	3.67x	13.1%	45.2%
Bellagio Hotel and Casino	60,000,000	4.5	Hospitality	3,933	Acquisition	8.42x	28.3%	39.3%
Southcenter Mall	60,000,000	4.5	Retail	783,068	Refinance	6.53x	19.6%	22.2%
Kent Station	56,000,000	4.2	Mixed Use	245,360	Refinance	1.78x	10.2%	52.8%
Van Aken District	53,500,000	4.0	Mixed Use	237,574	Refinance	2.36x	9.0%	55.2%
650 Madison Avenue	50,000,000	3.8	Mixed Use	600,415	Refinance	2.74x	10.0%	48.5%
The Shoppes at Blackstone Valley	50,000,000	3.8	Retail	787,071	Refinance	1.53x	9.0%	68.7%
90 North Campus	50,000,000	3.8	Office	262,858	Acquisition	2.46x	9.6%	65.0%
Top 10 Total / Wtd. Avg.	$559,500,000	42.1%				3.97x	13.8%	46.6%
Remaining Total / Wtd. Avg.	769,151,197	57.9				2.42x	11.0%	60.4%
Total / Wtd. Avg.	$1,328,651,197	100.0%				3.07x	12.1%	54.6%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
1633 Broadway	$60,000,000	4.5%	30	$941,000,000	$249,000,000	$1,250,000,000	BWAY 2019-1633	KeyBank	Situs
560 Mission Street(2)	$60,000,000	4.5%	5	$240,000,000	-	$300,000,000	GSMS 2020-GC45	Midland	Midland
Starwood Industrial Portfolio(3)	$60,000,000	4.5%	3	$84,500,000	$65,527,072	$210,027,072	GSMS 2020-GC45	Midland	Midland
Bellagio Hotel and Casino	$60,000,000	4.5%	23	$1,616,200,000	$1,333,800,000	$3,010,000,000	BX 2019-OC11	KeyBank	Situs
Southcenter Mall	$60,000,000	4.5%	5	$158,000,000	-	$218,000,000	GSMS 2020-GC45	Midland	Midland
650 Madison Avenue(4)	$50,000,000	3.8%	18	$536,800,000	$213,200,000	$800,000,000	MAD 2019-650M	KeyBank	LNR
The Shoppes at Blackstone Valley	$50,000,000	3.8%	6	$114,000,000	-	$164,000,000	COMM 2019-GC44	Midland	Rialto
90 North Campus	$50,000,000	3.8%	1	$30,000,000	-	$80,000,000	GSMS 2020-GC45	Midland	Midland
Parkmerced(5)	$37,500,000	2.8%	9	$509,500,000	$953,000,000	$1,500,000,000	MRCD 2019-PRKC	KeyBank	KeyBank
510 East 14th Street	$35,000,000	2.6%	1	$50,000,000	-	$85,000,000	GSMS 2020-GC45	Midland	Midland
PCI Pharma Portfolio	$35,000,000	2.6%	4	$73,500,000	-	$108,500,000	COMM 2019-GC44	Midland	Rialto
Broadcasting Square	$30,000,000	2.3%	1	$32,000,000	-	$62,000,000	COMM 2019-GC44	Midland	Rialto
Property Commerce Portfolio	$30,000,000	2.3%	1	$27,620,000	-	$57,620,000	GSMS 2020-GC45	Midland	Midland
Harvey Building Products	$20,000,000	1.5%	3	$140,000,000	-	$160,000,000	BMARK 2019-B14	Midland	Midland
19100 Ridgewood	$20,000,000	1.5%	3	$120,000,000	-	$140,000,000	GSMS 2019-GC42	Midland	Midland
Cobb Place	$15,000,000	1.1%	1	$25,000,000	-	$40,000,000	COMM 2019-GC44	Midland	Rialto

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.
(2)

The 560 Mission Street mortgage loan has five pari passu companion loans with an aggregate outstanding principal balance of $240,000,000. The controlling Note A-1-2 with an outstanding principal balance as of the Cut-off Date of $50,000,000 is currently held by DBR Investments Co. Limited (“DBRI”) and is expected to be contributed to one or more future securitization trusts. The 560 Mission Street whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization.  Upon the securitization of the controlling Note A-1-2 held by DBRI, the 560 Mission Street whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the 560 Mission Street whole loan).  Neither the master servicer nor the special servicer for such securitization has been identified.

(3)

The initial directing holder for the Starwood Industrial Portfolio mortgage loan is expected to be [ _], as the Starwood Industrial Portfolio controlling class representative. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a Starwood Industrial Portfolio control appraisal period, the holder of note A-2-1 (which is not included in the issuing entity) will be the directing holder for the Starwood Industrial Portfolio whole loan.

(4)

The initial directing holder for the 650 Madison Avenue whole loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1-1.  Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue whole loan.

(5)

The initial directing holder for the Parkmerced whole loan is Western Asset Mortgage Capital Corporation, as the controlling class representative for the MRCD 2019-PRKC securitization trust which is currently the controlling noteholder for such whole loan. However, the Parkmerced whole loan is being serviced under the trust and servicing agreement for MRCD 2019-PARK. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1. Note A-1 was included in the MRCD 2019-PARK securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the MRCD 2019-PARK securitization is expected to exercise the rights of the controlling holder with respect to the Parkmerced whole loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR(1)
Crystal Springs Resort	$50,000,000	$16,000,000	$66,000,000	6.1764%	50.5%	66.7%	3.93x	2.19x
Parkmerced	$37,500,000	$275,000,000	$1,775,000,000	4.295771729%	25.9%	84.1%	4.00x	0.78x
510 East 14th Street	$35,000,000	$75,000,000	$160,000,000	4.1294%	29.5%	55.6%	3.62x	1.36x
Sunset Grove Apartments	$6,371,000	$849,000	$7,220,000	4.8600%	72.8%	82.5%	1.96x	1.47x

(1)

Calculated including the mezzanine debt. The Total Debt Interest Rates to full precision for the Crystal Springs Resort, Parkmerced, 510 East 14th Street and Sunset Grove Apartments Loans are 6.176363636%, 4.295771729%, 4.129375% and 4.86000000457064%, respectively. All “Total Debt”, “LTV Ratio” and “UW NCF DSCR” calculations also include any related pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
650 Madison Avenue	New York	New York	Mixed Use	$50,000,000	3.8%	MAD 2013-650M
Nicholasville	Nicholasville	Kentucky	Self Storage	$6,096,434	0.5%	MSBAM 2015-C26
Palm Beach Gardens	Palm Beach Gardens	Florida	Self Storage	$5,431,308	0.4%	CGCMT 2016-C1
Beaufort	Beaufort	South Carolina	Self Storage	$5,206,427	0.4%	MSBAM 2016-C30
Frankfort	Frankfort	Kentucky	Self Storage	$3,087,275	0.2%	CGCMT 2016-C1
Anderson	Anderson	South Carolina	Self Storage	$2,960,624	0.2%	CGCMT 2016-C1
Georgetown	Georgetown	Kentucky	Self Storage	$2,853,708	0.2%	COMM 2015-CR24
Bypass Road	Winchester	Kentucky	Self Storage	$2,696,420	0.2%	CGCMT 2016-C1
Hampton	Hampton	South Carolina	Self Storage	$1,676,461	0.1%	MSBAM 2016-C30
Florence	Florence	South Carolina	Self Storage	$1,402,401	0.1%	CGCMT 2016-C1
Bowling Green	Bowling Green	Kentucky	Self Storage	$1,273,747	0.1%	CGCMT 2016-C1
Winn Avenue	Winchester	Kentucky	Self Storage	$1,103,831	0.1%	CGCMT 2016-C1
Parris Island	Beaufort	South Carolina	Self Storage	$1,099,034	0.1%	MSBAM 2016-C30
Parkmerced	San Francisco	California	Multifamily	$37,500,000	2.8%	LCCM 2014-PKMD
Magnolia Parc	Overland Park	Kansas	Multifamily	$32,000,000	2.4%	FREMF 2016-KC01
Broadcasting Square	Wyomissing	Pennsylvania	Retail	$30,000,000	2.3%	MSBAM 2013-C8
Londonderry / Manufacturing	Londonderry	New Hampshire	Industrial	$3,862,500	0.3%	COMM 2015-LC23
Dartmouth / Manufacturing	North Dartmouth	Massachusetts	Industrial	$2,250,000	0.2%	COMM 2015-LC23
Waltham Corporate	Waltham	Massachusetts	Office	$1,959,375	0.1%	COMM 2015-LC23
Woburn	Woburn	Massachusetts	Industrial	$1,118,750	0.1%	COMM 2015-LC23
Nashua	Nashua	New Hampshire	Industrial	$825,000	0.1%	COMM 2015-LC23
Woburn CPD	Woburn	Massachusetts	Industrial	$800,000	0.1%	COMM 2015-LC23
(West) Bridgewater	West Bridgewater	Massachusetts	Industrial	$698,750	0.1%	COMM 2015-LC23
Manchester, NH	Manchester	New Hampshire	Industrial	$650,000	0.0%	COMM 2015-LC23
Norwalk 256	Norwalk	Connecticut	Industrial	$600,000	0.0%	COMM 2015-LC23
New London	Waterford	Connecticut	Industrial	$562,500	0.0%	COMM 2015-LC23
East Haven	East Haven	Connecticut	Industrial	$538,750	0.0%	COMM 2015-LC23
Lincoln	Lincoln	Rhode Island	Industrial	$520,000	0.0%	COMM 2015-LC23
Bethlehem	Bethlehem	Pennsylvania	Industrial	$487,500	0.0%	COMM 2015-LC23
Salem	Salem	New Hampshire	Industrial	$487,500	0.0%	COMM 2015-LC23
Norwalk 260	Norwalk	Connecticut	Industrial	$479,375	0.0%	COMM 2015-LC23
Berlin	Berlin	Connecticut	Industrial	$443,750	0.0%	COMM 2015-LC23
Dartmouth	Dartmouth	Massachusetts	Industrial	$438,750	0.0%	COMM 2015-LC23
Manchester, CT	Manchester	Connecticut	Industrial	$349,375	0.0%	COMM 2015-LC23
Portland	Portland	Maine	Industrial	$337,500	0.0%	COMM 2015-LC23
Braintree	Braintree	Massachusetts	Industrial	$331,250	0.0%	COMM 2015-LC23
Warwick	Warwick	Rhode Island	Industrial	$308,750	0.0%	COMM 2015-LC23
Fitchburg	Fitchburg	Massachusetts	Industrial	$262,500	0.0%	COMM 2015-LC23
Auburn	Auburn	Massachusetts	Industrial	$257,500	0.0%	COMM 2015-LC23
Berlin CPD	Berlin	Connecticut	Industrial	$256,250	0.0%	COMM 2015-LC23
Portsmouth	Portsmouth	New Hampshire	Industrial	$250,000	0.0%	COMM 2015-LC23
Southampton	Huntingdon Valley	Pennsylvania	Industrial	$215,000	0.0%	COMM 2015-LC23
Wilkes-Barre	Forty Fort	Pennsylvania	Industrial	$200,000	0.0%	COMM 2015-LC23
Hyannis	Hyannis	Massachusetts	Industrial	$193,750	0.0%	COMM 2015-LC23
Springfield	Springfield	Massachusetts	Industrial	$186,875	0.0%	COMM 2015-LC23
White River Junction	White River Junction	Vermont	Industrial	$128,750	0.0%	COMM 2015-LC23
830 Morris Turnpike	Short Hills	New Jersey	Office	$14,000,000	1.1%	SELK 2013-1
Stones Crossing	Greenwood	Indiana	Retail	$2,484,464	0.2%	WFRBS 2014-C25
Big O Tires	Mooresville	Indiana	Retail	$993,785	0.1%	WFRBS 2014-C25

(1)

The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Retail	33	$288,258,947	21.7%	3.05x	56.2%	12.2%
Anchored	11	131,766,651	9.9	1.97x	67.6%	10.0%
Super Regional Mall	1	60,000,000	4.5	6.53x	22.2%	19.6%
Single Tenant Retail	6	35,958,202	2.7	1.74x	66.2%	9.7%
Power Center	1	30,000,000	2.3	3.50x	51.7%	12.3%
Shadow Anchored	8	21,749,575	1.6	1.93x	66.7%	9.3%
Unanchored	6	8,784,519	0.7	2.09x	66.5%	10.6%
Office	10	$260,252,538	19.6%	3.25x	54.5%	11.2%
General Suburban	6	133,334,375	10.0	2.13x	68.3%	9.7%
CBD	2	120,000,000	9.0	4.54x	38.7%	13.1%
Suburban Flex	2	6,918,163	0.5	2.61x	65.4%	9.5%
Mixed Use	6	$252,750,000	19.0%	2.41x	51.0%	10.4%
Office / Retail	2	58,750,000	4.4	2.64x	50.8%	9.9%
Retail / Office	1	56,000,000	4.2	1.78x	52.8%	10.2%
Office / Retail / Multifamily	1	53,500,000	4.0	2.36x	55.2%	9.0%
Office / R&D	1	49,500,000	3.7	2.05x	60.0%	12.6%
Multifamily / Retail	1	35,000,000	2.6	3.62x	29.5%	10.9%
Industrial	73	$178,841,212	13.5%	2.81x	56.7%	11.5%
Warehouse/Distribution	54	78,847,131	5.9	3.24x	51.1%	12.1%
Manufacturing	5	27,672,500	2.1	2.31x	57.7%	13.9%
Flex	2	21,620,000	1.6	2.54x	62.3%	10.2%
Office/R&D	2	19,938,750	1.5	2.24x	64.9%	9.3%
R&D/Flex	1	15,840,063	1.2	2.61x	65.4%	9.5%
Cold Storage	3	11,994,741	0.9	2.97x	53.3%	10.8%
Warehouse	6	2,928,028	0.2	1.94x	67.5%	9.3%
Multifamily	10	$174,623,500	13.1%	2.24x	59.1%	8.8%
Garden	7	108,383,500	8.2	1.81x	68.9%	8.4%
High Rise / Townhome	1	37,500,000	2.8	4.00x	25.9%	11.1%
Mid-Rise	2	28,740,000	2.2	1.57x	65.5%	7.0%
Hospitality	4	$123,150,000	9.3%	5.96x	45.4%	24.5%
Full Service	2	110,000,000	8.3	6.38x	44.4%	25.8%
Extended Stay	1	9,400,000	0.7	1.72x	58.0%	12.4%
Limited Service	1	3,750,000	0.3	4.38x	44.6%	17.2%
Self Storage	16	$50,775,000	3.8%	2.37x	62.2%	9.4%
Self Storage	16	50,775,000	3.8	2.37x	62.2%	9.4%
Total / Avg. / Wtd. Avg.	152	$1,328,651,197	100.0%	3.07x	54.6%	12.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)

For one mortgage loan secured by more than one mortgaged property with multiple detailed property types for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
New York	6	$222,150,000	16.7%	$4,023,150,000	27.4%	$194,977,607	20.0%
Washington	3	166,000,000	12.5	1,209,000,000	8.2	56,098,979	5.7
California	9	148,156,913	11.2	3,059,110,000	20.8	109,659,637	11.2
Ohio	6	101,239,861	7.6	193,100,000	1.3	10,727,583	1.1
New Jersey	3	76,900,000	5.8	136,600,000	0.9	14,199,497	1.5
Pennsylvania	7	75,637,366	5.7	252,925,000	1.7	16,385,886	1.7
Texas	19	69,358,500	5.2	325,300,000	2.2	21,923,807	2.2
Nevada	1	60,000,000	4.5	4,260,000,000	29.0	474,065,315	48.6
Massachusetts	12	58,497,500	4.4	337,800,000	2.3	20,930,585	2.1
Indiana	27	57,198,058	4.3	232,190,000	1.6	14,387,828	1.5
Florida	2	42,806,308	3.2	66,150,000	0.4	3,404,603	0.3
Kansas	2	38,440,000	2.9	51,950,000	0.4	3,124,451	0.3
South Carolina	9	32,739,843	2.5	51,200,000	0.3	3,142,152	0.3
Kentucky	8	27,025,195	2.0	43,750,000	0.3	3,182,245	0.3
Georgia	2	24,500,000	1.8	68,100,000	0.5	5,125,247	0.5
Maryland	2	22,365,000	1.7	33,450,000	0.2	2,164,241	0.2
Illinois	8	20,731,366	1.6	103,240,000	0.7	6,153,955	0.6
Utah	1	12,567,854	0.9	17,100,000	0.1	1,018,839	0.1
Colorado	1	11,570,000	0.9	17,800,000	0.1	1,292,836	0.1
Minnesota	1	10,375,000	0.8	19,575,000	0.1	1,264,562	0.1
Arizona	1	9,600,000	0.7	17,350,000	0.1	982,618	0.1
Mississippi	1	9,500,000	0.7	12,900,000	0.1	843,245	0.1
Michigan	1	9,400,000	0.7	16,200,000	0.1	1,167,064	0.1
Missouri	1	6,240,000	0.5	9,100,000	0.1	519,066	0.1
New Hampshire	5	6,075,000	0.5	67,500,000	0.5	4,174,752	0.4
Wisconsin	3	5,052,434	0.4	26,900,000	0.2	1,631,157	0.2
Connecticut	7	3,230,000	0.2	39,100,000	0.3	2,595,529	0.3
Rhode Island	2	828,750	0.1	10,200,000	0.1	639,346	0.1
Maine	1	337,500	0.03	4,100,000	0.03	260,232	0.03
Vermont	1	128,750	0.01	1,600,000	0.01	98,589	0.01
Total	152	$1,328,651,197	100.0%	$14,706,440,000	100.0%	$976,141,452	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)

For two mortgage loans secured by more than one mortgaged property in multiple states for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3,750,000 - 5,000,000	3	$12,590,000	0.9%
5,000,001 - 10,000,000	13	102,745,468	7.7
10,000,001 - 20,000,000	13	195,105,729	14.7
20,000,001 - 30,000,000	4	104,060,000	7.8
30,000,001 - 40,000,000	6	213,875,000	16.1
40,000,001 - 50,000,000	6	290,775,000	21.9
50,000,001 - 600,000,000	7	409,500,000	30.8
Total	52	$1,328,651,197	100.0%

Distribution of Underwritten NCF DSCRs(1)

Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.22 - 1.30	2	$44,567,854	3.4%
1.31 - 1.50	6	74,067,500	5.6
1.51 - 1.70	5	106,306,968	8.0
1.71 - 2.00	11	159,505,125	12.0
2.01 - 2.50	8	249,113,750	18.7
2.51 - 3.00	9	228,465,000	17.2
3.01 - 5.00	8	286,625,000	21.6
5.01 - 8.42	3	180,000,000	13.5
Total	52	$1,328,651,197	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	28	$896,193,750	67.5%
Interest Only, Then Amortizing(2)(3)	17	351,499,375	26.5
Amortizing (30 Years)	5	61,958,072	4.7
Interest Only - ARD	1	9,600,000	0.7
Amortizing (25 Years)	1	9,400,000	0.7
Total	52	$1,328,651,19	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date, as applicable.
(2)	Original partial interest only periods range from 24 to 60 months.
(3)

Amortization of the Sunset Grove Apartments mortgage loan is based upon the Assumed Principal Payment Schedule for the Sunset Grove Apartments mortgage loan shown as Annex G in the Preliminary Prospectus.

Distribution of Lockboxes

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	27	$859,673,854	64.7%
Springing	20	348,737,343	26.2
Soft	3	79,000,000	5.9
Soft (Residential) / Hard (Retail)	1	35,000,000	2.6
Soft (Residential) / Hard (Nonresidential)	1	6,240,000	0.5
Total	52	$1,328,651,197	100.0%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
22.2 - 30.0	3	$132,500,000	10.0%
30.1 - 40.0	2	120,000,000	9.0
40.1 - 50.0	4	173,750,000	13.1
50.1 - 60.0	13	344,985,000	26.0
60.1 - 70.0	19	400,840,500	30.2
70.1 - 75.3	11	156,575,697	11.8
Total	52	$1,328,651,197	100.0%
(1)	See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
22.2 - 30.0	3	$132,500,000	10.0%
30.1 - 40.0	2	120,000,000	9.0
40.1 - 50.0	7	260,710,000	19.6
50.1 - 55.0	5	149,875,000	11.3
55.1 - 60.0	15	246,469,822	18.6
60.1 - 65.0	15	297,636,375	22.4
65.1 - 69.8	5	121,460,000	9.1
Total	52	$1,328,651,197	100.0%
(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	25	$753,667,718	56.7%
Acquisition	25	502,415,625	37.8
Recapitalization	2	72,567,854	5.5
Total	52	$1,328,651,197	100.0%

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.589 - 3.000	5	$252,500,000	19.0%
3.001 - 3.500	8	332,125,000	25.0
3.501 - 3.750	15	335,584,125	25.3
3.751 - 4.000	11	212,116,500	16.0
4.001 - 4.250	8	86,117,718	6.5
4.251 - 4.616	5	110,207,854	8.3
Total	52	$1,328,651,197	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)

Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.6 - 8.0	4	$97,025,000	7.3%
8.1 - 10.0	21	474,890,854	35.7
10.1 - 12.0	16	342,150,343	25.8
12.1 - 15.0	6	219,275,000	16.5
15.1 - 20.0	3	85,310,000	6.4
20.1 - 28.3	2	110,000,000	8.3
Total	52	$1,328,651,197	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)

Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.6 - 8.0	5	$109,592,854	8.2%
8.1 - 10.0	27	583,132,343	43.9
10.1 - 12.0	14	380,616,000	28.6
12.1 - 15.0	2	81,560,000	6.1
15.1 - 20.0	3	113,750,000	8.6
20.1 - 27.1	1	60,000,000	4.5
Total	52	$1,328,651,197	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	6	$101,792,500	7.7%
30	1	$37,000,000	2.8%
36	8	$181,987,750	13.7%
48	1	$10,719,125	0.8%
60	1	$20,000,000	1.5%

Distribution of Original Terms to Maturity Date/ARD(1)

Original Term to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$87,500,000	6.6%
84	1	15,000,000	1.1
119 - 120	49	1,226,151,197	92.3
Total	52	$1,328,651,197	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity Date/ARD(1)

Range of Remaining Terms to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
59-60	2	$87,500,000	6.6%
82	1	15,000,000	1.1
116 - 120	49	1,226,151,197	92.3
Total	52	$1,328,651,197	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)(2)

Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$905,793,750	68.2%
300	1	9,400,000	0.7
360(3)	22	413,457,447	31.1
Total	52	$1,328,651,197	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.
(2)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
(3)

Amortization of the Sunset Grove Apartments mortgage loan is based upon the Assumed Principal Payment Schedule for the Sunset Grove Apartments mortgage loan shown as Annex G in the Preliminary Prospectus.

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$905,793,750	68.2%
300	1	9,400,000	0.7
358 – 360(2)	22	413,457,447	31.1
Total	52	$1,328,651,197	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.
(2)

Amortization of the Sunset Grove Apartments mortgage loan is based upon the Assumed Principal Payment Schedule for the Sunset Grove Apartments mortgage loan shown as Annex G in the Preliminary Prospectus.

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	38	$859,896,197	64.7%
Yield Maintenance or Defeasance	8	328,935,000	24.8
Yield Maintenance	6	139,820,000	10.5
Total	52	$1,328,651,197	100.0%

Distribution of Escrow Types

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	35	$747,376,197	56.3%
TI/LC(2)	21	$546,213,947	55.7%
Real Estate Tax	32	$649,661,197	48.9%
Insurance	16	$276,139,718	20.8%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Crystal Springs Resort	Hospitality	$50,000,000	3.8%	60	3.93x	22.8%	50.5%
Parkmerced	Multifamily	$37,500,000	2.8%	59	4.00x	11.1%	25.9%

Class A-3 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Cobb Place	Retail	$15,000,000	1.1%	82	1.90x	10.8%	73.4%

(1)

With respect to the mortgage loans listed in the table above, the Pooled Non-VRR Percentage of the balloon payments would be applied to pay down the certificate balance of the Class A-2 and Class A-3 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of pooled certificates, including the Class A-2 and Class A-3 certificates, and the pooled RR interest evidences undivided ownership interests in the entire mortgage pool backing the pooled certificates. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocations Between
the Pooled Non-VRR Certificates
and the Pooled VRR Interest

On each Distribution Date, the aggregate amount available for distributions to holders of the pooled non-VRR certificates and the pooled VRR interest owners (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the pooled VRR interest, in an amount equal to the product of such amount multiplied by approximately 2.85% (the “Pooled VRR Percentage”) and (b) the pooled non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a) (the “Pooled Non-VRR Percentage”).

Distributions

On each Distribution Date, funds available for distribution to holders of the pooled non-VRR certificates (other than the Class S Certificates) (net of any Excess Interest, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the pooled non-VRR certificates):

1.

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the pooled principal balance certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the pooled principal balance certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the pooled principal balance certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the pooled principal balance certificates remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the pooled principal balance certificates remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the pooled principal balance certificates remaining after the distributions to Class A-5 in clause (vi) above.

However, if the certificate balances of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those pooled principal balance certificates, funds available for distributions of principal to the pooled principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.

Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of pooled principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)

5.

Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of pooled principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

6.

Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of pooled principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

7.

Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of pooled principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.

Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of pooled principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.

Class F-RR certificates: (i) first, to interest on the Class F-RR certificates, up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of pooled principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates), to principal on the Class F-RR certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class F-RR certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

10.

After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E and Class F-RR certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the pooled principal balance certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class G-RR and Class H-RR certificates, sequentially, in that order in a manner analogous to the Class F-RR certificates, until the certificate balance of each such class is reduced to zero.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the Starwood Industrial Portfolio whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Realized Losses

The certificate balances of the pooled principal balance certificates and outstanding balance of the pooled VRR Interest will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of pooled principal balance certificates or the pooled VRR Interest, as applicable, on such Distribution Date. On each Distribution Date, the Pooled Non-VRR Percentage of any such loss realized on the mortgage loans will be applied to the pooled principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-RR certificates, then to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances.

The certificate balances of the Class SW-A, Class SW-B, Class SW-C, Class SW-D and Class SW-VR certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the trust subordinate companion loan allocated to such class of certificates on such Distribution Date. On each Distribution Date, the Starwood Non-RR Percentage of any such loss realized on the trust subordinate companion loan will be applied to the loan-specific certificates (other than the Class SW-VR certificates) in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class SW-D certificates; then, to the Class SW-C certificates; then, to the Class SW-B certificates; and, finally, to the Class SW-A certificates.

The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums
and Yield Maintenance
Charges

On each Distribution Date, the Pooled VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the pooled VRR Interest Owners. On each Distribution Date, the Pooled Non-VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated, pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (y) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates and (z) the group (collectively with the YM Group A and the YM Group B, the “YM Groups”) of the Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of pooled principal balance certificates in each YM Group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the respective classes of certificates in such YM Group in the following manner: (A) each class of pooled principal balance certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of pooled principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the pooled principal balance certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of pooled principal balance certificates, will be distributed to the class of Class X certificates in such YM Group. If there is more than one class of pooled principal balance certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of pooled principal balance certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

Yield maintenance charges collected in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the other classes of certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described in the preceding sentence, the Base Interest Fraction will be one.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums
and Yield Maintenance
Charges (continued)

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F-RR, Class G-RR, Class H-RR, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans allocated to the holders of the pooled non-VRR certificates will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

Non-Serviced Loans

The 1633 Broadway, Bellagio Hotel and Casino, 650 Madison Avenue, The Shoppes at Blackstone Valley, Parkmerced, PCI Pharma Portfolio, Broadcasting Square, Harvey Building Products, 19100 Ridgewood and Cobb Place mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The 560 Mission Street mortgage loan will become a “non-serviced loan” upon the securitization of the 560 Mission Street controlling companion loan. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances

The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and each trust subordinate companion loan, and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan, trust subordinate companion loan or serviced whole loan, as applicable, and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction
Amounts

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the pooled VRR interest (to the extent of the Pooled VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of pooled non-VRR certificates then-outstanding (i.e., first, to the Class H-RR certificates, then to the Class G-RR certificates, then, to the Class F-RR certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals

Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if the Martin Brower Phoenix Distribution Center mortgage loan is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain specified persons will have the option to purchase all of the remaining mortgage loans and trust subordinate companion loan (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan or trust subordinate companion loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all pooled certificates senior to the Class F-RR certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the pooled RR Interest, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the pooled RR Interest for the mortgage loans, trust subordinate companion loan and each REO property remaining in the issuing entity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Directing Holder /
Controlling Class
Representative	The “Directing Holder” will be

(a) with respect to any serviced mortgage loan (other than the Starwood Industrial Portfolio mortgage loan and the 560 Mission Street mortgage loan) and any related serviced companion loan, the Controlling Class Representative;

(b) with respect to the Starwood Industrial Portfolio whole loan, (i) for so long as no Starwood Industrial Portfolio control appraisal period is continuing, the Starwood Controlling Class Representative, and (ii) for so long as a Starwood Industrial Portfolio control appraisal period exists, the Starwood Industrial Portfolio note A-2-1 Holder (or a “controlling class representative” or any analogous party for any securitization of all or a portion of Starwood Industrial Portfolio note A-2-1); and

(c) with respect to the 560 Mission Street whole loan, (i) until the securitization of the 560 Mission Street controlling companion loan, the holder of the 560 Mission Street controlling companion loan, and (ii) upon the securitization of the 560 Mission Street controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class F-RR, Class G-RR and Class H-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class F-RR is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

The “Starwood Control Eligible Certificates” will be the Class SW-A, Class SW-B, Class SW-C and Class SW-D certificates.

The “Starwood Controlling Class” will be, as of any time of determination, the most subordinate class of Starwood Control Eligible Certificates then-outstanding that has an aggregate certificate balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided that if, at any time, the certificate balances of all Starwood Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amount) allocable to such classes, have been reduced to zero, the Starwood Controlling Class will be the most senior class of Starwood Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the certificate balance of the Class SW-A certificates have been reduced to zero as a result of the allocation of principal payments on the trust subordinate companion loan, then the “Starwood Controlling Class” will be the most subordinate class of Starwood Control Eligible Certificates that has an aggregate certificate balance greater than zero without regard to the application of appraisal reduction mounts (or any collateral deficiency amount) to notionally reduce the certificate balance of such class.

A “Starwood Controlling Class Certificateholder” is each holder (or certificate owner, if applicable) of a certificate of the Starwood Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Starwood Controlling Class Representative” will be the Starwood Controlling Class Certificateholder (or its representative) selected by more than 50% of the Starwood Controlling Class Certificateholders, by certificate balance, as determined by the certificate registrar from time to time.

It is anticipated that KKR CMBS II Aggregator Type 1 L.P., or its affiliate, is expected to purchase the Class F-RR, Class G-RR, Class H-RR and Class S certificates, and, on the Closing Date, is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P. to be the initial Controlling Class Representative.

The initial Directing Holder for the Starwood Industrial Portfolio whole loan is anticipated to be [__], as the initial Starwood Controlling Class Representative.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation
Rights

The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

Generally, a “Control Termination Event” will occur (a) with respect to any serviced mortgage loan and any related serviced companion loan, in each case excluding the Starwood Industrial Portfolio whole loan and the 560 Mission Street whole loan (and the mortgage loan and companion loans composing each such whole loan), when the Class F-RR certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates, and (b) with respect to the Starwood Industrial Portfolio whole loan, when both (i) a control appraisal period under the Starwood Industrial Portfolio whole loan is continuing and (ii) the holder of the companion loan evidenced by note A-2-1 (which is not included in the issuing entity) has irrevocably waived the right to exercise the rights of the controlling noteholder.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Generally, a “Consultation Termination Event” will occur (a) with respect to any serviced mortgage loan and any related serviced companion loan, in each case excluding the Starwood Industrial Portfolio whole loan and the 560 Mission Street whole loan (and the mortgage loan and companion loans composing each such whole loan), when the Class F-RR certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates, and (b) with respect to the Starwood Industrial Portfolio whole loan, when both (i) a control appraisal period under the Starwood Industrial Portfolio whole loan is continuing and (ii) the holder of the companion loan evidenced by note A-2-1 (which is not included in the issuing entity) has irrevocably waived the right to exercise the rights of the controlling noteholder.

No Control Termination Event or Consultation Termination Event may occur with respect to the holder of the 560 Mission Street controlling companion loan and the terms Control Termination Event and Consultation Termination Event will not be applicable to such holder of the 560 Mission Street controlling companion loan.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention
Consultation Parties

Each pooled VRR Interest Owner and the holder of the Class SW-VR certificates will have the right to appoint a risk retention consultation party. Except with respect to an excluded loan as to such parties, each risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions as described in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans

Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2020-GC45 pooling and servicing agreement (referred to as the “GSMS 2020-GC45 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2020-GC45 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

1633 Broadway	Note	Control	Original Balance	Note Holder
	A-1-S-1	No	$250,000	BWAY 2019-1633
	A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	No(1)	205,000,000	GS Bank(2)
	A-1-C-2	No	45,000,000	GSMS 2020-GC45
	A-2-S-1	No	250,000	BWAY 2019-1633
	A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-6, A-2-C-7	No	235,000,000	DBRI(3)
	A-2-C-5	No	15,000,000	GSMS 2020-GC45
	A-3-S-1	No	250,000	BWAY 2019-1633
	A-3-C-1, A-3-C-2, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	No	250,000,000	JPMCB(4)
	A-4-S-1	No	250,000	BWAY 2019-1633
	A-4-C-1, A-4-C-2, A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	No	250,000,000	WFB(5)
	B-1	Yes(1)	62,250,000	BWAY 2019-1633
	B-2	Yes(1)	62,250,000	BWAY 2019-1633
	B-3	Yes(1)	62,250,000	BWAY 2019-1633
	B-4	Yes(1)	62,250,000	BWAY 2019-1633
Total			$1,250,000,000

(1)

During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Preliminary Prospectus.

(2)	Held by Goldman Sachs Bank USA (“GS Bank”) and anticipated to be contributed to one or more future securitization trusts.
(3)	Held by DBR Investments Co. Limited (“DBRI”) and anticipated to be contributed to one or more future securitization trusts.
(4)	Held by JPMorgan Chase Bank, National Association (“JPMCB”) and anticipated to be contributed to one or more future securitization trusts.
(5)	Held by Wells Fargo Bank (“WFB”) and anticipated to be contributed to one or more future securitization trusts.

560 Mission Street	Note	Control	Original Balance	Note Holder
	A-1-1	No	$60,000,000	GSMS 2020-GC45
	A-1-2	Yes	50,000,000	DBRI(1)(2)
	A-1-3	No	25,000,000	DBRI(1)
	A-1-4	No	15,000,000	DBRI(1)
	A-2-1	No	100,000,000	BANA(3)
	A-2-2	No	50,000,000	BANA(3)
Total			$300,000,000

(1)	Held by DBRI and anticipated to be contributed to one or more future securitization trusts.
(2)

The 560 Mission Street whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the controlling note A-1-2 companion loan held by DBRI, the 560 Mission Street whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the 560 Mission Street whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(3)	Held by Bank of America, N.A. (“BANA”) and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Starwood Industrial Portfolio	Note	Control	Original Balance	Note Holder
	A-1	No	$50,000,000	GSMS 2020-GC45
	A-2-1	No(1)	30,000,000	DBRI(2)
	A-2-2	No	10,000,000	GSMS 2020-GC45
	A-3	No	30,000,000	DBRI(2)
	A-4	No	24,500,000	DBRI(2)
	B-1	Yes(1)	65,527,072	GSMS 2020-GC45(3)
Total			$210,027,072

(1)

The holder of the Starwood Industrial Portfolio Subordinate Note will have the right to appoint the special servicer of the Starwood Industrial Portfolio Whole Loan and to direct certain decisions with respect to the Starwood Industrial Portfolio Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Starwood Industrial Portfolio Subordinate Note, the holder of the Starwood Industrial Portfolio Note A-2-1 will have such rights. For so long as the Starwood Industrial Portfolio Subordinate Note is included in the GSMS 2020-GC45 securitization, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the GSMS 2020-GC45 loan specific certificates.

(2)	Held by DBRI and anticipated to be contributed to one or more future securitization trusts.
(3)	Held by GSMS 2020-GC45 “loan specific certificates”.

Bellagio Hotel and Casino	Note	Control	Original Balance	Note Holder
	A-1-S1	Yes	$258,000,000	BX 2019-OC11
	A-1-S2	No	100,000,000	BX 2019-OC11
	A-2-S1	No	129,000,000	BX 2019-OC11
	A-2-S2	No	50,000,000	BX 2019-OC11
	A-3-S1	No	129,000,000	BX 2019-OC11
	A-3-S2	No	50,000,000	BX 2019-OC11
	A-1-RL	No	180,100,000	Unaffiliated Third Party(1)
	A-2-RL	No	90,050,000	Unaffiliated Third Party(1)
	A-3-RL	No	90,050,000	Unaffiliated Third Party(1)
	A-1-C1	No	100,000,000	MSBNA(2)
	A-1-C2	No	65,000,000	MSBNA(2)
	A-1-C3	No	65,000,000	MSBNA(2)
	A-1-C4	No	35,000,000	MSBNA(2)
	A-1-C5	No	35,000,000	MSBNA(2)
	A-2-C1	No	60,000,000	GSMS 2020-GC45
	A-2-C2	No	37,500,000	CREFI(3)
	A-2-C3	No	15,000,000	CREFI(3)
	A-2-C4	No	18,750,000	CREFI(3)
	A-2-C5	No	18,750,000	CREFI(3)
	A-3-C1	No	50,000,000	JPMCB(4)
	A-3-C2	No	37,500,000	JPMCB(4)
	A-3-C3	No	25,000,000	JPMCB(4)
	A-3-C4	No	18,750,000	JPMCB(4)
	A-3-C5	No	18,750,000	JPMCB(4)
	B-1-S	No	255,350,000	BX 2019-OC11
	B-2-S	No	127,675,000	BX 2019-OC11
	B-3-S	No	127,675,000	BX 2019-OC11
	B-1-RL	No	69,900,000	Unaffiliated Third Party(1)
	B-2-RL	No	34,950,000	Unaffiliated Third Party(1)
	B-3-RL	No	34,950,000	Unaffiliated Third Party(1)
	C-1-S	No	341,650,000	BX 2019-OC11
	C-2-S	No	170,825,000	BX 2019-OC11
	C-3-S	No	170,825,000	BX 2019-OC11
Total			$3,010,000,000

(1)	Held by an unaffiliated third party and anticipated to be contributed to one or more future securitization trusts.
(2)	Held by Morgan Stanley Bank, N.A. (“MSBNA”) and anticipated to be contributed to one or more future securitization trusts.
(3)	Held by Citi Real Estate Funding Inc. (“CREFI”) and anticipated to be contributed to one or more future securitization trusts.
(4)	Held by JPMCB and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Southcenter Mall	Note	Control	Original Balance	Note Holder
	A-1	Yes	$60,000,000	GSMS 2020-GC45
	A-2	No	50,000,000	DBRI(1)
	A-3	No	39,000,000	DBRI(1)
	A-4	No	29,000,000	DBRI(1)
	A-5	No	20,000,000	DBRI(1)
	A-6	No	20,000,000	DBRI(1)
Total			$218,000,000

(1)	Held by DBRI and anticipated to be contributed to one or more future securitization trusts.

650 Madison Avenue	Note	Control	Original Balance	Note Holder
	A-1-1	No(1)	$50,000,000	CGCMT 2019-C7
	A-1-2-1	No	40,000,000	CCRE(2)
	A-1-3	No	20,000,000	GSMS 2020-GC45
	A-1-4, A-1-5	No	182,900,000	CREFI(3)
	A-2-1	No	30,000,000	GSMS 2020-GC45
	A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8	No	116,450,000	GS Bank(4)
	A-3-1	No	60,000,000	BCREI(5)
	A-3-2	No	46,450,000	BCREI(5)
	A-3-3	No	40,000,000	BCREI(5)
	A-4	No	400,000	MAD 2019-650M
	A-5	No	200,000	MAD 2019-650M
	A-6	No	200,000	MAD 2019-650M
	A-7	No	200,000	MAD 2019-650M
	B-1	Yes(1)	85,280,000	MAD 2019-650M
	B-2	No	42,640,000	MAD 2019-650M
	B-3	No	42,640,000	MAD 2019-650M
	B-4	No	42,640,000	MAD 2019-650M
Total			$800,000,000

(1)

The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1.

(2)	Held by Cantor Commercial Real Estate Lending L.P. (“CCRE”) and anticipated to be contributed to one or more future securitization trusts.
(3)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.
(4)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.
(5)	Held by Barclays Capital Real Estate Inc. (“BCREI”) and anticipated to be contributed to one or more future securitization trusts.

The Shoppes at Blackstone Valley	Note	Control	Original Balance	Note Holder
	A-1	Yes	$55,000,000	COMM 2019-GC44
	A-2	No	20,000,000	GSMS 2020-GC45
	A-3	No	20,000,000	GSMS 2020-GC45
	A-4, A-5, A-7, A-8, A-9	No	59,000,000	GS Bank(1)
	A-6	No	10,000,000	GSMS 2020-GC45
Total			$164,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

90 North Campus	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	GSMS 2020-GC45
	A-2	No	30,000,000	GS Bank(1)
Total			$80,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Parkmerced	Note	Control	Original Balance	Note Holder
	A-1	No(1)	$123,500,000	MRCD 2019-PARK
	A-2	No	123,500,000	MRCD 2019-PARK
	A-3	No	65,000,000	An affiliate of BCREI(2)
	A-4	No	50,000,000	CREFI(3)
	A-5	No	50,000,000	An affiliate of BCREI(2)
	A-6	No	12,500,000	CREFI(3)
	A-7	No	35,000,000	An affiliate of BCREI(2)
	A-8	No	10,000,000	CREFI(3)
	A-9	No	40,000,000	CCRE(4)
	A-10	No	37,500,000	GSMS 2020-GC45
	B-1	No	354,000,000	MRCD 2019-PARK
	B-2	No	354,000,000	MRCD 2019-PARK
	C-1	Yes(1)	122,500,000	MRCD 2019-PRKC
	C-2	No	122,500,000	MRCD 2019-PRKC
Total			$1,500,000,000

(1)

The initial Controlling Note is note C-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1.

(2)	Held by an affiliate of BCREI and anticipated to be contributed to one or more future securitization trusts.
(3)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.
(4)	Held by CCRE and anticipated to be contributed to one or more future securitization trusts.

510 East 14th Street	Note	Control	Original Balance	Note Holder
	A-1	No	$50,000,000	CREFI(1)
	A-2	Yes	35,000,000	GSMS 2020-GC45
Total			$85,000,000

(1)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

PCI Pharma Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$40,000,000	COMM 2019-GC44
	A-2	No	20,000,000	GSMS 2020-GC45
	A-3, A-5, A-7	No	33,500,000	GS Bank(1)
	A-4	No	10,000,000	GSMS 2020-GC45
	A-6	No	5,000,000	GSMS 2020-GC45
Total			$108,500,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Broadcasting Square	Note	Control	Original Balance	Note Holder
	A-1	Yes	$32,000,000	COMM 2019-GC44
	A-2	No	30,000,000	GSMS 2020-GC45
Total			$62,000,000

Property Commerce Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$30,000,000	GSMS 2020-GC45
	A-2	No	27,620,000	GS Bank(1)
Total			$57,620,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Harvey Building Products	Note	Control	Original Balance	Note Holder
	A-1-1	No	$40,000,000	CGCMT 2019-C7
	A-1-2	No	20,000,000	GSMS 2020-GC45
	A-2	Yes	50,000,000	Benchmark 2019-B14
	A-3	No	50,000,000	Benchmark 2019-B15
Total			$160,000,000

19100 Ridgewood	Note	Control	Original Balance	Note Holder
	A-1	Yes	$55,000,000	GSMS 2019-GC42
	A-2	No	30,000,000	CGCMT 2019-GC43
	A-3	No	35,000,000	GSMS 2019-GSA1
	A-4	No	20,000,000	GSMS 2020-GC45
Total			$140,000,000

Cobb Place	Note	Control	Original Balance	Note Holder
	A-1	Yes	$25,000,000	COMM 2019-GC44
	A-2	No	15,000,000	GSMS 2020-GC45
Total			$40,000,000

Servicing Standard

Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2020-GC45 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the pooled RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the pooled RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure) in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)

for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

	(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of
Special Servicer

Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holders of the loan-specific certificates and the holder of any related Companion Loan (or in the case of the Starwood Industrial Portfolio whole loan, the loan-specific directing holder) under the related Co-Lender Agreement, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time.

If at any time a Control Termination Event is continuing, , the holders of the pooled principal balance certificates and the Class RR Certificates may generally replace the special servicer without cause (other than with respect to the Starwood Industrial Portfolio whole loan), as described in this paragraph. The holders of at least 25% of the pooled voting rights of the pooled principal balance certificates and Class RR Certificates may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan or the Starwood Industrial Portfolio whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of pooled principal balance certificates and/or the Class RR Certificates evidencing (a) at least 75% of a Pooled Quorum, or (b) more than 50% of the aggregate pooled voting rights of each class of pooled Non-Reduced Interests vote affirmatively to so replace the special servicer.

At no time will holders of the certificates be permitted to replace the special servicer without cause with respect to the Starwood Industrial Portfolio whole loan, other than the Starwood Control Eligible Certificates when the Starwood Controlling Class Representative is the Directing Holder of the Starwood Industrial Portfolio whole loan.

A “Pooled Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above (other than with respect to the Starwood Industrial Portfolio whole loan) or the asset representations reviewer described below, the holders of pooled voting rights evidencing at least 75% of the aggregate pooled voting rights (taking into account the application of pooled realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of all pooled principal balance certificates and Class RR Certificates) on an aggregate basis.

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the pooled RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates and Class RR Certificates on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not risk retention affiliated with each other).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of
Special Servicer
(continued)

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

Servicing Compensation

Modification Fees: With respect to the serviced mortgage loans and serviced whole loans certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or 0.50%, in the case of the 560 Mission Street Whole Loan) and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% (or 0.50%, in the case of the 560 Mission Street Whole Loan) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Operating Advisor

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the pooled RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, the pooled RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) with respect to any mortgage loan or serviced whole loan, a control termination event has occurred and is continuing.

Asset Representations
Reviewer

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Pooled Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution
Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan or trust subordinate companion loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
—all special notices delivered.
—summaries of final asset status reports.
—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.
—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.
■

“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than five months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. Unless otherwise indicated in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the Cut-off Date LTV Ratio is calculated using the “as-is” Appraised Value. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■

“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.
■	“FF&E”: Furniture, fixtures and equipment.
■	“GLA”: Gross leasable area.
■

“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.
■

“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■

“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■

“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■

“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.
■

“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.
■

“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■

“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■

“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.
■	“SF”: Square feet.
■

“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties and multifamily properties properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■

“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■

“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■

“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2019.
■	“TTM”: Trailing twelve months.
■

“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■

“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■

“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■

“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months (with the exception of (i) the Starwood Industrial Portfolio – 1695 Glen Ellyn Road Mortgaged Property (within 26 months) and (ii) the Starwood Industrial Portfolio – 845 Tesler Road Mortgaged Property (within 17 months)) past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Vacant

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1633 broadway

1633 Broadway
1633 Broadway
New York, NY 10019
New York
MANHATTAN
BROOKLYN
MIDTOWN
TIMES SQUARE
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
NINTH AVENUE
BROADWAY
Hearst Tower
Carnegie Hall
Carnegie Mews
Symphony House
Fisk Building
The Argonaut Building
888 Seventh
1740 Broad
Park Central NY Hotel
1745 Broadway
City Spire
Wellington Hotel
NY City Center
Claridge's Apartments
250 W 55th
1710 Broadway
1345 Sixth
Ziegfeld Theater
The Marc
Roundabout Theater
Ed Sullivan Theatre
1700 Broadway
825 Seventh
1325 Sixth
New York Hilton Hotel
Museum of Modern Art (MOMA)
Metropolitan Transportation Authority
St Benedict Moor Church
Manhattan School
888 Eighth
1675 Broadway
810 Seventh
Earle Building
Sheraton New York Hotel & Towers
Calyon Building
CBS Building
Post Office
Alvin Theatre
Times Square Church
Novotel Hotel
Sheraton City Square Inn
787 Seventh
Equitable Life Assurance Society
Sperry Rand Building
Capitol Apts
Gershwin Theatre
Long Acre House
Polyclinic Apartments
1650
Winter Garden Theatre
Michelangelo Hotel
American Management Association
Time & Life Building
Radio City Music Hall
Two Worldwide Plaza
One Worldwide Plaza
Amsterdam Court
Ambassador Theatre
750 Seventh
745 Seventh
1251 Sixth
RCA Building
Elmsford Apts
Belvedere Hotel
Eugene O'Neill Theater
Walter Kerr Theater
Crown Plaza Hotel
1600 Broad
McGraw-Hill Building
1230 Sixth
PS 17
Longacre Theatre
Barrymore Theatre
Morgan Stanley
The Biltmore
Celanese Building
1212 Sixth
Hotel Edison
W Hotel
Paramount Hotel
DoubleTree Guest Suites
Embassy Theatre
J.P. Stevens Company Tower
1180 Sixth
St Luke's Lutheran
Richard Rodgers Theatre
Marriot Marquis
Music Box Theatre
1540 Broadway
Lyceum Theatre
1177 Sixth
1166 Sixth
Al Hirschfeld Theatre
Gerald Schoenfeld Theater
Booth Theatre
Broadhurst Theatre
Shubert Theatre
PlayStation Theater
1530 Broadway
120 W 45th
1155 Sixth
Belasco Theatre
Intercontinental
Second Stage
Hakkasan
St James
Helen Hayes
Paramount Building
229 W 43rd
Times Square Hotel
1500 Broadway
The Town Hall
1133 Sixth
Hippodrome Building

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC, GACC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)	$60,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$390.78
Size (SF)	2,561,512	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 10/31/2019	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	98.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2013	Mortgage Rate	2.99000%
Appraised Value	$2,400,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$190,585,947
Underwritten Expenses	$71,435,784	Escrows(3)
Underwritten Net Operating Income (NOI)	$119,150,163	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$116,677,727	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	41.7%	Insurance	$0	$0
LTV Ratio at Maturity(1)	41.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.93x / 3.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.9% / 11.7%	Other(4)	$36,389,727	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Loan Amount	249,000,000	19.9	Principal Equity Distribution	139,885,652	11.2
			Reserves	36,389,727	2.9
			Origination Costs	20,840,154	1.7

Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)

Calculated based on the aggregate outstanding principal balance of the 1633 Broadway Senior Loan and excludes 1633 Broadway Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.

(2)

The 1633 Broadway Loan consists of the non-controlling Notes A-1-C-2 and A-2-C-5 and is part of the 1633 Broadway Whole Loan, evidenced by 32 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $1,250,000,000. For additional information, see “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Other reserve represents unfunded obligations related to multiple tenants. See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “1633 Broadway Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) consisting of 32 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (the “1633 Broadway Senior Loans”) and four subordinate pari passu notes with an aggregate original principal balance of $249,000,000 (the “1633 Broadway Subordinate Loans”). The 1633 Broadway Whole Loan has an aggregate original principal balance of $1,250,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”).

The 1633 Broadway Loan, which will be included in the GSMS 2020-GC45 securitization transaction, is evidenced by the non-controlling notes A-1-C-2 and A-2-C-5, has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance. GSMC is contributing note A-1-C-2 with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and GACC is contributing note A-2-C-5 with an aggregate outstanding principal balance as of the Cut-Off Date of $15,000,000.

The 1633 Broadway Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) on November 25, 2019. The 1633 Broadway Whole Loan has an interest rate of 2.99000% per annum. The borrowers utilized the proceeds of the 1633 Broadway Whole Loan to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The 1633 Broadway Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 1633 Broadway Whole Loan requires interest-only payments during its term. The scheduled maturity date of the 1633 Broadway Whole Loan is the due date in December 2029. Voluntary prepayment of the 1633 Broadway Loan is permitted on or after the due date in June 2029. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Whole Loan is deposited, the 1633 Broadway Whole Loan may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1633 broadway

The table below summarizes the promissory notes that comprise the 1633 Broadway Whole Loan. The relationship between the holders of the 1633 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	205,000,000	205,000,000	GSBI(2)	No(1)
A-1-C-2	45,000,000	45,000,000	GSMS 2020-GC45	No
A-2-S-1	250,000	250,000	BWAY 2019-1633	No
A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-6, A-2-C-7	235,000,000	235,000,000	DBRI(2)	No
A-2-C-5	15,000,000	15,000,000	GSMS 2020-GC45	No
A-3-S-1	250,000	250,000	BWAY 2019-1633	No
A-3-C-1, A-3-C-2, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	250,000,000	250,000,000	JPMCB(2)	No
A-4-S-1	250,000	250,000	BWAY 2019-1633	No
A-4-C-1, A-4-C-2, A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	250,000,000	250,000,000	WFB(2)	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-2	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-3	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-4	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—1633 Broadway Whole Loan” in the Preliminary Prospectus.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The capital structure for the 1633 Broadway Whole Loan is shown below:

1633 Broadway Total Debt Capital Structure

(1)	The 1633 Broadway Whole Loan interest rate is 2.99000%.

(2)	Based on the Appraised Value of $2.40 billion.

(3)	UW NOI Debt Yield and UW NCF DSCR are calculated based on an UW NOI and UW NCF of $119,150,163 and $116,677,727, respectively. See “Underwritten Cash Flow Analysis” in this Term Sheet.

(4)	Based on the Appraised Value of $2.40 billion, the Implied Borrower Sponsor Equity is $1.15 billion.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1633 broadway

■

The Mortgaged Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 SF.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of net rentable area and is anchored by Equinox (25,458 SF) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The largest tenant based on underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (12.5% of NRA; 15.7% of underwritten base rent), occupies 320,911 SF. Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

The second largest tenant based on underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (10.2% of NRA; 11.1% of underwritten base rent), occupies 260,829 SF of office space. Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

The third largest tenant based on underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (11.5% of NRA; 10.4% of underwritten base rent), occupies 293,888 SF of office space. Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 SF. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which will occupy the space through July 2026. The operator is responsible for a

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1633 broadway

contract rent of approximately $2.39 million, or $10,168 per space, which will increase by 1.50% per annum throughout the remainder of the lease.

The following table presents certain information relating to the tenants at the 1633 Broadway Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Allianz(3)	AA-/Aa3/AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031	5 or 10-year terms; 15 years max in aggregate
Morgan Stanley(4)	A/A3/BBB+	260,829	10.2	18,677,050	11.1	71.61	3/31/2032	2, 5-year or 1, 10-year option
WMG Acquisition Corp(5)	NR/NR/NR	293,888	11.5	17,520,179	10.4	59.62	7/31/2029	1, 5 or 10-year option
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2	14,438,861	8.6	55.28	1/31/2026	1, 5 or 10-year option
Kasowitz Benson Torres(6)	NR/NR/NR	203,394	7.9	13,830,452	8.2	68.00	3/31/2037	2, 5-year options
New Mountain Capital, LLC(7)	NR/NR/NR	108,374	4.2	9,320,164	5.5	86.00	10/15/2035	1, 5-year option
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1	8,918,784	5.3	84.00	12/15/2025	None
MongoDB, Inc.	NR/NR/NR	106,230	4.1	8,073,480	4.8	76.00	12/31/2029	1, 5-year option
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2	7,994,846	4.7	74.58	12/31/2033	1, 5-year option
Assured Guaranty Municipal	NR/NR/A	103,838	4.1	7,256,550	4.3	69.88	2/28/2032	1, 5-year option
Total / Wtd. Avg.		1,872,041	73.1%	$132,557,430	78.5%	$70.81
Remaining Owned Tenants		649,710	25.4	36,213,171	21.5	55.74
Vacant Spaces (Owned Space)		39,761	1.6	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		2,561,512	100.0%	$168,770,601	100.0%	$66.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.

(3)

Allianz Asset Management of America L.P. subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(4)

Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(5)

WMG Acquisition Corp subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(6)

Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 PSF through April 30, 2021. Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023. Underwritten base rent is based on the contractual rent under the prime lease.

(7)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	9,482	0.40%	0.4%	$638,145	0.4%	$67.30	10
2020	960	0.0	0.4%	28,800	0.0	$30.00	2
2021	86,460	3.4	3.8%	4,756,000	2.8	$55.01	3
2022	116,337	4.5	8.3%	2,813,374	1.7	$24.18	4
2023	38,550	1.5	9.8%	1,299,854	0.8	$33.72	2
2024	51,276	2.0	11.8%	4,666,116	2.8	$91.00	1
2025	106,176	4.1	16.0%	8,918,784	5.3	$84.00	1
2026	383,584	15.0	31.0%	20,397,741	12.1	$53.18	3
2027	55,247	2.2	33.1%	4,584,436	2.7	$82.98	2
2028	90,001	3.5	36.6%	6,043,229	3.6	$67.15	2
2029	399,717	15.6	52.2%	25,579,624	15.2	$63.99	3
2030	0	0.0	52.2%	0	0.0	$0.00	0
2031 & Thereafter	1,183,961	46.2	98.4%	89,044,498	52.8	$75.21	10
Vacant	39,761	1.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	2,561,512	100.0%		$168,770,601	100.0%	$66.93	43

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to historical occupancy at the 1633 Broadway Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019
86.3%	95.4%	95.4%	98.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	0	0	0	0	7,558,579	2.95
Potential Income from Vacant Space	0	0	0	0	2,879,875	1.12
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	1.67
Concessions	0	0	0	0	0	0.00
Vacancy & Credit Loss	(309,756)	0	0	0	(8,170,549)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40

Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52
TI/LC	0	0	0	0	2,011,364	0.79
Capital Expenditures	0	0	0	0	461,072	0.18
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

■	Appraisal. According to the appraisal, the 1633 Broadway Property had an “as-is” appraised value of $2,400,000,000 as of October 24, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,450,000,000	N/A	4.50%
Discounted Cash Flow Approach	$2,400,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■

Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

■

Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the primary office competition for the 1633 Broadway Property:

Competitive Set – Comparable Office Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1633 broadway

The following table presents certain information relating to the primary retail competition for the 1633 Broadway Property:

Competitive Set – Comparable Retail Leases(1)

Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY
1740 Broadway New York, NY	Sweetgreen	Q2 2019 / 127 Mos.	2,706	$215.00	MG
1700 Broadway New York, NY	Confidential Restaurant	Q1 2019 / 150 Mos.	1,914	$235.11	MG
1290 Sixth Avenue New York, NY	Just Salad	Q1 2019 / 120 Mos.	1,795	$255.00	MG
1865 Broadway New York, NY	Target	Q4 2018 / 134 Mos.	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	$735.16 $100.00 $50.00	MG
1619 Broadway New York, NY	CVS	Q4 2018 / 186 Mos.	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	$531.80 $75.00 $125.00	MG
129 West 52nd New York, NY	Bulldozer Restaurant Group	Q4 2018 / 180 Mos.	5,200	$150.00	MG
120 West 55th New York, NY	Quality Branded	Q4 2018 / 120 Mos.	Grd. Fl. 6,500 LL 2,500	$175.00 $25.00	MG
850 Eighth Avenue New York, NY	Dunkin Donuts	Q2 2018 / 120 Mos.	Grd. Fl. 850 LL 250	$411.18 $30.00	MG
1674 Broadway New York, NY	Flash Dancers	Q2 2018 / 120 Mos.	1,800	$375.00	MG
1360 Avenue of the Americas New York, NY	Bank of America	Q1 2018 / 120 Mos.	1,346	$350.00	MG
1695 Broadway New York, NY	Hen Penny Chicken	Q4 2017 / 120 Mos.	Grd. Fl. 1,250 LL 1,000	$297.00 $25.00	MG
787 Seventh Avenue New York, NY	Citibank	Q3 2017 / 120 Mos.	3,874	$283.94	MG

(1)	Source: Appraisal.

■

The Borrowers. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership. PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

■

Escrows. On the origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no 1633 Broadway Whole Loan event of default is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the loan documents) equal to or greater than 5.75%.

■

Lockbox and Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the 1633 Broadway Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

■

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC pursuant to a management agreement. Under the 1633 Broadway Whole Loan documents, the 1633 Broadway Property is required to be managed by (i) Paramount Group Property-Asset Management LLC or Paramount Group Property-Asset Management TRS LLC, (ii) any management company that is an affiliate of the borrower sponsor, (iii) any reputable management company that has, for at least five years prior to its engagement as property manager, managed at least five Class A office properties, and at the time of its engagement as property manager, manages at least 7,500,000 leasable square feet of Class A office space, and is not the subject of a bankruptcy or similar event, or (iv) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been delivered. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the 1633 Broadway Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1633 Broadway Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy, or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■

Mezzanine or Subordinate Secured Indebtedness. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers are permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 3.08x, and (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 9.35%; (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender; and (iv) receipt of a Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Release of Collateral. None.

■

Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

560 Mission Street

Floor	Tenant	Tenant	Tenant
31	Seyfarth Shaw 19,801 SF Exp. 9/2027		
30	Seyfarth Shaw 19,795 SF Exp. 9/2027		
29	Seyfarth Shaw 10,099 SF Exp. 9/2027	CITCO 9,696 SF Exp. 9/2024	
28	Munger Tolles & Olson 19,795 SF Exp. 9/2027		
27	Munger Tolles & Olson 22,074 SF Exp. 9/2027		
26	JP Morgan 22,003 SF Exp. 9/2025		
25	JP Morgan 22,002 SF Exp. 9/2025		
24	JP Morgan 22,002 SF Exp. 9/2025		
23	JP Morgan 22,002 SF Exp. 9/2025		
22	JP Morgan 20,972 SF Exp. 9/2025		
21	Alston & Bird 10,664 SF Exp. 9/2021	Alston & Bird 5,139 SF Exp. 5/2024	Five9, Inc 5,900 SF Exp. 10/2024
20	JP Morgan 21,650 SF Exp. 9/2025		
19	JP Morgan 21,650 SF Exp. 9/2025		
18	Vacant 7,173 SF	EY 14,525 SF Exp. 12/2028	
17	EY 21,650 SF Exp. 12/2028		
16	EY 21,650 SF Exp. 12/2028		
15	EY 21,650 SF Exp. 12/2028		
14	EY 21,650 SF Exp. 12/2028		
13	Delta Dental 21,698 SF Exp. 4/2025		
12	Delta Dental 21,698 SF Exp. 4/2025		
11	TIAA-CREF 21,511 SF Exp. 9/2027		
10	TIAA-CREF 21,524 SF Exp. 9/2027		
9	TIAA-CREF 21,661 SF Exp. 9/2027		
8	EY 21,835 SF Exp. 12/2028		
7	ARUP 24,916 SF Exp. 9/2026		
6	ARUP 24,916 SF Exp. 9/2026		
5	JP Morgan 24,836 SF Exp. 9/2025		
4	JP Morgan 24,836 SF Exp. 9/2025		
3	JP Morgan 24,836 SF Exp. 9/2025		
2	JP Morgan 17,544 SF Exp. 9/2025	Vacant 3,845 SF	
1	CWP Management Services 2,353 SF Exp. 9/2022	Mixt Greens 2,067 SF Exp. 1/2022	Split Bread 2,500 SF Exp. 3/2025

	Leased SF	Vacant
Storage Space	2,151	0

VACANT | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

560 Mission Street
560 Mission Street
San Francisco, CA 94105
San Francisco
Oakland
San Jose
Pacific Ocean
San Francisco Bay
CHINATOWN
JACKSON SQUARE
NORTH FINANCIAL DISTRICT
SOUTH FINANCIAL DISTRICT
YERBA BUENA
Salesforce Transit Center
Salesforce Tower
EMBARCADERO
MONTGOMERY
BART
MUNI
CABLE CAR
CALTRAIN EXTENSION (FUTURE)
Ferry Building
One Market Plaza
Transamerica Pyramid Center
Yerba Buena Center for the Arts
Martin Luther King Memorial
Moscone South
Moscone Center West
80
MAP © 2019 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GACC
Location (City/State)	San Francisco, California		Cut-off Date Principal Balance(2)	$60,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)	$449.00
Size (SF)	668,149		Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 10/31/2019	98.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	98.4%		Type of Security	Fee Simple
Year Built / Latest Renovation	2002 / NAP		Mortgage Rate	2.58900%
Appraised Value	$842,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$54,738,187
Underwritten Expenses	$12,064,089		Escrows(3)
Underwritten Net Operating Income (NOI)	$42,674,098			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,204,170		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	35.6%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	35.6%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	5.42x / 5.23x		TI/LC	$2,152,612	$0
Debt Yield Based on Underwritten NOI / NCF(1)	14.2% / 13.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$300,000,000	100.0%	Principal Equity Distribution	$295,451,251	98.5%
			Origination Costs	2,396,137	0.8
			Reserves	2,152,612	0.7

Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 560 Mission Street Whole Loan. See “—The Mortgage Loan” below.

(2)	The 560 Mission Street Loan consists of the non-controlling Note A-1-1 and is part of the 560 Mission Street Whole Loan, which is evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $300,000,000. The related companion loan, evidenced by the controlling Note A-1-2, is currently held by DBR Investments Co. Limited (“DBRI”) and is expected to be contributed to one or more future securitization transactions. For additional information, see “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “560 Mission Street Loan”) is part of a whole loan (the “560 Mission Street Whole Loan”) consisting of six pari passu promissory notes with an aggregate original principal balance of $300,000,000. The 560 Mission Street Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in an office building located in San Francisco, California (the “560 Mission Street Property”). The 560 Mission Street Loan is evidenced by the non-controlling note A-1-1, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The 560 Mission Street Whole Loan was co-originated by DBRI and Bank of America, N.A. (“BANA”), on December 5, 2019. The 560 Mission Street Whole Loan has an interest rate equal to 2.58900% per annum. The proceeds of the 560 Mission Street Whole Loan were primarily used to recapitalize the 560 Mission Street Property, fund upfront reserves and pay origination costs.

The 560 Mission Street Whole Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 560 Mission Street Whole Loan requires monthly payments of interest only for the term of the 560 Mission Street Whole Loan. The scheduled maturity date of the 560 Mission Street Whole Loan is the due date in December 2029. At any time after the earlier to occur of (i) December 5, 2022 or (ii) the second anniversary of the securitization closing date of the last note to be securitized, the 560 Mission Street Whole Loan may be defeased with certain “government securities” as permitted under the 560 Mission Street Whole Loan documents. Voluntary prepayment of the 560 Mission Street Whole Loan is permitted on or after the due date occurring in February 2022 with the payment of a prepayment fee in an amount equal to the greater of (i) the yield maintenance amount, or (ii) 1.00% of the outstanding principal balance as of the prepayment date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

The table below summarizes the promissory notes that comprise the 560 Mission Street Whole Loan. The relationship between the holders of the 560 Mission Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1-1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-1-2	50,000,000	50,000,000	DBRI(1)	Yes
Note A-1-3	25,000,000	25,000,000	DBRI(1)	No
Note A-1-4	15,000,000	15,000,000	DBRI(1)	No
Note A-2-1	100,000,000	100,000,000	BANA(1)	No
Note A-2-2	50,000,000	50,000,000	BANA(1)	No
Total	$300,000,000	$300,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 560 Mission Street Property is a 31-story Class A LEED Platinum office building totaling 668,149 SF located in San Francisco, California. The 560 Mission Street Property is 98.4% leased, as of October 31, 2019, to 13 tenants from industries including technology, financial services, consulting services, insurance and law. No tenant comprises more than 36.9% of NRA or 36.6% of underwritten base rent.

The 560 Mission Street Property has floor-to-ceiling glass and column-free space throughout the building allowing for 360-degree access to light and air. The glass and metal curtain wall design, enhanced by the building’s setbacks and cornice, was inspired by the composition of the Hallidie Building, which is San Francisco’s first curtain wall building. The 560 Mission Street Property has held the LEED Platinum designation since 2010 and received awards from a building management agency in 2010 and 2011. There is a two-level, below-grade parking garage that has 117 parking spaces, including seven handicapped parking spaces.

The borrower sponsor has invested approximately $2.5 million in capital since 2014. Recent leasing at the 560 Mission Street Property includes 90,621 SF of new and renewal leases since 2018, including new leases with Delta Dental (43,396 SF) and expansion leases with TIAA-CREF (21,661 SF) and EY (14,525 SF). The borrower sponsor has made investments to both the common areas and back-of-house infrastructure including new lobby and plaza furniture, elevator lobby upgrade, garage enhancement with bike area, and restroom and shower room upgrades. The bike area is able to house 70 bicycles on a first come, first serve basis.

The largest tenant based on underwritten base rent, JPMorgan (36.9% of NRA; 36.6% of underwritten base rent), occupies 246,384 SF. JPMorgan is an American multinational investment bank and financial services holding company headquartered in New York City. As of the third quarter of 2019, JPMorgan Chase had revenues of approximately $29.3 billion and a net income of approximately $9.1 billion. In addition, JPMorgan Chase had assets of approximately $2.6 trillion with a presence in over 100 markets. JPMorgan is incorporated in New York City. JPMorgan has two 5-year options to renew at least 50% of its premises with 17 - 20 months’ notice. The first option is at 95% of base rent and the second option is at market rent. JPMorgan also has a right of first offer to lease any space in the building effective October 1, 2018. In addition, JPMorgan has an option to terminate one full floor effective between September 30, 2018 and September 30, 2021 with 12 months’ notice and termination fee of between approximately $137,136 and $210,495 depending on the floor terminated, plus the unamortized leasing costs at 8% interest. JPMorgan initially leased the entire 560 Mission Street Property and later reduced its footprint and subleased portions of its space to certain of the current tenants.

The second largest tenant based on underwritten base rent, Ernst & Young (“EY”) (18.4% of NRA; 16.9% of underwritten base rent), occupies 122,760 SF of office space. EY occupies six suites with leases expiring in December 2028. EY is a multinational professional services firm headquartered in London, England, United Kingdom. EY is one of the largest professional services firms in the world. Along with Deloitte, KPMG and PricewaterhouseCoopers, EY is considered one of the Big Four accounting firms. The tenant has two, five-year options to renew its entire premises at market rent with 12 - 15 months’ notice. EY also has an option to expand and occupy 50%-100% of a full floor with notice by October 1, 2021 and delivery date between April 2022 and October 2024.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

The third largest tenant based on underwritten base rent, Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (“TIAA-CREF”) (9.7% of NRA; 9.8% of underwritten base rent), occupies 64,696 SF of office space. TIAA-CREF is a financial services organization that provides financial services in the academic, research, medical, cultural and governmental fields. The tenant has one, five-year option to renew at least two contiguous floors at market rent with 15-18 months’ notice. In addition, the tenant has a one-time option to terminate the lease for any or all of its leased premises effective March 31, 2023 with notice by March 31, 2022 and a termination fee equal to the unamortized leasing costs at 8% interest.

The following table presents certain information relating to the ten largest tenants at the 560 Mission Street Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
JPMorgan(3)	AA- / A2 / A-	246,384	36.9%	$18,489,301	36.6%	$75.04	9/30/2025	2, 5-year options
EY	NR / NR / NR	122,760	18.4	8,553,330	16.9	$69.68	12/31/2028	2, 5-year options
TIAA-CREF(4)	NR / NR / NR	64,696	9.7	4,942,127	9.8	$76.39	9/30/2027	1, 5-year option
Seyfarth Shaw(5)	NR / NR / NR	49,695	7.4	4,639,525	9.2	$93.36	9/30/2027	1, 5-year option
Munger Tolles & Olson	NR / NR / NR	41,869	6.3	3,820,128	7.6	$91.24	9/30/2027	1, 5-year option
ARUP	NR / NR / NR	49,832	7.5	3,594,880	7.1	$72.14	9/30/2026	1, 5-year option
Delta Dental	NR / NR / NR	43,396	6.5	3,262,945	6.5	$75.19	4/30/2025	1, 5-year option
Alston & Bird(6)	NR / NR / NR	15,823	2.4	1,342,519	2.7	$84.85	Various	NAP
CITCO	NR / NR / NR	9,696	1.5	884,663	1.8	$91.24	9/30/2024	NAP
Five9, Inc	NR / NR / NR	5,900	0.9	525,100	1.0	$89.00	10/31/2024	NAP
Ten Largest Tenants		650,051	97.3%	$50,054,519	99.2%	$77.00
Remaining Tenants		7,080	1.1	422,074	0.8	$59.61
Vacant Spaces		11,018	1.6	0	0.0	$0.00
Totals / Wtd. Avg. Tenants		668,149	100.0%	$50,476,593	100.0%	$76.81

(1)	Based on the underwritten rent roll as of October 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	JPMorgan has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee.

(4)	TIAA-CREF has the one-time right to terminate the lease for all or any portion of its space effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee.

(5)	Seyfarth Shaw has the one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.

(6)	Alston & Bird has 10,684 SF of space expiring in September 2021 and 5,139 SF expiring in May 2024.

The following table presents certain information relating to the lease rollover schedule at the 560 Mission Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	10,784	1.6	1.6%	897,426	1.8	$83.22	2
2022	4,420	0.7	2.3%	261,610	0.5	$59.19	2
2023	0	0.0	2.3%	0	0.0	$0.00	0
2024	20,735	3.1	5.4%	1,856,856	3.7	$89.55	3
2025	292,340	43.8	49.1%	21,910,710	43.4	$74.95	15
2026	49,832	7.5	56.6%	3,594,880	7.1	$72.14	2
2027	156,260	23.4	80.0%	13,401,780	26.6	$85.77	8
2028	122,760	18.4	98.4%	8,553,330	16.9	$69.68	6
2029	0	0.0	98.4%	0	0.0	$0.00	0
2030	0	0.0	98.4%	0	0.0	$0.00	0
2031 & Thereafter	0	0.0	98.4%	0	0.0	$0.00	0
Vacant	11,018	1.6	100.0%	0	0.0	$0.00	0
Total	668,149	100.0%		$50,476,593	100.0%	$76.81	38

(1)	Calculated based on the approximate SF occupied by each tenant.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

The following table presents certain information relating to historical occupancy at the 560 Mission Street Property:

Historical Leased %(1)

2017	2018	As of 10/31/2019
97.8%	97.3%	98.4%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 560 Mission Street Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$36,190,949	$31,345,165	$47,586,908	$48,362,119	$50,476,593	$75.55
Credit Tenant Rent Steps(3)	0	0	0	0	2,163,939	3.24
Rent Steps(4)	0	0	0	0	1,099,025	1.64
Gross Up Vacancy	0	0	0	0	946,514	1.42
Reimbursements	11,308,135	8,261,973	40,660	422,347	229,001	0.34
Other Income(5)	2,886,498	2,749,759	1,944,237	2,008,255	2,008,255	3.01
Vacancy & Credit Loss	0	0	0	0	(2,185,140)	(3.27)
Effective Gross Income	$50,385,582	$42,356,897	$49,571,805	$50,792,721	$54,738,187	$81.93

Real Estate Taxes	$2,901,633	$3,060,589	$2,988,259	$2,930,953	$3,085,825	4.62
Insurance	648,379	607,821	669,313	858,742	1,042,282	1.56
Management Fee(6)	1,526,013	1,182,649	1,462,233	1,651,605	1,000,000	1.50
Other Operating Expenses	7,464,791	6,734,402	6,582,475	7,037,948	6,935,981	10.38
Total Operating Expenses	$12,540,816	$11,585,462	$11,702,280	$12,479,248	$12,064,089	$18.06

Net Operating Income	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$42,674,098	$63.87
TI/LC	0	0	0	0	1,336,298	2.00
Capital Expenditures	0	0	0	0	133,630	0.20
Net Cash Flow	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$41,204,170	$61.67

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on 668,149 SF.

(3)	Represents straight-line average rent for the tenants, TIAA-CREF, JPMorgan, Seyfarth Shaw and Munger Tolles & Olson through the earlier of the loan term or lease term.

(4)	Includes contractual rent steps through November 1, 2020.

(5)	Underwritten Other Income consists of parking income ($1,491,645), net tenant service revenue ($191,861), and miscellaneous income ($324,748).

(6)	Management fees above 3.0% of Effective Gross Income are subordinate to the 560 Mission Street Whole Loan.

■	Appraisal. According to the appraisal, the 560 Mission Street Property had an “as-is” appraised value of $842,000,000, as of October 31, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$835,000,000	N/A	4.75%
Income Capitalization Approach	$842,000,000	6.50%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report, dated November 25, 2019, there are no recognized environmental conditions or recommendations for further action at the 560 Mission Street Property.

■	Market Overview and Competition. The 560 Mission Street Property is located in San Francisco, in the South Financial District submarket.

The South Financial District submarket is the historic center of business activity in San Francisco. The submarket represents half of the metropolitan’s central business district, in conjunction with the North Financial District. The Financial District contains well-known buildings, including the Transamerica Pyramid, 555 California Street

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

(formerly Bank of America Center), 101 California Street, and Embarcadero Center. These skyscrapers are heavily tenanted by financial institutions, and house many Fortune 500 firms, including Wells Fargo, Citigroup, Amazon’s Twitch division, and PricewaterhouseCoopers. According to a third party market research report, the South Financial District office submarket has a total inventory of 30,508,228 SF as of October 1, 2019.

The following chart displays six lease comparables for the office space. The office lease comparables range from $81.96 PSF to $114.96 PSF.

Competitive Set – Comparable Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Base Rent PSF	Lease Type
560 Mission Street San Francisco, CA	668,149	Various	Various / Various	Various	$76.81(2)	Modified
Blue Shield California Building San Francisco, CA	639,450	Glassdoor	June 2019 / 10.3 years	11,688	$87.96	Modified
140 New Montgomery Street San Francisco, CA	285,100	Benchmark Capital Partners	June 2019 / 10 years	12,364	$114.96	Modified
303 Second Street San Francisco, CA	700,945	Sony (PlayStation)	June 2019 / 10.3 Years	130,888	$90.00	Modified
101 California Street San Francisco, CA	1,203,065	The Blackstone Group	June 2019 / 10.0 Years	24,424	$114.96	Modified
201 Mission Street San Francisco, CA	483,289	Silicon Legal Strategy	July 2019 / 5.1 Years	17,636	$81.96	Modified
Pine Street Center San Francisco, CA	365,808	Bank of the Orient	October 2019 / 6.2 Years	10,353	$84.00	Modified

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of October 31, 2019.

■	The Borrower. The borrower is NOP 560 Mission, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 560 Mission Street Whole Loan. There is no non-recourse carve-out guarantor and no separate environmental indemnitor for the 560 Mission Street Whole Loan.

The borrower is owned by a joint venture between CalPERS and CommonWealth Partners. CalPERS is the nation’s largest public pension fund. The CalPERS retirement system serves more than 1.9 million members and the CalPERS health program administers benefits for 1.4 million members and their families. CommonWealth Partners is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States.

■	Escrows. On the origination date, the borrower funded a tenant improvements and leasing commissions reserve equal to $2,152,612.

On each due date during the continuance of a 560 Mission Street Trigger Period, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) a capital expenditure reserve in the amount of approximately $11,136, capped at approximately $267,260 and (iii) a rollover reserve in the amount of approximately $83,519, capped at approximately $2,004,447. The borrower is permitted to deposit cash or a letter of credit meeting the requirements of the loan documents in an amount equal to the funds then required to be deposited into the capital expenditure reserve or rollover reserve in order to prevent a sweep of funds into such account.

A “560 Mission Street Trigger Period” means each period (i) commencing upon an event of default as described under the 560 Mission Street Whole Loan documents or, if a mezzanine loan is then outstanding, under such mezzanine loan and ending if the applicable event of default has been cured and the cure accepted by the applicable lender, (ii) during a 560 Mission Street Low Debt Yield Trigger Period or (iii) during a 560 Mission Street Cash Trap Trigger Period.

A “560 Mission Street Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, the debt yield (as calculated under the loan documents) is less than 7.0% for two consecutive calendar quarters and will end if a debt yield of at least 7.0% has been achieved for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

A “560 Mission Street Cash Trap Trigger Period” shall commence if, as of the last day of any calendar quarter, the debt yield is less than 6.50% for two consecutive calendar quarters and will end if a debt yield of at least 6.50% has been achieved for two consecutive calendar quarters; provided that for the avoidance of doubt, if the debt yield is greater than 6.50% but does not exceed 7.0%, a 560 Mission Street Low Debt Yield Trigger Period shall still exist notwithstanding the expiration of the 560 Mission Street Cash Trap Trigger Period.

At any time after the lockout expiration date, the borrower has the right prepay such portion of the 560 Mission Street Whole Loan (or deliver cash or a letter of credit meeting the requirements of the loan documents in an amount equal to the amount of the prepayment that would be required) in order for borrower to satisfy the thresholds set forth in the definitions of (and therefore to end) either a 560 Mission Street Cash Trap Trigger Period or a 560 Mission Street Low Debt Yield Trigger Period. If prior to the open prepayment date, the prepayment fee in an amount equal to the greater of (i) the yield maintenance amount, or (ii) one percent (1%) of the outstanding principal balance as of the prepayment date is required in connection with any such prepayment.

■	Lockbox and Cash Management. The 560 Mission Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 560 Mission Street Property into such lockbox account within two business days of receipt. If no 560 Mission Street Trigger Period exists, on each business day, all funds in the lockbox account are required to be swept into the borrower’s operating account. Following the occurrence and during the continuance of a 560 Mission Street Trigger Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax and insurance reserves, as described under “Escrows,” to pay debt service on the 560 Mission Street Whole Loan, to make deposits into the capital expenditure and rollover reserves as described under “Escrows,” to pay monthly operating expenses as set forth in the lender-approved annual budget, to pay mezzanine debt service if a mezzanine loan is then outstanding, to pay lender-approved extraordinary expenses, and to pay any remainder (i) if a 560 Mission Street Cash Trap Trigger Period is continuing, to a cash collateral account to be held as additional collateral for the 560 Mission Street Whole Loan during the continuance of such 560 Mission Street Cash Trap Trigger Period and (ii) if no 560 Mission Street Cash Trap Trigger period is continuing, to the borrower.

■	Property Management. The 560 Mission Street Property is currently managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower. The lender may require the borrower to replace the property manager with another property manager chosen by the borrower and approved by the lender in its sole discretion (or an unaffiliated property manager that satisfies certain criteria set forth in the 560 Mission Street Whole Loan documents), and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager is insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “560 Mission Street Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the 560 Mission Street Permitted Mezzanine Loan may not exceed $180,000,000; (ii) after giving effect to the 560 Mission Street Permitted Mezzanine Loan, (a) the loan-to-value ratio on the 560 Mission Street Whole Loan and the 560 Mission Street Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 60%, (b) the debt service coverage ratio on the Total Debt is at least 2.00x, and (c) the debt yield on the Total Debt is at least 8.00%; (iii) the 560 Mission Street Permitted Mezzanine Loan is at least co-terminous with the 560 Mission Street Whole Loan and has either a fixed rate or a hedged floating rate that results in a Total Debt debt service coverage ratio of at least 2.00x, (iv) the holder of the 560 Mission Street Permitted Mezzanine Loan enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the rating agencies; and (v) a rating agency confirmation is delivered in connection with the consummation of the 560 Mission Street Permitted Mezzanine Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

560 mission STREET

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal 100% of the full replacement cost of the 560 Mission Street Property, plus 24 months of business interruption insurance with a 12 month extended period of indemnity; provided, that such coverage is available; provided further, however, that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect borrower shall not be obligated to pay insurance premiums for terrorism coverage in excess of two times the insurance premiums that would then be payable under policies obtained at then current market rates for all risk and business interruption insurance (excluding terrorism components of such insurance). See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

Rochester
Winona
Oshkosh
Fond du Lac
West Bend
WI
Madison
Milwaukee
Racine
Waterloo
Dubuque
Waukegan
IA
Cedar Rapids
Chicago
Davenport
Burlington
Peoria
Bloomington
Urbana
IL
Decatur
Quincy
Springfield
MO
Columbia
Jefferson City
St. Louis
Muskegon
Grand Rapids
Saginaw
Flint
Lansing
Pontiac
MI
Kalamazoo
Ann Arbor
Detroit
Toronto
Hamilton
Erie
Toledo
Cleveland
Fort Wayne
Akron
Youngstown
PA
Lima
Canton
Pittsburgh
Kokomo
OH
Columbus
Wheeling
Indianapolis
Dayton
Morgantown
Bloomington
IN
Cincinnati
WV
KY
Huntington
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Starwood Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	1245 Lakeside Drive	1245 Lakeside Drive	Romeoville, IL	60446
2	12857 South Hamlin Court	12857 South Hamlin Court	Alsip, IL	60803
3	1695 Glen Ellyn Road	1695 Glen Ellyn Road	Glendale Heights, IL	60139
4	845 Telser Road	845 Telser Road	Lake Zurich, IL	60047
5	221 South Swift Road	221 South Swift Road	Addison, IL	60101
6	201 South Swift Road	201 South Swift Road	Addison, IL	60101
7	1600-1640 Northwind Parkway	1600-1640 Northwind Parkway	Hobart, IN	46342
8	1650 Northwind Parkway	1650 Northwind Parkway	Hobart, IN	46342
9	1701-1721 Northwind Parkway	1701-1721 Northwind Parkway	Hobart, IN	46342
10	1851 Northwind Parkway	1851 Northwind Parkway	Hobart, IN	46342
11	1901 Northwind Parkway	1901 Northwind Parkway	Hobart, IN	46342
12	6221-6241 Northwind Parkway	6221-6241 Northwind Parkway	Hobart, IN	46342
13	6451-6471 Northwind Parkway	6451-6471 Northwind Parkway	Hobart, IN	46342
14	101 45th Street	101 45th Street	Munster, IN	46321
15	215 45th Street	215 45th Street	Munster, IN	46321
16	225 45th Street	225 45th Street	Munster, IN	46321
17	235 45th Street	235 45th Street	Munster, IN	46321
18	333 45th Street	333 45th Street	Munster, IN	46321
19	480 West 45th Street	480 45th Street	Munster, IN	46321
20	775 Commerce Parkway West Drive	775 Commerce Parkway West Drive	Greenwood, IN	46143
21	999 Gerdt Court	999 Gerdt Court	Greenwood, IN	46143
22	8401 Bearing Drive	8401 Bearing Drive	Indianapolis, IN	46268
23	8421 Bearing Drive	8421 Bearing Drive	Indianapolis, IN	46268
24	8441 Bearing Drive	8441 Bearing Drive	Indianapolis, IN	46268
25	3890 Perry Boulevard	3890 Perry Boulevard	Whitestown, IN	46075
26	4820-4850 Indianapolis Road	4820-4850 Indianapolis Road	Whitestown, IN	46075
27	4910-4938 Indianapolis Road	4910-4938 Indianapolis Road	Whitestown, IN	46075
28	2240 Creekside Parkway	2240 Creekside Parkway	Lockbourne, OH	43137
29	5701 North Meadows Drive	5701 North Meadows Drive	Grove City, OH	43123
30	5900 North Meadows Drive	5900 North Meadows Drive	Grove City, OH	43123
31	4410 North 132nd Street	4410 North 132nd Street	Butler, WI	53007
32	W234N2091 Ridgeview Parkway Court	W234N2091 Ridgeview Parkway Court	Pewaukee, WI	53188
33	4700 Ironwood Drive	4700 Ironwood Drive	Franklin, WI	53132

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	33		Loan Seller	GACC
Location (City/State)(1)	Various		Cut-off Date Principal Balance(3)	$60,000,000
Property Type(1)	Industrial		Cut-off Date Principal Balance per SF(2)	$35.50
Size (SF) (1)	4,070,396		Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 11/26/2019(1)	98.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 11/26/2019(1)	98.4%		Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / Various		Mortgage Rate	3.23100%
Appraised Value(1)	$319,450,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$26,338,363
Underwritten Expenses	$7,461,253	Escrows(4)
Underwritten Net Operating Income (NOI)	$18,877,110		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,383,310	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	45.2%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	45.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.99x / 3.67x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.1% / 12.0%	Other(5)	$880,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$144,500,000	44.5%	Purchase Price	$319,625,000	98.5%
Subordinate Loan Amount	65,527,072	20.2	Origination Costs	4,078,862	1.3
Principal’s New Cash Contribution	114,556,790	35.3	Reserves	880,000	0.3

Total Sources	$324,583,862	100.0%	Total Uses	$324,583,862	100.0%

(1)	See “—The Mortgaged Properties” below.
(2)

Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Starwood Industrial Portfolio Senior Notes and excluding the Starwood Industrial Portfolio Subordinate Note.

(3)

The Starwood Industrial Portfolio Loan is evidenced by the non-controlling Note A-1 and Note A-2-2 and is part of the Starwood Industrial Portfolio Whole Loan evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $210,027,072. For additional information, see “—The Mortgage Loan” below.

(4)	See “—Escrows” below.
(5)	The Upfront Other reserve consists of funds for roof repair work in the amounts of (i) $470,000 for 4700 Ironwood Drive and (ii) $410,000 for 4410 North 132nd Street.

■

The Mortgage Loan.  The mortgage loan (the “Starwood Industrial Portfolio Loan”) is part of a whole loan (the “Starwood Industrial Portfolio Whole Loan”) consisting of five senior pari passu promissory notes with an aggregate original principal balance of $144,500,000 (the “Starwood Industrial Portfolio Senior Notes”) and one controlling subordinate promissory note with an original principal balance of $65,527,072 (the “Starwood Industrial Portfolio Subordinate Note”). The Starwood Industrial Portfolio Whole Loan has an aggregate principal balance of $210,027,072 and is secured by a first mortgage encumbering the borrowers’ fee simple interests in a 33 property industrial portfolio located in the Chicago, Indianapolis, Columbus, and Milwaukee markets, comprising 4,070,396 SF of net rentable area (the “Starwood Industrial Portfolio Properties” or the “Portfolio”). The Starwood Industrial Portfolio Loan, which will be included in the GSMS 2020-GC45 securitization transaction, is evidenced by the non-controlling Note A-1 and Note A-2-2, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The Starwood Industrial Portfolio Senior Notes and Starwood Industrial Portfolio Subordinate Note, which were originated by DBR Investments Co. Limited (“DBRI”) on November 26, 2019, have an interest rate of 3.23100% per annum. The proceeds of the Starwood Industrial Portfolio Whole Loan and a new cash contribution from the borrower sponsor were primarily used to fund the acquisition of the Starwood Industrial Portfolio Properties, fund upfront reserves and pay origination costs. The aggregate purchase price for the Starwood Industrial Portfolio Properties equaled approximately $319.6 million.

The Starwood Industrial Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Starwood Industrial Portfolio Whole Loan requires monthly payments of interest only for the term of the Starwood Industrial Portfolio Whole Loan. The scheduled maturity date of the Starwood Industrial Portfolio Whole Loan is the due date in December 2029. At any time after the earlier to occur of (i) November 26, 2022 or (ii) two years after the securitization closing date of the last note to be securitized, the Starwood Industrial Portfolio Whole Loan may be defeased with certain “government securities” as permitted under the Starwood Industrial Portfolio Whole Loan documents. Voluntary prepayment of the Starwood Industrial Portfolio Whole Loan without payment of any prepayment premium is permitted on or after the due date occurring in September 2029. In addition, the Starwood Industrial Portfolio Whole Loan may be prepaid in part in

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

connection with the release of individual Starwood Industrial Portfolio Properties as described below under “Release of Collateral.”

The relationship between the holders of the Starwood Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.  The following table outlines the five pari passu notes and one subordinate note evidencing the Starwood Industrial Portfolio Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
Note A-2-1	30,000,000	30,000,000	DBRI(1)	No(2)
Note A-2-2	10,000,000	10,000,000	GSMS 2020-GC45	No
Note A-3	30,000,000	30,000,000	DBRI(1)	No
Note A-4	24,500,000	24,500,000	DBRI(1)	No
Note B-1	65,527,072	65,527,072	GSMS 2020-GC45 (loan-specific certificates)	Yes(2)
Total	$210,027,072	$210,027,072

(1)	Expected to be contributed to one or more future securitization transactions.
(2)

The holder of the Starwood Industrial Portfolio Subordinate Note will have the right to appoint the special servicer of the Starwood Industrial Portfolio Whole Loan and to direct certain decisions with respect to the Starwood Industrial Portfolio Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Starwood Industrial Portfolio Subordinate Note, the holder of the Starwood Industrial Portfolio Note A-2-1 will have such rights. For so long as the Starwood Industrial Portfolio Subordinate Note is included in the GSMS 2020-GC45 securitization, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the GSMS 2020-GC45 loan specific certificates.

The capital structure for the Starwood Industrial Portfolio Whole Loan is shown below:

Starwood Industrial Portfolio Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $319,450,000 as of dates ranging from October 29, 2019 through October 30, 2019.
(2)	Based on the UW NOI of $18,877,110 and the UW NCF of $17,383,310.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

■

The Mortgaged Properties. The Starwood Industrial Portfolio Properties are comprised of 33 industrial properties built between 1992 and 2016. The Starwood Industrial Portfolio Properties include 4,070,396 SF of industrial space across the Chicago, Indianapolis, Columbus, and Milwaukee markets.

The following table presents certain information relating to the Starwood Industrial Portfolio Properties:

Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF	Market	Occ. (%)	Clear Height	Truck Doors
1245 Lakeside Drive	Romeoville, IL	Warehouse/Distribution	$4,142,027	59,976	1998	$6,300,000	$283,831	Chicago	100.0%	24	14
12857 South Hamlin Court	Alsip, IL	Warehouse/Distribution	5,128,224	45,000	2014	7,800,000	445,676	Chicago	100.0	24	40
1695 Glen Ellyn Road	Glendale Heights, IL	Warehouse/Distribution	4,799,492	40,080	2011	7,300,000	445,272	Chicago	100.0	24	42
845 Telser Road	Lake Zurich, IL	Warehouse/Distribution	2,958,591	20,000	2016	4,500,000	301,135	Chicago	100.0	24	19
221 South Swift Road	Addison, IL	Warehouse/Distribution	6,706,139	110,000	1995	10,200,000	485,806	Chicago	100.0	24	12
201 South Swift Road	Addison, IL	Warehouse/Distribution	5,982,928	85,000	1995	9,100,000	417,772	Chicago	100.0	24	3
1600-1640 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,564,112	50,206	2006	3,900,000	311,602	Chicago	100.0	24	8
1650 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,629,858	50,400	2006	4,000,000	222,544	Chicago	100.0	24	4
1701-1721 Northwind Parkway	Hobart, IN	Warehouse/Distribution	4,733,745	94,786	2005	7,200,000	404,616	Chicago	100.0	24	8
1851 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,958,591	18,120	2014	4,500,000	292,468	Chicago	100.0	22	0
1901 Northwind Parkway	Hobart, IN	Warehouse/Distribution	7,297,857	101,437	2006	11,100,000	719,263	Chicago	100.0	24	7
6221-6241 Northwind Parkway	Hobart, IN	Warehouse/Distribution	7,889,575	150,000	2009	12,000,000	586,266	Chicago	100.0	24	15
6451-6471 Northwind Parkway	Hobart, IN	Warehouse/Distribution	8,218,308	159,813	2016	12,500,000	701,437	Chicago	100.0	28	11
101 45th Street	Munster, IN	Warehouse/Distribution	16,042,137	349,988	1992	24,400,000	1,515,360	Chicago	81.2	26	46
215 45th Street	Munster, IN	Cold Storage	2,991,464	65,000	2000	4,550,000	265,335	Chicago	100.0	24	13
225 45th Street	Munster, IN	Warehouse/Distribution	2,629,858	45,000	2000	4,000,000	207,338	Chicago	100.0	24	1
235 45th Street	Munster, IN	Warehouse/Distribution	1,906,647	35,000	2000	2,900,000	165,774	Chicago	100.0	24	8
333 45th Street	Munster, IN	Warehouse/Distribution	6,969,125	140,000	1999	10,600,000	595,176	Chicago	100.0	24	39
480 45th Street	Munster, IN	Cold Storage	5,391,210	107,095	2002	8,200,000	566,700	Chicago	100.0	30	21
775 Commerce Parkway West Drive	Greenwood, IN	Warehouse/Distribution	7,560,843	155,000	2014	11,500,000	644,690	Indianapolis	100.0	28	8
999 Gerdt Court	Greenwood, IN	Warehouse/Distribution	5,456,956	132,315	2001	8,300,000	401,917	Indianapolis	100.0	24	20
8401 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	12,031,603	266,400	2015	18,300,000	998,252	Indianapolis	100.0	24	22
8421 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	8,481,294	124,200	2015	12,900,000	653,850	Indianapolis	100.0	24	16
8441 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	5,917,182	124,200	2015	9,000,000	421,531	Indianapolis	100.0	28	4
3890 Perry Boulevard	Whitestown, IN	Warehouse/Distribution	4,076,281	70,000	2008	6,200,000	296,728	Indianapolis	100.0	24	5
4820-4850 Indianapolis Road	Whitestown, IN	Warehouse/Distribution	12,360,335	323,000	2016	18,800,000	932,732	Indianapolis	100.0	32	36
4910-4938 Indianapolis Road	Whitestown, IN	Warehouse/Distribution	8,021,068	156,000	2016	12,200,000	612,752	Indianapolis	100.0	32	15
2240 Creekside Parkway	Lockbourne, OH	Warehouse/Distribution	6,048,674	125,000	2012	9,200,000	512,332	Columbus	100.0	32	26
5701 North Meadows Drive	Grove City, OH	Warehouse/Distribution	9,796,223	268,905	1997	14,900,000	706,940	Columbus	100.0	24	30
5900 North Meadows Drive	Grove City, OH	Warehouse/Distribution	10,650,927	269,831	1997	16,200,000	761,601	Columbus	100.0	28	40
4410 North 132nd Street	Butler, WI	Warehouse/Distribution	5,588,449	100,000	1998	8,500,000	467,788	Milwaukee	100.0	28	10
W234N2091 Ridgeview Parkway Court	Pewaukee, WI	Warehouse/Distribution	6,311,660	105,444	2001	9,600,000	546,610	Milwaukee	100.0	25	4
4700 Ironwood Drive	Franklin, WI	Warehouse/Distribution	5,785,689	123,200	2000	8,800,000	492,219	Milwaukee	100.0	24	8
Total			$210,027,072	4,070,396		$319,450,000	$17,383,310		98.4%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

The following table presents certain information relating to the ten largest tenants based on underwritten base rent of the Starwood Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Property Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options

Bimbo Bakeries(2)	Various	NR/NR/NR	105,080	2.6%	$1,219,608	6.4%	$11.61	Various	3, 5-year options
CTDI	5900 North Meadows Drive	NR/NR/NR	269,831	6.6	926,532	4.9	$3.43	2/28/2023	2, 5-year options
McJunkin Corp.	101 45th Street	NR/NR/NR	140,980	3.5	783,852	4.1	$5.56	12/31/2023	None
Staley(3)	333 45th Street	NR/NR/NR	140,000	3.4	716,100	3.8	$5.12	7/31/2024	2, 5-year options
The Harvard Drug Store(4)	8401 Bearing Drive	NR/NR/NR	196,200	4.8	698,712	3.7	$3.56	6/30/2025	2, 5-year options
Foremost Groups(5)	Various	NR/NR/NR	141,846	3.5	644,292	3.4	$4.54	Various	Various(6)
Anixter International, Inc.	W234N2091 Ridgeview Parkway Court	NR/NR/NR	105,444	2.6	619,500	3.3	$5.88	6/30/2030	2, 5-year options
Meadowbrook Meat Company	2240 Creekside Parkway	NR/NR/NR	125,000	3.1	606,252	3.2	$4.85	3/31/2024	2, 5-year options
Mondelez	221 South Swift Road	NR/NR/NR	110,000	2.7	589,404	3.1	$5.36	8/31/2020	None
API Heat Transfer	4700 Ironwood Drive	NR/NR/NR	123,200	3.0	575,604	3.0	$4.67	7/31/2026	2, 5-year options
Ten Largest Tenants			1,457,581	35.8%	$7,379,856	38.8%	$5.06
Remaining Tenants			2,546,898	62.6	11,617,044	61.2	4.56
Vacant Spaces (Owned Space)			65,917	1.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants			4,070,396	100.0%	$18,996,900	100.0%	$4.74

(1)	Based on the underwritten rent roll as of November 26, 2019.
(2)

Bimbo Bakeries occupies 45,000 SF at 12857 South Hamlin Court with a lease expiration date of November 30, 2029, 40,080 SF at 1695 Glen Ellyn Road with a lease expiration date of February 28, 2027, and 20,000 SF at 845 Telser Road with a lease expiration date of May 31, 2031.

(3)

Staley has the right to terminate its lease as of July 31, 2021 upon not less than 270 days prior written notice and payment of a termination fee equal to 6 months of the rent in effect as of the termination date plus the unamortized leasing commission amount equal to approximately $419,570.

(4)

The Harvard Drug Store has a one-time right to terminate its lease effective as of June 30, 2022, as follows. Provided the tenant is (A) (i) not in default under the lease and (ii) occupying less than 75% of the leased premises, or (B) the landlord, after written notice from the tenant, is unable to accommodate an expansion of at least 20% of the leased premises, then the tenant may terminate the lease by giving the landlord written notice no later than June 30, 2021, and paying the landlord an early termination fee of $775,000.

(5)

Foremost Groups occupies 87,985 SF at 6221-6241 Northwind Parkway with a lease expiration date of November 30, 2020 and 53,861 SF at 6451-6471 Northwind Parkway with a lease expiration date of July 31, 2022.

(6)	Foremost Groups has one, five-year option to renew its space at 6221-6241 Northwind Parkway and no option to renew its space at 6451-6471 Northwind Parkway.

The largest tenant based on underwritten base rent, Bimbo Bakeries (“BBU”) (2.6% of NRA; 6.4% of underwritten base rent), occupies 105,080 SF across three properties. BBU is the American corporate arm of the Mexican multinational bakery product manufacturing company Grupo Bimbo. BBU owns brands such as Thomas, Sara Lee, Arnold, Brownberry, Oroweat, Entemann’s and BallPark. BBU operates more than 60 bakeries, employs more than 22,000 associates and distributes products through 11,000 sales routes throughout the United States.

The second largest tenant based on underwritten base rent, Communications Test Design, Inc. (“CTDI”) (6.6% of NRA; 4.9% of underwritten base rent), occupies 269,831 SF. Founded in 1975, CTDI is a full-service, global engineering, repair and logistics company providing best-cost solutions to the communications industry. CTDI’s customers include the major wireline and wireless telecom carriers, cable service providers, and major original equipment manufacturers from around the world. CTDI maintains its corporate headquarters in West Chester, Pennsylvania, and has more than 14,000 employees in over 90 facilities worldwide.

The third largest tenant based on underwritten base rent, McJunkin Corp (3.5% of NRA; 4.1% of underwritten base rent), occupies 140,980 SF. McJunkin Corp is an affiliate of MRC Global Inc. (NYSE: MRC). MRC Global Inc. is a large distributor of pipes, valves and fittings (PVF) and related infrastructure products and services to the energy industry. Through approximately 260 service locations worldwide, approximately 3,350 employees and with nearly 100 years of history, MRC Global Inc. provides supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream, midstream (including gas utilities) and downstream (including industrials). MRC Global Inc. manages a complex network of over 200,000 SKUs and 11,000 suppliers simplifying the supply chain for its over 15,000 customers. As of the fiscal year ending December 31, 2018, MRC Global Inc. had total revenues of approximately $4.2 billion.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

The following table presents certain information relating to the lease rollover schedule at the Starwood Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	337,771	8.3	8.3%	1,716,192	9.0	$5.08	5
2021	403,470	9.9	18.2%	1,966,932	10.4	$4.88	6
2022	345,204	8.5	26.7%	1,657,680	8.7	$4.80	7
2023	994,622	24.4	51.1%	4,024,416	21.2	$4.05	8
2024	596,861	14.7	65.8%	2,773,104	14.6	$4.65	8
2025	331,862	8.2	73.9%	1,441,428	7.6	$4.34	4
2026	249,750	6.1	80.1%	1,218,864	6.4	$4.88	3
2027	40,080	1.0	81.1%	478,356	2.5	$11.94	1
2028	0	0.0	81.1%	0	0.0	$0.00	0
2029	45,000	1.1	82.2%	443,256	2.3	$9.85	1
2030	253,564	6.2	88.4%	1,510,044	7.9	$5.96	3
2031 & Thereafter	406,295	10.0	98.4%	1,766,628	9.3	$4.35	4
Vacant	65,917	1.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	4,070,396	100.0%		$18,996,900	100.0%	$4.74	50

(1)	Based on the underwritten rent roll as of November 26, 2019.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Starwood Industrial Portfolio Properties:

Historical Leased %(1)(2)

2016	2017	2018	As of 11/26/2019
95.0%	94.2%	95.3%	98.4%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Occupancies for 5701 North Meadows Drive and 5900 North Meadows Drive are not available for 2016 and 2017.

The following table presents certain information relating to historical capital expenditures at the Starwood Industrial Portfolio Properties:

Historical Capital Expenditures

2013	2014	2015	2016	2017	2018	2019
$1,546,968	$1,136,554	$1,933,804	$4,442,320	$1,779,844	$3,567,898	$2,600,214

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Starwood Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2017	2018	Underwritten	Underwritten $ per SF
Base Rent	$17,761,827	$18,194,059	$18,996,900	$4.67
Credit Tenant Rent Steps(2)	0	0	125,409	0.03
Rent Steps(3)	0	0	777,976	0.19
Potential Income from Vacant Space	0	0	409,588	0.10
Gross Potential Rent	$17,761,827	$18,194,059	$20,309,873	$4.99
Reimbursements	3,887,131	4,522,879	7,050,809	1.73
Other Income	273,775	211,290	363,911	0.09
Total Gross Income	$21,922,734	$22,928,228	$27,724,593	$6.81
Economic Vacancy & Credit Loss	(863,911)	(601,476)	(1,386,230)	(0.34)
Effective Gross Income	$21,058,823	$22,326,752	$26,338,363	$6.47

Real Estate Taxes	$2,954,345	$3,195,756	$4,751,637	$1.17
Insurance	112,657	83,689	253,241	0.06
Management Fee	361,955	362,002	790,151	0.19
Other Operating Expenses	1,306,160	1,572,106	1,666,224	0.41
Total Operating Expenses	$4,735,117	$5,213,552	$7,461,253	$1.83

Net Operating Income	$16,323,706	$17,113,200	$18,877,110	$4.64
Replacement Reserves	0	0	610,559	0.15
TI/LC	0	0	883,240	0.22
Net Cash Flow	$16,323,706	$17,113,200	$17,383,310	$4.27

(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Represents straight-line average rent for tenants Bimbo Bakeries, Johnson Controls, FedEx Ground Package Systems, Inc., and The Harvard Drug Store through the earlier of the loan term or lease term.
(3)	Rent Steps are through December 2020.

■

Appraisal.  According to the appraisals, the Starwood Industrial Portfolio Properties had an aggregate “as-is” appraised value of $319,450,000 as of dates ranging from October 29, 2019 through October 30, 2019.

■

Environmental Matters.  According to the Phase I environmental reports as of dates ranging from October 4, 2019 to October 22, 2019, there are no recognized environmental conditions or recommendations for further action at the Starwood Industrial Portfolio Properties.

■	Market Overview and Competition.

Chicago Industrial Market (51.4% of Portfolio Underwritten Net Cash Flow): The Starwood Industrial Portfolio has a total of 19 properties located within the greater Chicago market, which comprise approximately 1.7 million SF of net rentable area (42.4% of the Portfolio) and account for approximately $8.9 million of Underwritten Net Cash Flow (51.4% of Portfolio Underwritten Net Cash Flow). The Chicago market currently has approximately 21.7 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 16.3 million SF in 2019. Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 6.00% and $7.21 PSF, respectively. The properties in the Chicago market within the Starwood Industrial Portfolio have an average in place base rent of $5.83 PSF.

Indianapolis Industrial Market (28.5% of Portfolio Underwritten Net Cash Flow): The Portfolio has a total of 8 properties located within the Indianapolis market, which comprise approximately 1.4 million SF (33.2% of the Portfolio) and account for approximately $5.0 million of Underwritten Net Cash Flow (28.5% of Portfolio Underwritten Net Cash Flow). The Indianapolis market currently has approximately 10.5 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 6.9 million SF in 2019.  Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 4.20% and $5.66 PSF, respectively. The properties in the Indianapolis market within the Starwood Industrial Portfolio have an average in place base rent of $3.94 PSF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

Columbus Industrial Market (11.4% of Portfolio Underwritten Net Cash Flow): The Portfolio has a total of 3 properties located within the greater Columbus market, which comprise approximately 664,000 SF of net rentable area (16.3% of the Portfolio) and account for approximately $2.0 million of Underwritten Net Cash Flow (11.4% of Portfolio Underwritten Net Cash Flow). The Columbus market currently has approximately 8.5 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 1.3 million SF in 2019.  Average market vacancy and asking rent across the logistics, specialized industrial, and flex property types for the market are 4.90% and $5.27 PSF, respectively. The properties in the Columbus market within the Starwood Industrial Portfolio have an average in place base rent of $3.41 PSF.

Milwaukee Industrial Market (8.7% of Portfolio Underwritten Net Cash Flow): The Portfolio has a total of 3 properties located within the greater Milwaukee market, which comprise approximately 329,000 SF of net rentable area (8.1% of the Portfolio) and account for approximately $1.5 million of Underwritten Net Cash Flow (8.7% of Portfolio Underwritten Net Cash Flow). The Milwaukee market currently has approximately 3.7 million SF of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 1.6 million SF in 2019.  Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 4.30% and $5.49 PSF, respectively. The properties in the Milwaukee market within the Starwood Industrial Portfolio have an average in place base rent of $5.30 PSF.

■

The Borrowers.The borrowers are 33 newly formed owners of the respective Starwood Industrial Portfolio Properties, each a special purpose, bankruptcy-remote, Delaware limited liability company. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Starwood Industrial Portfolio Whole Loan.

The borrower sponsor is Starwood Real Estate Income Trust (“SREIT”).  The non-recourse carveout guarantor is Starwood REIT Operating Partnership, L.P., which has SREIT as its sole equity holder and sole general partner. The liability of the non-recourse carveout guarantor for bankruptcy-related recourse events is capped at 20% of the then outstanding principal balance of the Starwood Industrial Portfolio Whole Loan, plus reasonable out-of-pocket costs and expenses of enforcement.

The borrowers are owned by a joint venture between affiliates of SREIT and Becknell Industrial (“Becknell”). Starwood Capital Group is a private investment firm founded in 1991 and currently headquartered in Miami, Florida. Since its inception, the firm has acquired assets in every major real estate asset class. In 2018, Starwood Capital Group launched SREIT, a public, non-traded, perpetual life real estate investment trust and Starwood’s only dedicated investment vehicle for core-plus investing with an investment strategy to acquire a portfolio of real estate across the U.S. and Europe and over all major asset classes. As of November 30, 2019, SREIT had a portfolio composed of 70 properties.

Becknell is a privately held national real estate development firm focused exclusively on industrial buildings, including distribution centers, warehouses, processing and assembly plants, and manufacturing plants. Becknell’s industrial portfolio includes more than 25.4 million SF of real estate across 33 states, and has approximately 400 acres of developable land. Becknell developed over 79% of the assets that comprise the Portfolio, was the operating partner of the seller from which the borrowers acquired the portfolio and retained a 5.0% equity interest following the acquisition of the Portfolio by the borrowers.

■	Escrows. On the origination date of the Starwood Industrial Portfolio Whole Loan, the borrowers funded reserves of $880,000 for roof repairs.

On each due date during the continuance of a Trigger Period, the borrowers will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Starwood Industrial Portfolio is covered under an acceptable blanket policy, (iii) 1/12th of the product of $0.15 multiplied by the aggregate SF of the Starwood Industrial Portfolio for capital expenditures (which currently equates to a monthly deposit of $50,880 during a Trigger Period), which monthly deposit is suspended for so long as the total amount in the capital expenditures reserve exceeds the product of $0.30 multiplied by the aggregate SF of the Starwood Industrial Portfolio , and (iv) 1/12th of the product of $0.35 multiplied by the aggregate SF of the Starwood Industrial Portfolio for tenant improvements and leasing commissions (which currently equates to  a monthly deposit of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

$118,720 during a Trigger Period), which monthly deposit is suspended for so long as the total amount in the leasing reserve exceeds the product of $0.70 multiplied by the aggregate SF of the Starwood Industrial Portfolio.

■

Lockbox and Cash Management.  The Starwood Industrial Portfolio Whole Loan documents require a lender-controlled hard lockbox account with springing cash management. A cash management agreement was required to be entered into within 10 business days after the origination date, but has not yet been finalized. The borrowers are required to cause tenants to deposit rents directly into the lockbox account. In addition, the borrowers and the property manager are required to deposit all rents and gross revenue from the Starwood Industrial Portfolio Properties into such lockbox account within two business days of receipt.  During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and applied to make required deposits into the tax and insurance reserves, if any, as described above under “—Escrows,” to pay debt service on the Starwood Industrial Portfolio Whole Loan, to make required deposits into the replacement and rollover reserves, if any, as described above under “—Escrows,” to pay operating expenses set forth in the annual budget (which must be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to pay any remainder to a cash collateral account to be held as additional security for the Starwood Industrial Portfolio Whole Loan during the continuance of such Trigger Period.

A “Trigger Period” means a period commencing upon (i) the commencement of an event of default under the Starwood Industrial Portfolio Whole Loan documents, or (ii) the debt yield of the Starwood Industrial Portfolio Whole Loan falling below 6.25% as of the last day of any calendar quarter.

A Trigger Period will expire upon (a) in the case of a Trigger Period caused by the event described in clause (i) above, such event of default being cured (and the cure having been accepted by the lender), or (ii) in the case of a Trigger Period caused by the event described in clause (ii) above, upon the debt yield being equal to or greater than 6.25% as of the last day of any calendar quarter. The borrowers may cure a Trigger Period caused by clause (ii) above by delivering to the lender cash or a letter of credit meeting the requirements of the loan documents in an amount which, if applied to repay the outstanding principal balance of the Starwood Industrial Portfolio Whole Loan would cause the debt yield to equal 6.25%.

■

Property Management.  The Starwood Industrial Portfolio Properties are managed by Becknell Services, L.L.C., an Illinois limited liability company and an affiliate of the borrowers. The lender may require the borrowers to replace the property manager with another property manager chosen by the borrowers and approved by the lender in its sole discretion and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) after the acceleration of the Starwood Industrial Portfolio Whole Loan, (ii) from and after a maturity default or (iii) if the property manager become insolvent or a debtor in any bankruptcy or insolvency proceeding; provided, however, that if the new property manager replacing such insolvent property manager is not an affiliate of the borrowers and is otherwise a qualified manager under the loan documents, and no event of default is then continuing, then the lender’s consent will not be required to replace the insolvent property manager.

■

Mezzanine or Secured Subordinate Indebtedness.  The Starwood Industrial Portfolio Subordinate Note has an outstanding principal balance as of the Cut-off Date of $65,527,072 and accrues interest at an interest rate of 3.23100% per annum. The Starwood Industrial Portfolio Subordinate Note has a 120-month term and is interest only for the full term of the loan. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

■

Release of Collateral.  In connection with an arm’s length sale of an individual property to an unrelated third party, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Industrial Portfolio Whole Loan after the Defeasance Lockout Expiration Date (as defined below),  upon prepayment of  the applicable Release Price (as defined below) for the subject property or properties, together with, if prior to the open period, a prepayment fee equal to the greater of (i) 1% of the applicable Release Price and (ii) a yield maintenance premium,  and  satisfaction of the conditions set forth in the loan documents, including but not limited to: (a) the debt yield after giving effect to such release is at least the greater of (x) 7.77%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

starwood industrial portfolio

and (y) the debt yield immediately prior to such release (which such prong (y) of the test will not apply if the debt yield after such release is greater than 8.45%) and (b) no event of default under the loan documents has occurred and is continuing. In addition to the foregoing, if the Starwood Industrial Portfolio Whole Loan is subject to a securitization, no partial release will be permitted unless the loan-to-value ratio of the remaining properties (such value to be determined by lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which will exclude the value of personal property or going concern value, if any) is greater than 125%. The borrowers may make an additional prepayment of the Starwood Industrial Portfolio Whole Loan in order to satisfy the foregoing REMIC test.

A “Defeasance Lockout Expiration Date” means the earlier of (A) two years after the “startup day” of the final REMIC that holds any note that evidences all or any portion of the Starwood Industrial Portfolio Whole Loan or (B) November 26, 2022.

A “Release Price” means (i) for releases with respect to the first 20% prepaid in connection with releases, 105% of the related allocated loan amount for such released property and (ii) for all releases after 20% has been prepaid in connection with releases, 110% of the related allocated loan amount for such released property, and (iii) in connection  with a release that would result  in and  exceed the Release  Amount  Adjustment Trigger (defined below),  an amount  equal to  the  sum  of: (a) the portion of  the allocated loan amount for such property(ies) being released, such that if calculated by the immediately  preceding  clause (i), such release price would result in (but not exceed)  the  Release Amount Adjustment Trigger, multiplied by 105%, plus (b) the remaining allocated loan amount for such property(ies), multiplied by 110%.

A “Release Amount Adjustment Trigger” shall occur upon the prepayment of the first 20% of the outstanding principal balance in connection with the release of one or more properties pursuant to the loan documents.

■

Terrorism Insurance.  The loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to 100% of the replacement cost of the Starwood  Industrial Portfolio Properties, and business interruption coverage continuing until the restoration of the applicable property is completed, plus an extended period of indemnity of 12 months; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect, the borrowers will not be required to pay annual premiums for a standalone terrorism policy in excess of an amount equal to two times the then-current premium for a separate “all risk” or similar policy (including business interruption insurance, but excluding terrorism and earthquake components of such casualty and business interruption/rental loss insurance) insuring only the Starwood Industrial Portfolio Properties on a stand-alone basis.  See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Bellagio hotel and casino

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
SANDS AVE
FLAMINGO RD
HARMON AVE
TROPICANA AVE
LAS VEGAS BLVD
LAS VEGAS FREEWAY
SPRING VALLEY BLVD
PARADISE RD
MCCARRAN INTERNATIONAL AIRPORT
Hotel
Entertainment
Retail
Residential
Ent. Development
Hotel Development
North Las Vegas
Summerlin
Sunrise
Las Vegas
Spring Valley
THE STRIP
Henderson
Anthem

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(3)	$60,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(3)	$426,188.66
Size (Rooms)	3,933	Percentage of Initial Pool Balance	4.5%
Total TTM Occupancy as of 9/30/2019(1)	94.8%	Number of Related Mortgage Loans	2
Owned Occupancy as of 9/30/2019(1)	94.8%	Type of Security	Fee Simple and Leasehold
Year Built / Latest Renovation	1997 / 2019	Mortgage Rate(5)	3.170153%
Appraised Value(2)	$4,260,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$1,349,062,464
Underwritten Expenses	$874,997,149
Underwritten Net Operating Income (NOI)	$474,065,315	Escrows(6)
Underwritten Net Cash Flow (NCF)	$453,829,378	Upfront	Monthly
Cut-off Date LTV Ratio(2)(3)	39.3%	Taxes	$0	$0
Maturity Date LTV Ratio(2)(3)	39.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(3)(4)	8.80x / 8.42x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	28.3% / 27.1%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Loan Amount	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Subordinate Loan Amount	1,333,800,000	31.3	Origination Costs	10,591,035	0.2
Principal’s New Cash Contribution(7)	1,250,591,035	29.4
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%

(1)

Total TTM Occupancy as of 9/30/2019 and Owned Occupancy as of 9/30/2019 are based solely on the hotels at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage and 17.3% from other sources.

(2)

The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Real Property Appraised Value. The Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”) includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease, which granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the As-Is Total Appraised Value are 25.8% and 25.8%, respectively based on the Senior Notes.

(3)

The Bellagio Hotel and Casino Mortgage Loan is part of the Bellagio Hotel and Casino Whole Loan, which is comprised of 24 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes,” and collectively, the “Bellagio Hotel and Casino Senior Loan”) six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate original principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”). The Cut-off Date Balance per room, DSCR based on Underwritten NOI/NCF, Debt Yield based on Underwritten NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Bellagio Hotel and Casino Senior Loan and exclude the Bellagio Hotel and Casino Subordinate Companion Loan. The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property.

(4)

The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and Underwritten DSCR, Underwritten Debt Yield and Underwritten Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.

(5)

Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.

(6)	See “Escrows” below for further discussion of reserve requirements.
(7)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

■

The Mortgage Loan. The mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the aggregate original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a full service luxury resort and casino in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Loan, comprised of the 24 Bellagio Hotel and Casino Senior Notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Promissory note A-2-C1, in the original principal balance of $60,000,000, which is being contributed by CREFI, represents the Bellagio Hotel and Casino Mortgage Loan and will be included in the securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Pari Passu Companion Loans”), the Bellagio Hotel and Casino Pari Passu Companion Loans evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and $683,300,000 of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party purchaser. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Pari Passu Companion Loans, which had an aggregate original principal balance of $540,000,000, are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans— Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Bellagio Hotel and Casino Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	716,000,000	716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	360,200,000	360,200,000	Third party purchaser	No
A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5	300,000,000	300,000,000	MSBNA	No
A-2-C2, A-2-C3, A-2-C4, A-2-C5	90,000,000	90,000,000	CREFI	No
A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	150,000,000	150,000,000	JPMCB	No
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	510,700,000	510,700,000	BX 2019-OC11	No(2)
B-1-RL, B-2-RL, B-3-RL	139,800,000	139,800,000	Third party purchaser	No(2)
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(2)
Total	$3,010,000,000	$3,010,000,000

(1)	The controlling note is Note A-1-S1.
(2)

The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes

The Bellagio Hotel and Casino Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the term of the loan. The scheduled maturity date of the Bellagio Hotel and Casino Whole Loan is the due date in December 2029. The Bellagio Hotel and Casino Borrower may prepay the Bellagio Hotel and Casino Whole Loan in whole or in part, at any time, subject to payment of a yield maintenance premium if such prepayment occurs prior to June 5, 2029. Defeasance in whole is permitted at any time after the earlier to occur of (A) two years after the latest startup day of the final REMIC that holds any note evidencing a portion of the Bellagio Hotel and Casino Whole Loan and (B) November 15, 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

The capital structure for the Bellagio Hotel and Casino Whole Loan is shown below:

Bellagio Hotel and Casino Total Debt Capital Structure(1)

(1)

The Bellagio Hotel and Casino Loan is pari passu in right of payment with each Bellagio Hotel and Casino Pari Passu Companion Loan, and the Bellagio Hotel and Casino Loan and Bellagio Hotel and Casino Pari Passu Companion Loans are generally senior in right of payment to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes. Each Bellagio Hotel and Casino Junior A Note is pari passu in right of payment with each other Bellagio Hotel and Casino Junior A Note, and the Bellagio Hotel and Casino Junior A Notes are generally senior in right of payment to the Bellagio Hotel and Casino Junior B Notes. The information presented in the table above is based on the principal balance of the Bellagio Hotel and Casino Whole Loan.

(2)	Equals a blended interest rate of 3.66500%.
(3)	Balances based on 3,933 rooms at the Bellagio Hotel and Casino Property.
(4)	Based on the “As Is” Real Property Appraised Value of $4,260,000,000 as of October 16, 2019.
(5)

Cumulative Operating Debt Yield and Cumulative Operating DSCR are based on the UW Operating NCF of $453,829,378, before deduction for the initial Bellagio Lease Rent and debt service calculated with an interest rate of 3.66500%.

(6)	Implied Equity is based on the “As Is” Real Property Appraised Value of $4,260,000,000, less $3,010,000,000 in debt.

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The Mortgaged Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 SF of event space, 29 food and beverage outlets, an approximately 55,000 SF spa, five swimming pools, approximately 85,000 SF of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. The Bellagio Hotel and Casino Property features an extensive list of guest room types, amenities and views of the Las Vegas Strip and surrounding areas. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage and 17.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on rooms renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015, the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make certain capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate, during such four year period. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 SF and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)

The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

The Bellagio Hotel and Casino Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

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Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the CPI since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the CPI. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	UW	%(2)	U/W $ per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	28.4%	$97,340
F&B Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	24.7	84,706
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	29.6	101,645
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	9.0	30,959
Other Revenue(3)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	8.3	28,360
Total Revenue	$1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	100.0%	$343,011

Room Expense	105,289,765	107,330,702	111,385,859	111,344,926	111,344,926	29.1	28,310
F&B Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	76.9	65,177
Other Department Exp.(3)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	52.1	83,922
Total Depart. Exp.	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	51.7%	$177,410
Gross Operating Inc.	656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	48.3%	$165,602

Total Undistributed Exp.	128,812,269	127,583,150	128,495,099	128,324,048	128,324,048	9.5	$32,628
Gross Operating Profit	528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	38.8%	$132,974

Management Fee	26,957,472	24,326,134	26,005,109	26,682,737	26,682,737	2.0	6,784

Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	1.3	4,517
Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	0.3	1,138
Total Fixed Charges	20,361,351	19,165,965	21,992,386	22,238,605	22,238,605	1.6	5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	64.9%	$222,476

Net Operating Income	480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	35.1%	$120,535
FF&E	0	0	0	0	20,235,937	1.5	$5,145
Net Cash Flow	480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	33.6%	$115,390

(1)

The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)	% of Room Expense and F&B Expense correspond to their respective revenue items. % of Other Departmental Expenses corresponds to the sum of Gaming, Entertainment and Other revenue items.
(3)	Other Revenue and Other Departmental Exp. include retail and other operations.

■

Appraisal. The appraiser concluded to a Real Property Appraised Value as of October 16, 2019 of $4,260,000,000, solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease, which granted a security interest in certain property of the Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The “As Is” appraised value, including personal property and intangible property attributable to the Bellagio Hotel and Casino Property, is $6,500,000,000. The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” of $4,260,000,000.

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Environmental Matters. According to the Phase I environmental site assessment dated November 6, 2019, there was no evidence of any recognized environmental conditions at the Bellagio Hotel and Casino Property.

■

Market Overview.Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

(1)	Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar’s Palace.

Property Competitive Summary

Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

■

The Borrowers. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Loan. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Income Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

      directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience in owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

■	Escrows.

Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Replacement Reserves – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Bellagio Cash Trap Period, the Replacement Reserve Monthly Deposit and (ii) if a Bellagio Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

A “Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Bellagio Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a Bellagio Trigger Event or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event, and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Bellagio Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure.

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Bellagio Tenant or if Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined in the loan documents) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “Bellagio Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the Bellagio Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA plus, without duplication, any Bellagio Lease rent reflected in Net Income, and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines.

“EBITDA” means for any test period and with respect to any Person or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

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Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, but (i) is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account no less than twice a week.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Bellagio Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Bellagio Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Bellagio Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or Bellagio Trigger Event, subject to certain

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents as the lender may determine in its sole discretion.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the Bellagio Hotel and Casino Whole Loan documents, (ii) voluntary prepayment of (A) the Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) prepayments to cure a Bellagio Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the Bellagio Hotel and Casino Whole Loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the Bellagio Hotel and Casino Whole Loan documents or defend any enforcement by the lender of its rights under the Bellagio Hotel and Casino Whole Loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount shall at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

“Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Bellagio Hotel and Casino Whole Loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Bellagio Hotel and Casino Whole Loan documents.

■	Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

■

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be coterminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a Bellagio Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

■

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. If TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the Bellagio Hotel and Casino Borrower will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the Bellagio Hotel and Casino Borrower Property and business interruption/rental loss insurance required under the related loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Bellagio hotel and casino

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

Southcenter Mall
2800 Southcenter Mall
Tukwila, WA 98188
Newcastle
White Center
Bryn Mawr -Skyway
Renton
Burien
SeaTac
Tukwila
Cascade-Fairwood
Normandy Park
Kent
Seattle
BOEING FIELD
RENTON MUNICIPAL AIRPORT
SEATTLE-TACOMA INTERNATIONAL AIRPORT
DELRIDGE
DUNLAP
KENNYDALE
HIGHLINE
DUWAMISH
LAKERIDGE
RAINIER VIEW
HIGHLANDS PARK
MT. VIEW
RIVERTON-BOULEVARD PARK
FOSTER
DOWNTOWN RENTON
EVANSVILLE
RIVERTON HEIGHTS
MCMICKEN HEIGHTS
SOUTHCENTER
GREGORY HEIGHTS
MIDWAY
Renton Shopping Center
Walmart Supercenter
Renton Village
Tukwila Family Fun Center & Bullwinkle's Restaurant
Boeing Commercial Airplanes HQ
Five Corners Shopping Center
Highline Medical Center
Southcenter Square
Parkway Super Center
Valley Medical Center
Great Wall Shopping Center
Centerpoint Corporate Park
Amazon Fulfillment Center
MAP © 2019 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Tukwila, Washington	Cut-off Date Balance(4)		$60,000,000
Property Type	Retail	Cut-off Date Balance per SF(3)		$278.39
Size (SF)	783,068	Percentage of Initial Pool Balance		4.5%
Total Occupancy as of 11/30/2019(1)	92.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/30/2019(1)(2)	84.1%	Type of Security		Fee Simple and Leasehold
Year Built / Latest Renovation	1968 / 2008	Mortgage Rate		2.88000%
Appraised Value	$980,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$59,376,497
Underwritten Expenses	$16,700,013	Escrows(5)
Underwritten Net Operating Income (NOI)	$42,676,484		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,548,866	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	22.2%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	22.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	6.70x / 6.53x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	19.6% / 19.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$218,000,000	99.6%	Loan Payoff	$217,738,336	99.5%
Borrower Equity Contribution	819,135	0.4	Origination Costs	1,080,799	0.5

Total Sources	$218,819,135	100.0%	Total Uses	$218,819,135	100.0%

(1)

Total Occupancy is inclusive of JCPenney (272,267 SF), Macy’s (258,944 SF), Sears (174,630 SF), Nordstrom (165,900 SF), KeyBank (21,546 SF) and Olive Garden (7,405 SF), which each separately own their own improvements and as such are excluded from the loan collateral. Owned Occupancy is based on a total of 783,068 collateral SF.

(2)

The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 SF) is in bankruptcy and is excluded from the occupancy and underwriting.

(3)	Calculated based on the aggregate outstanding principal balance of the Southcenter Mall Whole Loan. See “—The Mortgage Loan” below.
(4)

The Southcenter Mall Loan consists of the controlling Note A-1 and is part of the Southcenter Mall Whole Loan, which is evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $218,000,000. For additional information, see “—The Mortgage Loan” below.

(5)	See “—Escrows” below.

■

The Mortgage Loan. The mortgage loan (the “Southcenter Mall Loan”) is part of a whole loan (the “Southcenter Mall Whole Loan”) evidenced by six pari passu notes with an aggregate principal balance as of the Cut-off Date of $218,000,000. The Southcenter Mall Whole Loan is secured by a first mortgage lien on the borrower’s fee simple and leasehold interest in a 783,068 SF portion (the “Southcenter Mall Property”) of an approximately 1.68 million SF super regional mall located in Tukwila, Washington (the “Southcenter Mall Shopping Center”). The Southcenter Mall Loan, which is evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The Southcenter Mall Whole Loan, which accrues interest at an interest rate of 2.88000% per annum, was originated by DBR Investments Co. Limited on December 11, 2019, had an original principal balance of $218,000,000 and has an outstanding principal balance as of the Cut-off Date of $218,000,000. The proceeds of the Southcenter Mall Whole Loan along with $819,135 of equity contributed by the borrower were primarily used to refinance prior debt secured by the Southcenter Mall Property and pay origination costs.

The Southcenter Mall Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Southcenter Mall Whole Loan requires monthly payments of interest only for the entire term. The scheduled maturity date of the Southcenter Mall Whole Loan is the due date in January 2030. Provided that no event of default has occurred and is continuing under the loan documents, at any time after the earlier to occur of (a) January 1, 2023 and (b) the second anniversary of the closing date of the last securitization of any note comprising the Southcenter Mall Whole Loan, the Southcenter Mall Whole Loan may be (i) defeased with certain “government securities” as permitted under the loan documents or (ii) prepaid in full together with the greater of 1.00% of the outstanding principal balance and yield maintenance through October 1, 2029. Voluntary prepayment of the Southcenter Mall Whole Loan without payment of any prepayment premium is permitted on or after the due date occurring in October 2029.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The table below summarizes the promissory notes that comprise the Southcenter Mall Whole Loan. The relationship between the holders of the Southcenter Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—Southcenter Mall Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes
Note A-2	$50,000,000	$50,000,000	DBRI(1)	No
Note A-3	$39,000,000	$39,000,000	DBRI(1)	No
Note A-4	$29,000,000	$29,000,000	DBRI(1)	No
Note A-5	$20,000,000	$20,000,000	DBRI(1)	No
Note A-6	$20,000,000	$20,000,000	DBRI(1)	No
Total	$218,000,000	$218,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■

The Mortgaged Property. The Southcenter Mall Property is a 783,068 SF portion of the Southcenter Mall Shopping Center, a three-level super regional mall that contains approximately 1.68 million SF of gross leasable area, located in the greater Seattle market. The Southcenter Mall Shopping Center was originally built in 1968 and expanded in 2008. In 2008, an approximately $240 million redevelopment project opened with a 400,000 SF two level expansion that included the new AMC theater, food terrace, new specialty stores, feature restaurants and new parking structures. Four outparcel pads were added totaling approximately 40,000 SF. In addition, in 2010 a project to re-tenant the vacant Mervyn’s box brought the specialty grocer, Seafood City (44,413 SF), which opened in July 2010. Including the purchase of the Mervyn’s box, total project cost was approximately $35 million. The Southcenter Mall Shopping Center has 7,059 parking spaces, which equates to 4.2 spaces per 1,000 SF. The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub-ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10 year period based on the consumer price index (with the next reset in 2025) subject to the methodology in the ground lease documents.

The Southcenter Mall Shopping Center is anchored by Macy’s, JCPenney, Sears and Nordstrom, which each separately own their improvements. Macy’s also owns the underlying land beneath its box, while the borrower owns the underlying land for the three remaining anchors. As of the trailing 12 months ending October 2019, the four major non-collateral anchors (Macy’s, JCPenney, Nordstrom and Sears) have achieved sales of approximately $63.3 million ($245 PSF), $35.2 million ($129 PSF), $29.4 million ($177 PSF), and $13.9 million ($80 PSF), respectively. The Southcenter Mall Shopping Center is also junior anchored by Seafood City (a Filipino supermarket), a 16-screen American Multi-Cinema (“AMC”) theater, Round One and H&M (all part of the Southcenter Mall Loan collateral). As of the trailing 12 months ending in October 2019, Seafood City, AMC theater, Round One and H&M posted sales of approximately $35.0 million ($787 PSF), $13.6 million ($850,081 per screen), $6.5 million ($159 PSF) and $10.0 million ($408 PSF), respectively.

The Southcenter Mall Property features a broad merchandise mix with over 150 specialty retailers including Apple, Aerie, Claire’s, Coach, Disney, Footlocker, H&M, Gamestop, Lucky Brand, Michael Kors, and Sephora. The Southcenter Mall Property also features diverse dining options such as BJ’s Restaurant, The Cheesecake Factory, Buffalo Wild Wings, Chipotle and Moctezuma’s Mexican Restaurant, which is complemented by a 14-bay food court located on the second level of the Southcenter Mall Property.

The Southcenter Mall Property has an in-place underwritten occupancy of 92.6% (84.1% occupied excluding non-collateral anchors and unowned parcels). As of the trailing 12 months ending October 2019, the Southcenter Mall Property generated in-line sales of approximately $757 PSF with an occupancy cost ratio of approximately 12.9%. Excluding the Apple store, the Southcenter Mall Property generated in-line sales of approximately $600 PSF with an occupancy cost ratio of approximately 16.3% over the same period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The following table presents a summary of historical tenant sales at the Southcenter Mall Property:

Historical Tenant Sales Summary (1)

	2017	2018	TTM October 2019
Anchor Sales PSF (non-collateral)	$167	$166	$163
Junior Anchor Sales PSF (collateral)	$320	$321	$337
In-Line Tenant Sales (<10,000) PSF	$849	$856	$777
In-Line Tenant Sales (<10,000) PSF (excl. Apple)	$616	$593	$613

(1)	Information as provided by the borrower sponsors and only includes tenants reporting sales.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Southcenter Mall Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Lease Expiration	Renewal / Extension Options
Non-Collateral Anchors(4)
Macy’s	NR / NR / NR	258,944	NAP	$0	0.0%	NAP	$245	NAP	NAP	NAV
JCPenney	NR / NR / NR	272,267	NAP	407,094	1.2	NAP	$129	1.2%	7/31/2028	NAV
Nordstrom	NR / NR / NR	165,900	NAP	1,040,000	3.1	NAP	$177	3.5%	9/30/2028	NAV
Sears	NR / NR / NR	174,630	NAP	100,000	0.3	NAP	$80	0.7%	7/31/2023	NAV
Total Non-Collateral Anchors		871,741	NAP	$1,547,094	4.6%	NAP	$163	1.2%
Non-Collateral Outparcels		28,951	NAP	463,536	1.4	NAP
Total Non-Collateral		900,692	NAP	$2,010,630	6.0%	NAP

Owned Tenants
AMC	NR / NR / NR	70,000	8.9%	$2,920,344	8.8%	$41.72	$850,081(5)	21.5%	7/31/2023	4, 5-year options
Seafood City	NR / NR / NR	44,413	5.7	1,399,866	4.2	$31.52	$787	4.0%	7/15/2025	3, 5-year options
H&M	NR / NR / NR	24,506	3.1	1,188,541	3.6	$48.50	$408	11.9%	1/31/2020	None
Round One	NR / NR / NR	40,576	5.2	908,073	2.7	$22.38	$159	14.1%	7/31/2025	2, 5-year options
The Container Store	NR / NR / NR	25,452	3.3	700,987	2.1	$27.54	$157	17.5%	2/28/2027	2, 5-year options
Champs Sports/Nike Yardline	NR / NR / NR	7,493	1.0	604,830	1.8	$80.72	$977	8.3%	1/31/2025	None
Foot Locker/House of Hoops	NR / NR / NR	7,310	0.9	591,852	1.8	$80.96	$620	13.1%	1/31/2021	None
Fidelity Investments	NR / A1 / NR	7,200	0.9	574,878	1.7	$79.84	NAV	NAV	5/31/2024	2, 5-year options
The Cheesecake Factory	NR / NR / NR	10,289	1.3	569,037	1.7	$55.31	$1,149	4.8%	1/31/2028	2, 5-year options
Victoria’s Secret	NR / NR / NR	9,875	1.3	556,043	1.7	$56.31	$522	10.8%	1/31/2024	None
Ten Largest Owned Tenants		247,114	31.6%	$10,014,451	30.0%	$40.53
Remaining Owned Tenants		411,274	52.5	21,309,322	63.9	$51.81
Vacant Spaces (Owned Space)		124,680	15.9	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants(6)		783,068	100.0%	$31,323,773	94.0%	$51.66
Totals / Wtd. Avg. Non-Collateral / Owned Tenants(7)				$33,334,403	100.0%	$54.98

(1)	Based on the underwritten rent roll dated November 30, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost are as of the trailing 12 months ending October 31, 2019.

(4)	The borrower owns the underlying land of JCPenney, Nordstrom, Sears, Olive Garden and KeyBank. Lease Expiration for JCPenney, Nordstrom and Sears refers to expiration of the ground leases.

(5)	Based on the AMC’s 16 screens.

(6)	The UW Base Rent $ per SF excludes 52,033 SF which has no attributable fixed base rent.

(7)	The UW Base Rent and UW Base Rent $ per SF include UW Base Rent from the three non-collateral anchor tenants and two non-collateral in-line tenants, but excludes the associated SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The following table presents certain information relating to the lease rollover schedule at the Southcenter Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	16,155	2.1%	2.1%	$904,456	2.7%	$55.99	5
2020	59,184	7.6	9.6%	2,264,485	6.8	$38.26	26
2021	74,171	9.5	19.1%	3,433,327	10.3	$46.29	35
2022	61,226	7.8	26.9%	2,782,407	8.3	$45.44	30
2023	107,256	13.7	40.6%	5,339,098	16.0	$49.78	17
2024	66,909	8.5	49.2%	4,157,281	12.5	$62.13	19
2025	102,272	13.1	62.2%	3,741,382	11.2	$36.58	11
2026	14,005	1.8	64.0%	589,983	1.8	$42.13	6
2027	53,172	6.8	70.8%	2,363,443	7.1	$44.45	14
2028	40,244	5.1	75.9%	3,922,140	11.8	$97.46	15
2029	38,280	4.9	80.8%	3,065,782	9.2	$80.09	14
2030	16,096	2.1	82.9%	549,544	1.6	$34.14	3
2031 & Thereafter	9,418	1.2	84.1%	221,075	0.7	$23.47	1
Vacant	124,680	15.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(4)	783,068	100.0%		$33,334,403	100.0%	$54.98	196

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes annual rent from three non-collateral anchor tenants and two non-collateral in-line tenants in which the borrower owns the underlying land but does not own the improvements. The UW Base Rent $ per SF excluding the non-collateral tenants is $51.66.

(4)	The Wtd. Avg. UW Base Rent $ per SF for Owned Tenant excludes 52,033 SF, which has no attributable base rent.

The following table presents certain information relating to the historical occupancy at the Southcenter Mall Property:

Historical Leased %(1)

	2014	2015	2016	2017	2018	Current(2)(3)
Owned Occupancy including non-collateral anchors	95.8%	97.8%	95.8%	96.0%	96.0%	92.6%
Owned Occupancy excluding non-collateral anchors	91.2%	95.5%	91.3%	91.7%	91.6%	84.1%

(1)	Historical Occupancy is as of December 31 of each respective year.

(2)	Current occupancy is based on the underwritten rent roll dated November 30, 2019.

(3)

The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. In addition, Forever21 (26,611 SF), which is in bankruptcy, is excluded from the occupancy and underwriting.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southcenter Mall Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 10/31/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$37,070,856	$36,892,290	$36,065,546	$34,418,159	$33,334,403	$42.57
Rent Steps(3)	0	0	0	0	708,761	0.91
Gross Up Vacancy	0	0	0	0	6,071,512	7.75
Reimbursements	18,549,095	19,060,094	20,923,356	20,783,823	20,416,765	26.07
Other Income(4)	6,743,806	5,925,410	6,271,498	4,799,081	4,916,568	6.28
Vacancy & Credit Loss	0	0	0	0	(6,071,512)	(7.75)
Effective Gross Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$59,376,497	$75.83

Real Estate Taxes	$4,063,206	$4,235,122	$4,673,930	$4,276,508	$4,483,105	$5.73
Insurance	328,713	488,602	541,588	522,502	554,389	0.71
Management Fee(5)	2,933,914	2,894,887	2,967,772	2,830,732	1,000,000	1.28
Other Operating Expenses	10,268,627	10,675,556	10,894,826	10,662,519	10,662,519	13.62
Total Operating Expenses	$17,594,460	$18,294,166	$19,078,116	$18,292,261	$16,700,013	$21.33

Net Operating Income	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$42,676,484	$54.50
TI/LC	0	0	0	0	978,835	1.25
Capital Expenditures	0	0	0	0	148,783	0.19
Net Cash Flow	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$41,548,866	$53.06

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on 783,068 SF.

(3)

Includes $667,292 of contractual rent steps through January 1, 2021 and $41,469 for the straight line average rent for the following investment grade tenants: Fidelity Investments, AT&T Wireless, Verizon, Disney, Michael Kors, Starbucks and Bank of America.

(4)

Underwritten Other Income consists of lease termination income ($117,487), percentage rent ($857,464), kiosk/ATM income ($1,658,949), specialty leasing income ($1,554,354), media income ($132,282) and miscellaneous income ($596,031).

(5)	Any management fees exceeding 3.0% of Effective Gross Income are subordinate to the Southcenter Mall Whole Loan.

■	Appraisal. According to the appraisal, the Southcenter Mall Property had an “as-is” appraised value of $980,000,000 as of November 17, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$958,000,000	NAP	4.50%
Income Capitalization Approach(1)	$992,000,000	6.00%	5.00%(1)

(1)	Represents the terminal capitalization rate.

■

Environmental Matters. According to a Phase I environmental report, dated November 20, 2019, there are no recognized environmental conditions or recommendations for further action at the Southcenter Mall Property, except for the implementation of an asbestos operations and maintenance plan.

■

Market Overview and Competition. The Southcenter Mall Property is located in Tukwila, Washington, 14 miles south of downtown Seattle and four miles north of the SeaTac International Airport. The Southcenter Mall Property is located at the junction of Seattle’s two most heavily traveled highways (I-5 and I-405). The Southcenter Mall Property is the largest shopping center in the state of Washington. The trade area serving the Southcenter Mall Property stretches over 30 miles and includes over 1.3 million residents. According to the appraisal, as of 2019, within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the population is 291,032, 528,882 and 841,502, respectively. Within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the average household income is $88,132, $97,087 and $110,258, respectively.

The Southcenter Mall Property is located in the West Seattle/Tukwila/Kent/Auburn retail submarket of Seattle. According to the appraisal, the West Seattle/Tukwila/Kent/Auburn retail submarket contains approximately 8.7 million SF, or 31.8% of the region’s inventory. As of the third quarter of 2019, the West Seattle/Tukwila/Kent/Auburn retail submarket had a vacancy rate of 9.8% with net absorption of 21,000 SF. Over the same period, the submarket had an average asking rental rate of $22.58 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

The following table presents certain information relating to the primary competition for the Southcenter Mall Property:

Competitive Set(1)

	Southcenter Mall(2)	The Commons at Federal Way	Pacific Place	Bellevue Square	Northgate Mall	Tacoma Mall
Distance from Subject	NAP	11.5 miles	12.3 miles	14.0 miles	19.1 miles	23.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Urban Specialty Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built	1968	1975	1998	1946	1950	1964
Total GLA	1,683,760	771,000	330,000	1,578,000	1,046,000	1,188,607
Total Occupancy	92.6%	74.1%	75.0%	98.2%	98.2%	98.6%
In-Line Sales per SF	$758	$200 - $300	$500 - $650	$600 - $775	NAV	$500 - $575
Anchors & Jr. Anchors	Macy’s JCPenney Sears Nordstrom Seafood City Round One AMC The Container Store	Macy’s Target Kohl’s Cinemas	AMC Theaters Barnes & Noble Nordstrom (adjacent) Macy’s (nearby)	Macy’s Nordstrom JCPenney Crate & Barrel	Macy’s Nordstrom JCPenney Other/Big Box	Macy’s Nordstrom JCPenney Dick’s Sporting Goods

(1)	Source: Appraisal.

(2)	Based on Southcenter Mall Shopping Center, including non-collateral anchors and outparcels.

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The Borrower. The borrower is Southcenter Owner LLC, a single purpose, bankruptcy remote single member Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Southcenter Mall Whole Loan.

The borrower sponsor is a joint venture between Unibail-Rodamco-Westfield (55%) and Canada Pension Plan Investment Board (“CPPIB”) (45%). The non-recourse carveout guarantor is URW WEA LLC, an affiliate of Unibail-Rodamco-Westfield (“URW”). The liability of the non-recourse carveout guarantor for recourse events relating to bankruptcy is capped at 20% of the then outstanding principal balance of the Southcenter Mall Whole Loan.

URW is a global developer and operator of flagship shopping destinations in cities across Europe and the United States and office buildings and major convention and exhibition venues in the Paris region. As of June 30, 2019, URW had a total portfolio value of approximately €65.0 billion, of which 86% is retail, 7% is office, 5% is convention and exhibition venues and 2% is services. URW owns and operates 92 shopping centers, of which 55 are flagships in cities in Europe and the United States.

CPPIB is a Canadian Crown corporation established by way of the 1997 Canada Pension Plan Investment Board Act to oversee and invest the funds contributed to and held by the Canada Pension Plan. As of September 30, 2019, CPPIB managed over C$409 billion in investment assets for the Canada Pension Plan on behalf of 20 million Canadians. CPPIB invests across geographies and asset classes, including public equities (33%), private equities (24%), real estate (12%), government bonds (10%), credit investments (9%), infrastructure (9%) and others. If CPPIB succeeds to URW’s interest in the borrower, CPPIB, or an affiliate having a net worth and liquidity reasonably acceptable to the lender, is permitted to act as replacement guarantor.

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Lockbox and Cash Management. The Southcenter Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Southcenter Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept weekly to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax, insurance and parking area sublease reserve accounts as described below under “Escrows”, to pay debt service on the Southcenter Mall Whole Loan, to make deposits into the replacement reserve and rollover reserve as described below under “Escrows”, to pay operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to deposit any remainder into a cash sweep account to be held as additional collateral for the Southcenter Mall Whole Loan during such Trigger Period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents until cured as determined by the lender in its reasonable discretion or (ii) any Low DSCR Trigger Period.

A “Low DSCR Trigger Period” means any period during the continuance of which the debt service coverage ratio based on the Southcenter Mall Whole Loan is less than 4.11x and will end if (i) the Southcenter Mall Whole Loan debt service coverage ratio is at least 4.11x for two consecutive quarters, (ii) the borrower prepays a portion of the Southcenter Mall Whole Loan to achieve a debt service coverage ratio of 4.11x with a prepayment fee equal to the greater of 1.00% of the prepaid amount and yield maintenance or (iii) the borrower delivers to lender a letter of credit meeting the requirements of the Southcenter Mall Whole Loan documents or other additional collateral acceptable to lender in its sole but reasonable discretion in an amount equal to 12 months of projected excess cash flow (provided if a debt service coverage ratio of 4.11x has not been achieved as of the date that is 12 months from delivery of such letter of credit, a Low DSCR Trigger Period will again commence).

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Escrows. On each due date during the continuance of a Trigger Period, the borrower will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Southcenter Mall Property is covered under an acceptable blanket policy, (iii) 1/12th of the rent due under the sub-ground lease at the Southcenter Mall Property (provided such reserve is not required to be funded if the borrower provides reasonably acceptable evidence of payment of such monthly rent when due), (iv) a monthly replacement reserve deposit of $12,399, subject to a cap of $148,783 and (v) a monthly rollover reserve deposit of $81,570, subject to a cap of $978,835. Funds deposited into any of the foregoing reserves are required to be released to the borrower if a Trigger Period no longer exists. The borrower has the right to deliver a letter of credit meeting the requirements of the Southcenter Mall Whole Loan documents in lieu of funding any reserve, or to replace funds previously deposited into any reserve.

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Property Management. The Southcenter Mall Property is managed by Westfield Property Management LLC, an affiliate of the borrower. The lender may require the borrower to replace the property manager with another property manager chosen by the borrower and approved by the lender in its sole discretion and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager is insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

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Release of Collateral. The borrower may request that the lender release (i) the non-income producing approximately 1.02 acre parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the approximately 0.57 acre parcel of land designated as the “Post Office Parcel” and/or (iii) any other non-income producing, unimproved, non-material portion of the Southcenter Mall Property, which is not used for parking (each, a “Release Parcel”) from the lien of the Southcenter Mall Whole Loan documents upon the satisfaction of the following conditions: (a) no continuing event of default; (b) title to the Release Parcel is transferred from the borrower and borrower continues to be a single purpose entity; (c) evidence satisfactory to the lender that the Release Parcel is a legally subdivided parcel from the Southcenter Mall Property and is on a separate tax lot; (d) the conveyance of the Release Parcel does not (1) materially adversely affect the use, access, value, utility or operation of the remaining Southcenter Mall Property, (2) cause any portion of the remaining Southcenter Mall Property to be in violation of any legal, zoning or parking requirements, (3) create any liens on the remaining Southcenter Mall Property or (4) cause a default under the terms of any lease or other instrument relating to the Southcenter Mall Property; (e) if such release occurs after a securitization, borrower must comply with REMIC related conditions; and (f) only with respect to the Post Office Parcel, payment of a release price in an amount equal to $1,275,000 together with the yield maintenance premium (if then applicable). No paydown or defeasance of the Southcenter Mall Whole Loan will be required in connection with any Release Parcel other than the Post Office Parcel. In addition, with respect to the Firestone Parcel and/or the Post Office Parcel, the borrower must enter into a “no poaching” agreement between the borrower and the transferee of the Firestone Parcel and/or Post Office Parcel with respect to the tenants under leases at the Southcenter Mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

southcenter mall

Property (unless replaced with tenants paying equal or greater effective rent per square foot), to which the lender shall be a third party beneficiary and which agreement is in form and substance satisfactory to the lender).

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Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal 100% of the replacement cost of the Southcenter Mall Property plus 24 months of business interruption coverage, plus an extended period of indemnity of 12 months; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect, the borrower will not be required to pay annual premiums in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy (including business interruption insurance) insuring only the Southcenter Mall Property on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

KENT
RAM
RESTAURANT & BREWERY

Panera BREAD

LOFT
LOFT

AMC
IMAX

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

Tukwila
Renton
Burien
SeaTac
SEATTLE-TACOMA INTERNATIONAL AIRPORT
Normandy Park
Des Moines
Kent
Cascade-Fairwood
Covington
Puget Sound
Kent Station
417 Ramsay Way
Kent, WA 98032
AUBURN MUNICIPAL AIRPORT
Highline College
MIDWAY
NORTH HILL
MCMICKEN HEIGHTS
RIVERTON HEIGHTS
SOUTHCENTER
EVANSVILLE
MAPLEWOOD HEIGHTS
Westfield Southcenter
Boeing Commercial Airplanes HQ
Centerpoint Corporate Park
Amazon Fulfillment Center
Valley Medical Center
Highline Medical Center
Great Wall Shopping Center
Walmart Supercenter
Renton Village
Cascade Village
Seattle
Bellevue
Redmond
Kirkland
Shoreline
MAP © 2019 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Kent, Washington		Cut-off Date Balance		$56,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF		$228.24
Size (SF)	245,360		Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 8/1/2019	86.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2019	86.8%		Type of Security		Fee Simple
Year Built / Latest Renovation	2005-2006 / NAP		Mortgage Rate		3.50000%
Appraised Value	$106,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		36

Underwritten Revenues	$8,363,764
Underwritten Expenses	$2,657,177		Escrows(1)
Underwritten Net Operating Income (NOI)	$5,706,587			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,370,657		Taxes	$141,902	$70,951
Cut-off Date LTV Ratio	52.8%		Insurance	$51,034	$6,379
Maturity Date LTV Ratio	45.1%		Replacement Reserve	$0	$6,339
DSCR Based on Underwritten NOI / NCF	1.89x / 1.78x		TI/LC	$0	$26,172
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.6%		Other(2)	$62,580	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,000,000	100.0%	Loan Payoff	$54,359,403	97.1%
			Principal Equity Distribution	1,161,779	2.1
			Reserves	255,516	0.5
			Origination Costs	223,302	0.4

Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Other Upfront reserve of $62,580 represents outstanding tenant improvement allowances for two tenants at the Kent Station Property.

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The Mortgage Loan. The mortgage loan (the “Kent Station Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use property located in Kent, Washington (the “Kent Station Property”). The Kent Station Loan had an original principal balance of $56,000,000 and represents approximately 4.2% of the Initial Pool Balance. The Kent Station Loan, which accrues interest at a fixed rate of 3.50000% per annum, was originated by CREFI on December 4, 2019. The Kent Station Loan had an initial term of 120 months, and has a remaining term of 119 months as of the Cut-off Date. The proceeds of the Kent Station Loan were used to refinance the existing debt, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Kent Station Loan requires interest only payments during the first three years of its term, followed by payments of principal and interest sufficient to amortize the Kent Station Loan over a 30-year amortization term. The scheduled maturity date of the Kent Station Loan is December 6, 2029. Voluntary prepayment of the Kent Station Loan is permitted on or after September 6, 2029 without a payment of any prepayment premium. Defeasance of the Kent Station Loan is permitted at any time after the second anniversary of the securitization closing date.

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The Mortgaged Property. The Kent Station Property is a 245,360 SF mixed-use property located in Kent, Washington, approximately 20 miles south of downtown Seattle. The Kent Station Property consists of 16 buildings across 16.8 acres and was constructed between 2005 and 2006. As of August 1, 2019 the Kent Station Property was 86.8% occupied by 56 unique tenants. The largest tenant at the Kent Station Property is AMC, which accounts for 23.9% of the SF and 26.9% of UW Base Rent. AMC’s lease was initially scheduled to expire on December 31, 2020, however in November 2018, AMC extended its lease through November 30, 2032. As part of the extension, AMC undertook an $8.0 million renovation that was completed in October 2019 to upgrade the theater with modernized recliner seating, enhanced sound systems, reserved seating, improved beverage offerings and large format screens. AMC invested approximately $6.0 million of its own money into the renovation, with the remaining $2.0 million coming from the borrower sponsor in the form of a tenant improvement allowance. Besides AMC, no tenant accounts for greater than 5.8% of the SF and 7.1% of the UW Base Rent at the Kent Station Property. Office, medical office and professional service providers comprise approximately 24.1% of the underwritten base rent and 23.9% of the occupied SF at the Kent Station Property. The Kent Station Property has 1,549 surface parking spaces, which equates to 6.3 parking spaces per 1,000 SF of net rentable area. Average occupancy at the Kent Station Property since 2011 has been 88.4%, with a peak occupancy of 90.1% in 2015 and trough occupancy of 86.0% in 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

The following table presents certain information relating to the major tenants (of which certain tenants have co-tenancy provisions) at the Kent Station Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options	Sales per SF(4)	Occ Cost(5)
AMC	NR / B2 / B	58,521	23.9%	$1,716,421	26.9%	$29.33	11/30/2032	4, 5-year options	$477,764	34.2%
GSA(6)	AAA / Aaa / AA+	14,205	5.8	451,293	7.1	$31.77	11/14/2025	None	N/A	N/A
Mama Stortini’s	NR / NR / NR	5,840	2.4	246,506	3.9	$42.21	5/31/2022	1, 5-year option	$681	7.8%
Ram	NR / NR / NR	6,540	2.7	225,630	3.5	$34.50	11/30/2020	1, 5-year option	$550	8.2%
Coldwell Banker	NR / NR / NR	5,015	2.0	186,321	2.9	$37.15	9/30/2021	1, 5-year option	N/A	N/A
Panera Bread	NR / NR / NR	4,657	1.9	182,984	2.9	$39.29	9/30/2021	2, 5 year options	N/A	N/A
Road Runner	NR / NR / NR	7,015	2.9	171,868	2.7	$24.50	9/30/2020	None	$242	14.6%
Valley Medical	NR / NR / NR	5,648	2.3	149,277	2.3	$26.43	6/30/2029	2, 5-year options	N/A	N/A
Dukes	NR / NR / NR	3,560	1.5	148,452	2.3	$41.70	12/31/2020	1, 5-year option	$765	6.9%
Agave	NR / NR / NR	3,747	1.5	132,827	2.1	$35.45	12/31/2025	1, 5-year option	$533	8.7%
Ten Largest Owned Tenants		114,748	46.8%	$3,611,579	56.6%	$31.47
Remaining Tenant Total		98,256	40.0	2,772,872	43.4	$28.22
Vacant(5)		32,356	13.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		245,360	100.0%	$6,384,451	100.0%	$29.97

(1)	Based on the underwritten rent roll dated August 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent,% of Total UW Base Rent and UW Base Rent $per SF include $350,892 of contractual rent steps through November 15, 2020.
(4)	Sales per SF are based on Tenant GLA for all tenants except AMC, which reflects sales per screen. There are 14 screens at the AMC located at the Kent Station Property.
(5)	Occupancy Cost is calculated based on gross rent for each tenant.
(6)	GSA may terminate this lease at any time after the tenth lease year by giving at least 60 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Kent Station Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	1,380	0.6%	0.6%	$45,934	0.7%	$33.29	1
2020	45,220	18.4	19.0%	1,386,150	21.7	$30.65	17
2021	32,015	13.0	32.0%	900,446	14.1	$28.13	12
2022	19,870	8.1	40.1%	583,087	9.1	$29.35	7
2023	7,050	2.9	43.0%	208,237	3.3	$29.54	3
2024	13,967	5.7	48.7%	393,284	6.2	$28.16	7
2025	21,347	8.7	57.4%	714,352	11.2	$33.46	4
2026	4,904	2.0	59.4%	179,393	2.8	$36.58	3
2027	3,082	1.3	60.7%	107,870	1.7	$35.00	1
2028	0	0.0	60.7%	0	0.0	$0.00	0
2029	5,648	2.3	63.0%	149,277	2.3	$26.43	1
2030	0	0.0	63.0%	0	0.0	$0.00	0
2031 & Thereafter	58,521	23.9	86.8%	1,716,421	26.9	$29.33	1
Vacant	32,356	13.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	245,360	100.0%		$6,384,451	100.0%	$29.97	57

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	UW Base Rent,% of Total UW Base Rent and UW Base Rent $per SF include $350,892 of contractual rent steps through November 15, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

The following table presents certain information relating to historical leasing at the Kent Station Property:

Historical Leased %(1)

2016	2017	2018	As of 8/1/2019(2)
87.7%	86.0%	88.2%	86.8%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 1, 2019.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kent Station Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 7/31/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent	$5,946,923	$5,818,772	$5,837,216	$5,973,619	$6,033,558	$24.59
Contractual Rent Steps(2)	0	0	0	0	350,892	1.43
Vacant Income	0	0	0	0	1,191,065	4.85
Reimbursements	2,080,467	2,044,161	1,689,132	1,756,423	1,858,648	7.58
Vacancy & Credit Loss	0	0	0	0	(1,191,065)	(4.85)
Other Income	113,973	113,898	144,064	120,665	120,665	0.49
Effective Gross Income	$8,141,363	$7,976,831	$7,670,412	$7,850,708	$8,363,764	$34.09

Real Estate Taxes	$911,548	$883,793	$868,513	$838,470	$822,207	$3.35
Insurance	146,358	151,821	143,910	143,739	100,743	0.41
Utilities	390,099	415,386	330,449	333,860	333,860	1.36
CAM Expenses	862,287	950,780	725,330	838,662	838,662	3.42
Management Fee	242,015	222,903	195,328	196,359	250,913	1.02
General & Administrative	354,648	378,131	346,135	310,791	310,791	1.27
Total Operating Expenses	$2,906,955	$3,002,814	$2,609,665	$2,661,881	$2,657,177	$10.83

Net Operating Income	$5,234,408	$4,974,017	$5,060,747	$5,188,826	$5,706,587	$23.26
Tenant Improvements	0	0	0	0	259,869	1.06
Replacement Reserves	0	0	0	0	76,062	0.31
Net Cash Flow	$5,234,408	$4,974,017	$5,060,747	$5,188,826	$5,370,657	$21.89

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $350,892 of contractual rent steps through November 15, 2020.

■	Appraisal. According to the appraisal, the Kent Station Property had an “as-is” appraised value of $106,000,000 as of August 2, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$109,000,000	N/A	5.75%
Discounted Cash Flow Approach	$106,000,000	7.25%	6.25%(1)

(1)	Represents the terminal cap rate.

■

Environmental Matters. According to the Phase I environmental report dated November 15, 2019, there are no recognized environmental conditions or recommendations for further action at the Kent Station Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

■

Market Overview and Competition. The Kent Station Property is located in Kent, Washington, within King County. According to the appraisal, the Kent Station Property is the core shopping center in downtown Kent and offers retail, cinema and dining experiences. According to the appraisal, downtown Kent has gone through a significant revitalization over the last two decades, converting its downtown into a transit-oriented, walkable community. According to the appraisal, the Kent Station Property has played a primary role in the revitalization of downtown Kent, attracting a variety of national shops, restaurants and office tenants to the immediate area. Sound Transit operates express bus, commuter rail and light rail service within the Seattle metropolitan statistical area. The Kent Station Property is located directly across from the Sound Transit station in Kent, Washington. The Sound Transit station in Kent, Washington accommodates both train and bus commuters and has the second largest on boarding of commuters, behind only downtown Seattle.

New apartment complexes have been built adjacent to the Kent Station Property, which support the center’s restaurants, entertainment and services. There are an additional 1,000 apartment units permitted to be constructed within a 1-mile radius of the Kent Station Property over the next 18 months. Green River Community College occupies and owns more than 60,000 SF of office condo space near the Kent Station Property and brings more than 3,500 visitors each week. According to the appraisal, 2018 population within a 1-, 3- and 5-miles of the Kent Station Property was 15,517, 99,897 and 264,044, respectively. According to the appraisal, 2018 average household income within a 1-, 3- and 5-mile radius of the Kent Station Property was $57,297, $79,052 and $86,549 respectively.

According to a third party report, the Kent Station Property is located within the South End retail market, which had a total supply of approximately 38.2 million SF, a vacancy rate of 4.1% and average asking rents of $20.97 per SF as of the second quarter 2019. According to a third party report, the Kent Station Property is located within the Kent valley retail submarket, which had a total supply of approximately 3.9 million SF, a vacancy rate of 7.1% and average asking rents of $19.96 per SF as of the second quarter 2019. According to a third party report, there was 8,800 SF of new retail inventory added to the Kent valley retail submarket between the beginning of third quarter of 2018 and the end of the second quarter of 2019.

The following table presents certain information relating to comparable buildings for the Kent Station Property:

Building and Lease Comparables(1)

Property Name	City, State	Distance from the Kent Station Property	Year Built	Total NRA (SF)	Vacant NRA (SF)	% Total Vacant
Covington Square	Covington, Washington	6.0 miles	1986	155,366	9,088	5.8%
Canyon Ridge Plaza	Kent, Washington	1.9 miles	1995	268,238	18,750	7.0%
Marketplace at Lake Meridian	Kent, Washington	3.6 miles	1989	168,746	7,369	4.4%
North Benson Center	Renton, Washington	4.5 miles	1987	254,400	3,825	1.5%
Fairwood Shopping Center	Renton, Washington	5.6 miles	1970	223,547	8,942	4.0%
Fairwood Square	Renton, Washington	5.7 miles	1988	76,040	2,281	3.0%
Total / Average				1,146,337	50,255	3.9%

(1)	Source: Appraisal.

■

The Borrower. The borrower is Kent Station Retail L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kent Station Loan. The borrower sponsor and non-recourse carveout guarantor is Evergreen Capital Trust. Michael J. Corliss is the 100.0% beneficiary of Evergreen Capital Trust. Michael J. Corliss is CEO of Investco Financial Corporation. Investco Financial Corporation is a privately held real estate investment company founded in 1983 and focused on properties in the Pacific Northwest and Southern California. Investco Financial Corporation strategy has been to own, build and manage real property. Investco Financial Corporation is headquartered in Sumner, Washington with satellite offices in Seattle and Palm Desert, California.

■

Escrows. On the origination date of the Kent Station Loan, the borrower funded reserves of (i) $141,902 for real estate taxes, (ii) $51,034 for insurance premiums and (iii) $62,580 for unfunded tenant improvement obligations related to two tenants at the Kent Station Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

kent station

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Kent Station Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $70,951), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $6,379), (iii) replacement reserves equal to $6,339, and (iv) a TI/LC reserve in an amount equal to $26,172, subject to a cap of $630,000.

■

Lockbox and Cash Management. The Kent Station Loan is structured with a springing lockbox and springing cash management. The Kent Station Loan documents require that, within five days after the occurrence of a Kent Station Trigger Period, the borrower is required to deliver a letter to each tenant directing all such tenants to deposit rents directly to a lender-controlled lockbox account. In addition, after the occurrence of a Kent Station Trigger Period, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Kent Station Property to be deposited into such lockbox account immediately following receipt. On each business day during the continuance of a Kent Station Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the Kent Station Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Kent Station Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Kent Station Loan. Upon an event of default under the Kent Station Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Kent Station Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt service coverage ratio falling below 1.15x and expiring upon (a) with respect to clause (i) above, the cure of such event of default and (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar months. To the extent a Kent Station Trigger Period commences due to the debt service coverage ratio falling below 1.15x, a Kent Station Trigger Period will expire if, within five days of such Kent Station Trigger Period commencing, the borrower delivers a letter of credit or deposits into a reserve account an amount which, if added to the underwritten net cash flow, would result in a debt service coverage ratio greater than 1.20x.

■

Property Management. The Kent Station Loan is managed by Tarragon Property Services L.L.C., an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Kent Station Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the manager if any of the following occurs: (i) an event of default under the Kent Station Loan documents, (ii) a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, (iv) the manager’s gross negligence, fraud, willful misconduct or misappropriation of funds or (v) the debt service coverage ratio (as calculated under the loan documents) is less than 1.15x. Provided that no event of default is occurring under the Kent Station Loan documents, the borrower may terminate the management agreement and replace the manager with a manager approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance. The Kent Station Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Kent Station Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Kent Station Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

Nature's Oasis
Sawyer's
Groove Ryde
ReStore
Stump Plants
Beauty Shoppe
University Hospital
Xhibition
Eddy's Barbershop
Whiskey Grade
Double Rainbow
Floors 2 & 3 Office Space
Genuine
Leasing Office
Bonobos
Stem
Spice
Domo
Shinola Detroit
Rising Star
Scorpacciata Pasta Co.
SEE Eyewear
Manifest
Luster
Room Service
Craft Collective
Banter
Chutney B
brassica
RTA Van Aken Station
Andrews Colour Atelier
RTA Blue Line
Floors 2 – 5 Residential Space
Retail
Office
Residential

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Lake Erie
Cleveland
Lakewood
Rocky River
Fairview Park
Brooklyn
Parma Heights
Parma
Seven Hills
Garfield Heights
East Cleveland
Cleveland Heights
Mayfield Heights
CUYAHOGA COUNTY AIRPORT
BURKE LAKEFRONT AIRPORT
CLEVELAND HOPKINS INTERNATIONAL AIRPORT
Middleburg Heights
Strongsville
North Royalton
Broadview Heights
Brecksville
Twinsburg
Richfield
Bratenahl
SOUTH COLLINWOOD
NORTH COLLINWOOD
Richmond Heights
South Euclid
East Cleveland
GLENVILLE
FOREST HILLS
UNIVERSITY DISTRICT
HOUGH
GOODRICH-KIRKLAND
DOWNTOWN
FAIRFAX
CENTRAL
BUCKEYE SHAKER
Cleveland Heights
University Heights
Shaker Heights
INDUSTRIAL VALLEY
KINSMITH
WOODLAND HILLS
NORTH BROADWAY
WEST SIDE
TREMONT
CLARK FULTON
SOUTH BROADWAY
UNION MILES PARK
CORLETT
LEE MILES
Warrensville Heights
North Randall
Newburgh Heights
BROOKLYN CENTER
Cuyahoga Heights
Garfield Heights
Brooklyn Heights
Maple Heights
Case Western Reserve University
Cleveland Clinic
University Hospital
Cleveland State University
Van Aken District
20100 Walker Road
Shaker Heights, OH 44122

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Shaker Heights, Ohio	Cut-off Date Balance		$53,500,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF		$225.19
Size (SF)(1)	237,574	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 9/30/2019(1)	85.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2019(1)	85.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005, 2018, 2019 / 2018, 2019	Mortgage Rate		3.60000%
Appraised Value	$97,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$7,920,594
Underwritten Expenses	$3,108,918	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,811,676		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,606,532	Taxes	$226,227	$32,318
Cut-off Date LTV Ratio	55.2%	Insurance	$153,344	$11,796
Maturity Date LTV Ratio	55.2%	Replacement Reserve	$0	$3,929
DSCR Based on Underwritten NOI / NCF	2.46x / 2.36x	TI/LC(3)	$0	$14,100
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.6%	Other(4)	$1,843,484	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$53,500,000	100.0%	Loan Payoff	$48,817,043	91.2%
			Upfront Reserves	2,223,056	4.2
			Principal Equity Distribution	1,581,954	3.0
			Origination Costs	877,947	1.6

Total Sources	$53,500,000	100.0%	Total Uses	$53,500,000	100.0%

(1)	The Van Aken District Property consists of 143,079 SF of office and retail space and 103 residential units (94,495 SF). The office and retail portion was 85.4% occupied as of September 30, 2019 and the residential portion was 97.1% occupied as of October 31, 2019.
(2)	See “—Escrows below”.
(3)	The TI/LC Reserve is subject to a cap of $640,000.
(4)	Other Upfront reserve of $1,843,484 represents outstanding tenant improvement allowances, leasing commission obligations and free rent credits.

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The Mortgage Loan. The mortgage loan (the “Van Aken District Loan”) is secured by a first mortgage encumbering the borrowers’ fee simple interest in a mixed use property located in Shaker Heights, Ohio (the “Van Aken District Property”). The Van Aken District Loan had an original principal balance of $53,500,000 and represents approximately 4.0% of the Initial Pool Balance. The Van Aken District Loan, which accrues interest at a fixed rate of 3.60000% per annum, was originated by Citi Real Estate Funding, Inc. (“CREFI”) on November 27, 2019. The proceeds of the Van Aken District Loan were used to refinance the existing debt, fund upfront reserves and pay origination costs.

The Van Aken District Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Van Aken District Loan requires interest only payments during the entire term of the loan. The scheduled maturity date of the Van Aken District Loan is December 6, 2029. Voluntary prepayment of the Van Aken District Loan is permitted on or after September 6, 2029 without a payment of any prepayment premium. Defeasance of the Van Aken District Loan is permitted at any time after the second anniversary of the securitization closing date.

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The Mortgaged Property. The Van Aken District Property is a mixed use property, with office, retail and multifamily components across three groups of buildings within a single-planned facility, located in Shaker Heights, Ohio. The Van Aken District Property has 62,961 SF of office space, 80,118 SF of retail space and 103 multifamily units and it was built in 2005, 2018 and 2019. According to the appraisal, the first building group is comprised of multifamily units on top with ground floor retail and parking. The second building group is entirely comprised of retail tenants. The third building group is comprised of office, ground floor retail and parking. The multifamily units consist of one and two bedroom combinations (see Residential Unit Mix chart below). The multifamily units are outfitted with premium appliances, premium finished in-unit washers and dryers and patios. The kitchens, for the multifamily units, are equipped with electric oven/range combinations, garbage disposals, dishwashers, microwaves and refrigerator/freezers along with wooden cabinetry and quartz countertops. The retail space is occupied by a diverse mix of small, in-line tenants including, Nature’s Oasis, Jonathan Sawyer, Groove Ryde Fitness, Shinola, Bonobos and See Eyewear. The common amenities, at the Van Aken District

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

Property, include a gym, an on-site office, a roof patio, garage parking and bike storage. The Van Aken District Property has 527 parking spaces which translates into a 3.7 per 1,000 SF parking ratio. As of September 30, 2019, the overall average occupancy at the Van Aken District Property is 85.4%; and the multifamily component had an occupancy of 97.1% as of the same date. According to the appraisal, the Van Aken District Property is located on a 5.17-acre site with retail on all four sides of the property’s neighborhood and additional office space to the east of the Van Aken District Property. Per the appraisal, the Van Aken District Property has an excellent, signalized, corner location at the intersection of two well-traveled arterials.

The following table presents certain information relating to the major tenants at the Van Aken District Property:

Largest Ten Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options	Sales PSF(3)	Occupancy Cost(4)
McGlinchey Stafford	NR / NR / NR	18,495	12.9%	$633,454	18.4%	$34.25	5/31/2028	2, 5-year options	NAP	NAP
ABA Insurance	NR / NR / NR	17,384	12.1	501,327	14.5	$28.84	7/31/2028	2, 5-year options	NAP	NAP
RMS	NR / NR / NR	11,591	8.1	347,730	10.1	$30.00	1/31/2029	2, 5-year options	NAP	NAP
The Beauty Shoppe(5)	NR / NR / NR	8,001	5.6	320,040	9.3	$40.00	11/30/2029	1, 5-year option	NAP	NAP
Paragon	NR / NR / NR	6,677	4.7	227,018	6.6	$34.00	7/31/2028	1, 5-year option	NAV	NAV
Jonathan Sawyer	NR / NR / NR	6,324	4.4	161,262	4.7	$25.50	10/31/2029	1, 5-year option	$354	11.7%
Align Capital	NR / NR / NR	4,501	3.1	146,283	4.2	$32.50	5/31/2030	2, 3-year options	NAP	NAP
Nature’s Oasis	NR / NR / NR	5,541	3.9	105,279	3.1	$19.00	12/31/2029	2, 5-year options	$163	21.4%
University Hospital	NR / NR / NR	4,087	2.9	77,653	2.3	$19.00	8/31/2028	2, 5-year options	NAP	NAP
Genuine Pizza	NR / NR / NR	2,819	2.0	70,475	2.0	$25.00	4/30/2029	2, 5-year options	$903	4.6%
Largest Owned Tenants		85,420	59.7%	$2,590,520	75.1%	$30.33
Remaining Tenant Total		36,741	25.7	857,140	24.9	$23.33
Vacant		20,918	14.6	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		143,079	100.0%	$3,447,660	100.0%	$28.22

(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $70,529 of contractual rent steps through December 2020, with the exception of investment grade tenants where the straight-line average was taken over the shorter of the respective lease term or loan term.

(3)	Sales PSF are as of August 31, 2019 and are based on Tenant GLA for all tenants.

(4)	Occupancy Cost is calculated based on gross rent for each tenant.

(5)	The Beauty Shoppe is a coworking and office space designed for individuals, small businesses and enterprise-level corporations with 10 locations across the United States.

The following table presents certain information relating to the multifamily units and rents at the Van Aken District Property:

Residential Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
1 Bedroom/1.0 Bath	60	58.3%	58	96.7%	669	$1,455
1 Bedroom/1.5 Bath	6	5.8	6	100.0	877	$1,878
2 Bedroom/2 Bath	24	23.3	23	95.8	1,145	$2,324
2 Bedroom/2.5 Bath	6	5.8	6	100.0	1,529	$3,272
2 Bedroom/2.5 Bath	7	6.8	7	100.0	1,781	$4,578
Total / Average	103	100.0%	100	97.1%	917	$2,008

(1)	Based on the underwritten rent roll dated October 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

The following table presents certain information relating to the lease rollover schedule at the Van Aken District Property, based on initial lease expiration dates:

Lease Expiration Schedule (1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM(3)	200	0.1%	0.1%	$0	0.0%	$0.00	0
2020	1,984	1.4	1.5%	12,000	0.3	$6.05	2
2021	1,850	1.3	2.8%	72,000	2.1	$38.92	6
2022	3,570	2.5	5.3%	0	0.0	$0.00	2
2023	3,046	2.1	7.4%	98,910	2.9	$32.47	3
2024	2,308	1.6	9.1%	95,514	2.8	$41.38	3
2025	2,822	2.0	11.0%	67,728	2.0	$24.00	1
2026	0	0.0	11.0%	0	0.0	$0.00	0
2027	0	0.0	11.0%	0	0.0	$0.00	0
2028	57,387	40.1	51.1%	1,695,440	49.2	$29.54	11
2029	44,493	31.1	82.2%	1,259,786	36.5	$28.31	10
2030	4,501	3.1	85.4%	146,283	4.2	$32.50	1
2031 & Thereafter	0	0.0	85.4%	0	0.0	$0.00	0
Vacant	20,918	14.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	143,079	100.0%		$3,447,660	100.0%	$28.22	39

(1)	Calculated based on the approximate square footage occupied by each collateral retail tenant.

(2)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $70,529 of contractual rent steps through December 2020, with the exception of investment grade tenants where the straight-line average was taken over the shorter of the respective lease term or loan term.

(3)	MTM includes 200 SF of event space at the Van Aken District Property.

The following table presents certain information relating to historical leasing at the Van Aken District Property:

Historical Leased %(1)(2)

Retail as of 9/30/2019	Multifamily as of 10/31/2019
85.4%	97.1%

(1)	The Van Aken District Property was primarily constructed in 2018 and was in lease-up during 2019.

(2)	Based on the underwritten rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Van Aken District Property:

Cash Flow Analysis(1)(2)

	TTM 9/30/2019	T-3 Annualized 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent(3)	$2,944,094	$3,304,870	$3,377,131	$14.22
Contractual Rent Steps(4)	0	0	70,529	0.30
Potential Income from Vacant Units	0	0	857,794	3.61
Expense Reimbursements	321,675	534,745	561,020	2.36
Other Income	0	0	237,800	1.00
Gross Potential Income	$3,265,769	$3,839,615	$5,104,275	$21.48
Vacancy & Credit Loss(5)	(804,371)	(758,292)	(857,794)	(3.61)
EGI Before Other Income	$2,461,398	$3,081,323	$4,246,481	$17.87
Other Income(6)	$119,568	$157,408	$259,633	$1.09
Residential Income	1,541,205	2,310,506	2,348,223	9.88
Percentage Rent	286,300	715,585	1,066,257	4.49
Total Effective Gross Income	$4,408,472	$6,264,822	$7,920,594	$33.34

Real Estate Taxes	$420,581	$509,450	$478,478	$2.01
Insurance	102,951	180,123	134,808	0.57
Management Fee	175,976	196,780	242,504	1.02
Other Operating Expenses	2,345,446	2,815,983	2,253,128	9.48
Total Operating Expenses	$3,044,954	$3,702,336	$3,108,918	$13.09

Net Operating Income(7)	$1,363,518	$2,562,486	$4,811,676	$20.25
TI/LC	0	0	157,932	0.66
Replacement Reserves	0	0	47,212	0.20
Net Cash Flow	$1,363,518	$2,562,486	$4,606,532	$19.39

(1)

Certain items such as straight-line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There is a lack of operating history for the Van Aken District Property prior to 2019 as it was primarily constructed in 2018.

(3)

Underwritten Base Rent was underwritten to in-place leases and current contractual rents from the office and retail tenants based on an 85.4% occupancy rate as of September 30, 2019. The increase in rental income is directly attributable to new leases being signed at the Van Aken District Property as it was constructed in 2018.

(4)

Contractual Rent Steps include $70,529 of contractual rent steps through December 2020, with the exception of investment grade tenants where the straight-line average was taken over the shorter of the respective lease term or loan term.

(5)	Represents an underwritten economic vacancy of 16.8%.

(6)	Other Income includes water and sewer reimbursements billed directly to tenants.

(7)

The increase from T-3 Annualized 9/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the Van Aken District Property being in lease up in 2019. The Van Aken District Property was primarily constructed in 2018 and 2019, and all leases at the property were signed during that time period.

■	Appraisal. According to the appraisal, the Van Aken District Property had an “as-is” appraised value of $97,000,000 as of October 30, 2019.

Appraisal Approach	“As-Is” Value(1)	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$99,900,000	N/A	5.75%

(1)	The “As-Is” Value includes the present value of a 30-year TIF abatement.

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Environmental Matters. According to the Phase I environmental report dated November 5, 2019, there are no recognized environmental conditions or recommendations for further action at the Van Aken District Property.

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Market Overview and Competition. The Van Aken District Property is part of the Cleveland-Elyria, Ohio metropolitan statistical area which is in the northeastern portion of the state. The Cleveland metropolitan statistical area consists of Cuyahoga, Geauga, Lake and Medina counties. According to the appraisal, the census ranked Greater Cleveland as the 29th most populous metropolitan area in the United States and the largest in Ohio. Per the appraisal, total employment has increased annually over the past decade in the state of Ohio by 0.4% and increased annually over the past decade by 0.1% in the area. The top five employers in the area include Cleveland Clinic, University Hospitals, U.S. Office of Personnel Management, Progressive Corporation and Cuyahoga County. Overall, the presence of a diverse group of industries, which include manufacturing, engineering, biotechnology, transportation, healthcare and finance/insurance, continue to contribute to its economic stability.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

According to the appraisal, the property’s local neighborhood is part of Cuyahoga County in Cleveland, Ohio, which is a growing micro-market outside of the Cleveland central business district. Per the appraisal, the proximity to downtown and the cluster of new retail and apartments in the Van Aken District Property’s immediate vicinity are considered positive economic factors. Significant development, per the appraisal, consists of office, retail, industrial, mixed-use, multifamily and single family uses. This area has strong demographics with a year-end 2018 population within a one-, three- and five-mile radius of 13,604, 115,179 and 294,719 and an average household income within a one-mile radius of $107,880.

The Van Aken District Property is part of the Beachwood/Mayfield Apartment submarket which, according to a third party report, had a year-end 2018 inventory of 13,904 units, a 94.9% occupancy and positive absorption of 693 units. The Van Aken District Property is located within the Chagrin Corridor Office submarket which, according to a third party report, had a total 2018 inventory of approximately 6.7 million SF, a 7.3% vacancy and asking rents of $22.20 per SF and positive net absorption of 252,898 SF. According to the same third party report, as of the third quarter of 2019, the vacancy rate has improved to 6.4%. Similarly, the Van Aken District Property is also part of the Chagrin Corridor Retail submarket, which, according to a third party report, had a total 2018 inventory of approximately 2.1 million SF, a 2.0% vacancy and asking rents of $22.76 per SF and positive net absorption of 315,564 SF.

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The Borrowers. The borrowers are Van Aken A1, LLC and Van Aken BC, LLC, each a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Van Aken District Loan. The borrower sponsor and non-recourse carveout guarantor is R Capital US Large Cap Equity, Ltd., an affiliate of the borrowers and RMS Investment Corporation. Founded in 1991, RMS Investment Corporation is the family office for the Ratner, Miller and Shafran families, and manages nearly $1.2 billion in assets. As of September 30, 2019, the R Capital US Large Cap Equity, Ltd. fund reported a total market value of approximately $52.4 million.

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Escrows. On the origination date of the Van Aken District Loan, the borrowers funded reserves of (i) $226,227 for real estate taxes, (ii) $153,344 for insurance premiums and (iii) $1,843,484 for outstanding tenant improvement allowances, gap rent and free rent credits. Additionally, on each monthly due date, the borrowers are required to fund the following reserves with respect to the Van Aken District Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $32,318), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $11,796), (iii) replacement reserves equal to $3,929, and (iv) a TI/LC reserve in an amount equal to $14,100 (subject to a cap of $640,000). If the TI/LC reserve balance falls below $640,000, the borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $29,714.

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Lockbox and Cash Management. The Van Aken District Loan is structured with a springing lockbox and springing cash management. The Van Aken District Loan documents require that, upon the occurrence and during the continuance of a Van Aken District Trigger Period, the borrowers are required to direct all tenants to deposit rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Van Aken District Property to be deposited into such lockbox account within two business days of receipt. On every fourth business day during the continuance of a Van Aken District Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the Van Aken District Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Van Aken District Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Van Aken District Loan. Upon an event of default under the Van Aken District Loan documents, the lender will apply funds to the debt in such priority as it may determine.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

A “Van Aken District Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt yield (as calculated under the Van Aken District Loan documents) falling below 6.50% on any testing date after receipt of the financial statement dated as of December 31, 2020, provided that no Van Aken District Trigger Period will be deemed to exist solely with respect to this clause (ii) during any period that the Collateral Cure Conditions are satisfied, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the debt yield (as calculated under the Van Aken District Loan documents) being equal to or greater than 6.50% for two consecutive calendar quarters.

“Collateral Cure Conditions” will be deemed to exist upon satisfaction of certain conditions by the borrowers, including, among others: (i) the borrowers have deposited cash into an account with the lender or has delivered to the lender a letter of credit, in either case, in an amount equal to the difference between (x) the underwritable cash flow required to achieve a debt yield of 6.50% and (y) the underwritable cash flow as of the most recent testing date (the “Collateral Deposit Amount”) and (ii) thereafter, on each one year anniversary date of the date the lender declared the Van Aken District Trigger Period, the borrowers deposit additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the Collateral Deposit Amount (as applicable).

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Property Management. Certain parcels of the Van Aken District Property are managed by MR Real Estate, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement, and the remaining parcels of the Van Aken District Property are managed by NRP Management LLC, pursuant to a management agreement. Under the Van Aken District Loan documents, the lender may, or may require the borrowers to, terminate the management agreement and replace either manager if: (i) an event of default under the Van Aken District Loan documents exists, (ii) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding or (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Van Aken District Loan documents, the borrowers may terminate either management agreement and replace either manager with a manager satisfying the criteria set forth in the Van Aken District Loan documents or a manager otherwise approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■

Current Mezzanine or Secured Subordinate Indebtedness. The Van Aken District Property is subject to and encumbered by (i) a mortgage held by the County of Cuyahoga, Ohio, a subdivision of the State of Ohio, in the outstanding principal amount of $4,152,666.84, dated December 12, 2016 and matures on December 11, 2031 (the “Van Aken County Subordinate Mortgage”) and (ii) a mortgage held by the Cleveland-Cuyahoga County Port Authority and Ohio Water Development Authority, in the outstanding principal amount of $2,017,603.79, dated March 13, 2017 and matures on January 1, 2029 (the “Van Aken OWDA Subordinate Mortgage”, and together with the Van Aken County Subordinate Mortgage, the “Van Aken District Subordinate Mortgages”). The Van Aken County Subordinate Mortgage bears interest at 1.00000% per annum and the Van Aken OWDA Subordinate Mortgage bears interest at 2.55000% per annum. Pursuant to intercreditor agreements between each holder of the Van Aken District Subordinate Mortgages and the lender, the Van Aken District Subordinate Mortgages are fully subordinated to the Van Aken District Loan documents and each holder of a Van Aken District Subordinate Mortgage is prohibited from exercising any rights to foreclose its respective Van Aken District Subordinate Mortgage for a standstill period of at least one year following any event of default under the respective Van Aken District Subordinate Mortgage loan and such standstill period may be extended for (A) in the case of the Van Aken OWDA Subordinate Mortgage, five years and (B) in the case of the Van Aken County Subordinate Mortgage, three years, which in each case may be further extended with the reasonable consent of the respective subordinate holder if the lender has commenced enforcement action during the initial one year period and is diligently pursuing the completion of such enforcement action.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

van aken district

■

Ground Lease/Leaseback and Tax Abatement. In connection with the development of the Van Aken District Property, the borrowers secured a sales tax exemption on construction materials from the Cleveland-Cuyahoga County Port Authority. In order to grant such exemption, the Cleveland-Cuyahoga County Port Authority was required to have an interest in the Van Aken District Property. This was accomplished via two ground leases from the respective borrowers’ (fee owner), and in turn sub-leased back to the applicable borrowers. The Van Aken District Loan is secured by a mortgage on the borrowers’ interest in the fee, ground leasehold and sub-leasehold. All amounts due under the ground lease have been fully pre-paid and the sales tax exemption benefits run with the land. Additionally, lender does have the right to collapse the structure at its option in connection with an exercise of its remedies. Although the lease documents permit the applicable borrowers to collapse the structure after the recapture period ends for a nominal cost, the loan documents do not permit the borrowers to collapse the structure without lender consent. In addition, the borrowers received a 30-year tax incentive financing (“TIF”) benefit from the City of Shaker Heights, which runs through 2047. The TIF provides that 82% of all taxes owed in excess of $157,000 per annum will be abated. The appraisal concluded that the net present value of the TIF benefit is $36,900,000. Taxes were underwritten at $478,478 per annum.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance. The Van Aken District Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Van Aken District Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Van Aken District Property until the completion of restoration or the expiration of 18 months, with a nine-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

FLOOR	SF	TENANT	LEASE EXP.
27	6,871	Ralph Lauren Corporation	12/31/24
26	6,647	Ocean Road Advisors Inc	8/31/27
	4,002	Carson Family Charit. Trust	8/31/27
25	7,456	Lakewood Capital Mgmt LP	12/31/20
	3,218	Navigator Gas US L.L.C.	6/30/22
24	5,406	Caledonia (Private) Invest	12/31/24
23	12,866	BC Partners Inc.	1/31/27
22	5,096	Mid-Atlantic Strategies LLC	12/31/24
	7,770	GMF Capital LLC	12/31/26
21	12,861	Lee Equity Partners LLC	8/31/20
20	12,861	Spring Mountain Capital	9/30/30
19	6,514	BC Partners Inc.	1/31/27
	6,341	WP Global Partners Inc.	8/31/25
18	10,221	Key Square Group LP	3/31/21
	2,667	Key Square Group LP	3/31/21
17	12,866	Willett Advisors LLC	12/31/24
16	12,866	Willett Advisors LLC	12/31/24
15	6,338	Lomas Capital Mgmt LLC	1/31/23
14	12,861	Ralph Lauren Corporation	12/31/24
12	12,861	Ralph Lauren Corporation	12/31/24
11	12,657	Ralph Lauren Corporation	12/31/24
10	28,047	Ralph Lauren Corporation	12/31/24
9	31,221	Ralph Lauren Corporation	12/31/24
8	30,627	Ralph Lauren Corporation	12/31/24
7	44,439	Ralph Lauren Corporation	12/31/24
6	44,412	Ralph Lauren Corporation	12/31/24
5	44,435	Ralph Lauren Corporation	12/31/24
4	44,524	Memorial Sloan Kettering Cancer Center	7/31/23
3	44,504	Memorial Sloan Kettering Cancer Center	7/31/23
2	37,772	Sotheby's Int'l Realty Inc	10/31/35
	154	Memorial Sloan Kettering Cancer Center	7/31/23
G	4,250	Tod's	10/13/23
	3,005	B.A.P.E.	7/31/30
	1,202	Domenico Vacca	1/1/30
	4,650	Moncler	8/31/26
	6,396	Celine	2/28/29
	878	Memorial Sloan Kettering Cancer Center	7/31/23
C1	3,915	Ralph Lauren Corp (storage)	12/31/24
	10,640	Memorial Sloan Kettering Cancer Center (storage)	7/31/23
	97	Tod's (storage)	10/13/23
	4,335	Moncler (storage)	8/31/26
	3,827	Celine (storage)	2/28/29
	700	B.A.P.E. (storage)	7/31/30
C2	4,670	Ralph Lauren Corp (storage)	12/31/24
	3,520	Tod's (storage)	10/13/23
	1,196	Property MGMT Office	12/31/50

500C
2602A
2605A
2501A
2504A
2401A
2304A
2203A
2204A
2100A
2000A
1903A
2304B
1803A
1803B
1601A
1506A
500B
500D
500A
300A
201A
101C
116A
109A
102A
Storage/Miscellaneous

VACANT | 2018 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

650 Madison Avenue
650 Madison Avenue
New York, NY 10022
New York
MANHATTAN
BROOKLYN
Central Park Zoo
The Pond
MIDTOWN
E 66TH STREET
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
E 59TH STREET
E 58TH STREET
E 57TH STREET
E 56TH STREET
E 55TH STREET
E 54TH STREET
E 53RD STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
7th Regiment Army Conservatory
Temple Emanuel
Consulate General of Pakistan
Plaza Athenee
Central Presbyterian
Third Christ Scientist
Gurdjieff Foundation
Royale Condos
Congregation Edmond J Safra New York
NY Academy of Sciences
Fifth Avenue Synagogue
Lowell
Colony Club
Beekman Hotel
Melrose Hotel
166 E 63rd
1054 Third
Knickerbocker Club
Carlton House
Links Club
Browning School
Loews Regency Hotel
535 Park
The Pierre
Metropolitan Club
Barney's
654 Madison
667 Madison
655 Madison
530 Park
Christ Church
Hitchcock Center
770 Lexington
773 Lexington
1010 Third
Harmonie Club
785
Sherry Netherland
645 Madison
635 Madison
510 Park
502 Park
515 Park
Aramco Building
Plaza Tower
750 Lexington
Bloomingdale's
The Ritz Carlton
40 Central Park South
24 Central Park South
The Plaza
Coronet Building
Park Lane Hotel
Apple
General Motors Bldg
The Revlon Building
Amro Bank Building
480 Park
110 E 59th
130 E 59th
485 Park
One Beacon Court
Bloomberg HQ
1 Hotel Central Park
Aka Central Park Hotel
Solow Building
Bergdorf Goodman
Medical Arts Center
Vogue Building
745 Fifth
600 Madison
Four Seasons
470 Park
Fuller Bldg
460 Park
475 Park
Library
Ritz Tower
135E 57th
Architects & Designers
The Gotham House
157 E 57th
Hemisphere Tower
Squibb Building
Chambers Hotel
Crown Bldg
724 Fifth
720 Fifth
Tiffany
Nike
Trump Tower
590 Madison
575 Madison
432 Park
450 Park
445 Park
Renaissance Hotel
Lombardy Hotel
Fitzpatrick Hotel
950 Third
Jacob Blaustein Building
1370 Sixth
Continental Tower
Shoreham Hotel
712 Fifth
Fifth Avenue Presbyterian
717 Fifth
Sony Building
Coca-Cola Building
555 Madison
551 Madison
Park Ave Tower
425 Park
Tower 56
136 E 56th
Howard Hotel
140 E 56th
MGM Building
Warwick New York
Peninsula Hotel
University Club
St. Regis
540 Madison
60 E 55th
Heron Towers
400 Park
Brook Club
Central Synagogue
Lex 54
136 E 55th
900 Third
641 Lexington
Financial Times Building
53W53
Museum of Modern Art (MOMA)
680 Fifth
Saint Thomas Church
Gucci
Tommy Hilfiger
Microsoft
Stuart Weitzman
King Fork
520 Madison
527 Madison
515 Madison
Hotel Elysee
Lever House
399 Park
Citigroup Center
880 Third

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		GSMC, CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(3)		$50,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)(3)		$977.32
Size (SF)	600,415	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 10/1/2019	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2019	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1957, 1987 / 2015	Mortgage Rate		3.48600%
Appraised Value	$1,210,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$87,327,989
Underwritten Expenses	$28,901,495	Escrows(4)
Underwritten Net Operating Income (NOI)	$58,426,495		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$56,776,391	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	48.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	48.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 9.7%	Other(5)	$9,576,014	$0

Sources and Uses(6)
Sources	$	%	Uses	$	%
Senior Loan Amount	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Subordinate Loan Amount	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves	20,051,781	2.4	Reserves	9,576,014	1.2
Principal’s New Cash Contribution	9,510,787	1.1	Closing Costs	5,828,767	0.7

Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%

(1)

Calculated based on the aggregate outstanding principal balance of the 650 Madison Avenue Senior Pari Passu Notes and exclude the outstanding principal balance of the 650 Madison Avenue Junior Non-Trust Notes. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the 650 Madison Avenue Whole Loan are 66.1%, 66.1%, 2.07x, 2.01x, 7.3%, 7.1%, and $1,332, respectively.

(2)

The 650 Madison Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”) and Goldman Sachs Bank USA (“GSBI”).

(3)

The Cut-off Date Balance of $50,000,000 represents the non-controlling notes A-2-1 and A-1-3, which are part of the 650 Madison Avenue Whole Loan evidenced by 18 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. The related companion loans are evidenced by (i) 12 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000.

(4)	See “—Escrows” below.

(5)	Upfront Other reserves consist of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

(6)

The borrower sponsors acquired the 650 Madison Avenue Property for a purchase price of approximately $1.3 billion in 2013. Since acquisition, the borrower sponsors have invested approximately $37.5 million in capital expenditures and $51.6 million in tenant improvements and leasing commissions at the 650 Madison Avenue Property, implying total hard equity of $583.4 million remaining in the transaction following the closing of the 650 Madison Avenue Whole Loan.

■

The Mortgage Loan. The mortgage loan (the “650 Madison Avenue Loan”) is part of a Whole Loan (the “650 Madison Avenue Whole Loan”) evidenced by 24 notes comprising (i) 20 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000, and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Whole Loan is $800,000,000.  The 650 Madison Avenue Whole Loan is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling notes A-2-1 and A-1-3, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 3.8% of the Initial Pool Balance.  The related companion loans are evidenced by 18 senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the note summary table below.  The 650 Madison Avenue Whole Loan was originated by CREFI, BCREI, BMO Harris and GSBI on November 26, 2019.  Each note evidencing the 650 Madison Avenue Whole Loan has an interest rate of 3.48600% per annum.  The borrower utilized the proceeds of the 650 Madison Avenue Whole Loan, existing loan reserves and new sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Whole Loan. The relationship between the holders of the 650 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
A-2-1, A-1-3	50,000,000	50,000,000	GSMS 2020-GC45(2)	No
A-1-4, A-1-5	182,900,000	182,900,000	CREFI(3)	No
A-1-2-1	40,000,000	40,000,000	CCRE(3)	No
A-2-2	50,000,000	50,000,000	GSBI(3)	No
A-2-3	20,000,000	20,000,000	GSBI(3)	No
A-2-4	20,000,000	20,000,000	GSBI(3)	No
A-2-5	10,000,000	10,000,000	GSBI(3)	No
A-2-6	6,450,000	6,450,000	GSBI(3)	No
A-2-7	5,000,000	5,000,000	GSBI(3)	No
A-2-8	5,000,000	5,000,000	GSBI(3)	No
A-3-1	60,000,000	60,000,000	BCREI(3)	No
A-3-2	46,450,000	46,450,000	BCREI(3)	No
A-3-3	40,000,000	40,000,000	BCREI(3)	No
A-4, A-5, A-6, A-7	1,000,000	1,000,000	MAD 2019-650M	No
B-1, B-2, B-3, B-4	213,200,000	213,200,000	MAD 2019-650M	Yes(1)
Total / Wtd. Avg.	$800,000,000	$800,000,000

(1)

The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

(2)

GSMC is contributing the note A-2-1, with an original and cut-off date balance of $30.0 million, to the GSMS 2020-GC45 transaction and CREFI is contributing note A-1-3, with an original and cut-off date balance of $20.0 million to the GSMS 2020-GC45 transaction.

(3)	Expected to be contributed to one or more future securitization transactions.

The 650 Madison Avenue Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The 650 Madison Avenue Whole Loan requires payment of interest only until the scheduled maturity date, which is the due date in December 2029.  Voluntary prepayment of the 650 Madison Avenue Whole Loan without payment of a yield maintenance premium is permitted on or after the due date in June 2029.  Defeasance of the 650 Madison Avenue Whole Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 650 Madison Avenue Whole Loan documents at any time after the earlier of November 26, 2022 or the second anniversary of the securitization of the last portion of the 650 Madison Avenue Whole Loan.

Whole Loan Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
A Notes $586,800,000	73.4%	48.5%	10.0%	2.74x
B Notes $213,200,000	26.7%	66.1%	7.3%	2.01x

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The Mortgaged Property. The 650 Madison Avenue Property is a 27-story, 600,415 SF Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 SF of Class A office space, 22,310 SF of ground floor retail space, and 34,271 SF of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation, which added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on NRA) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by UW Gross Rent are all investment grade rated tenants and account for 64.6% of net rentable area (“NRA”) and 58.9% of UW Gross Rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

Office (90.6% of NRA; 74.5% of in-place UW Gross Rent)

The 543,834 SF of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW Base Rent and 74.5% of UW Gross Rent (inclusive of storage rent derived from office tenants). 358,491 SF of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC).

The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 36.0% of UW Gross Rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 13.0% of UW Gross Rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 SF medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital.  MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (3.7% of NRA; 25.5% of in-place UW Gross Rent)

The 22,310 SF of ground floor retail space at the 650 Madison Avenue Property is currently 87.4% occupied by five tenants that collectively contribute 28.0% of UW Base Rent and 25.5% of UW Gross Rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW Gross Rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW Gross Rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 10.0% of UW Gross Rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns almost 140 stores worldwide and is distributed through a network including department stores such as Barneys New York (New York), Bergdorf Goodman (New York), Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the 650 Madison Avenue Property:

Largest Office & Retail Tenants

Office Tenant Names	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Ralph Lauren	NR / A2 / A-	277,016	46.1%	$24,767,403	32.5%	$89.41	12/31/2024	1, 10-year option
Memorial Sloan Kettering Cancer Center(5)	AA / Aa3 / AA-	100,700	16.8	9,362,079	12.3	$92.97	7/31/2023	1, 5-year option
Willett Advisors LLC	NR / NR / NR	25,732	4.3	3,988,460	5.2	$155.00	12/31/2024	None
Sotheby’s Int’l Realty Inc	NR / B3 / B+	37,772	6.3	3,459,915	4.5	$91.60	11/30/2035	1, 5-year option
BC Partners Inc.		19,380	3.2	2,298,086	3.0	$118.58	1/31/2027	None
Largest Office Tenants		460,600	76.7%	$43,875,943	57.6%	$95.26
Remaining Office Tenants		92,080	15.3	10,957,911	14.4	$119.00
Total / Wtd. Avg. All Office Tenants		552,680	92.0%	$54,833,855	72.0%	$99.21

Retail Tenant Names	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Celine	NR / A1 / A+	10,223	1.7%	$8,600,017	11.3%	$841.24	2/28/2029	None
Moncler	NR / NR / NR	8,985	1.5	6,000,000	7.9	$667.78	8/31/2026	1, 5-year option
Tod’s	NR / NR / NR	7,867	1.3	5,356,615	7.0	$680.90	10/13/2023	None
B.A.P.E.(6)	NR / NR / NR	3,705	0.6	1,106,000	1.5	$298.52	7/31/2030	None
Domenico Vacca(6)	NR / NR / NR	1,202	0.2	288,000	0.4	$239.60	3/30/2030	None
Largest Retail Tenants		31,982	5.3%	$21,350,632	28.0%	$667.58

Vacant		15,753	2.6	NAP	NAP	NAP

Total / Wtd. Avg. All Owned Tenants(7)		600,415	100.0%	$76,184,487	100.0%	$130.31

(1)	Source: Bloomberg.
(2)	Ratings are those of the parent entity whether or not the parent entity is a party to or guarantees the lease.

(3)

UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. UW Base Rent in the table above excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 SF).

(4)

Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Rights to Cease Operations (Go Dark) at the Leased Property” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)

Memorial Sloan Kettering Cancer Center has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020, (b) the termination date is not later than June 30, 2022, (c) the termination date is at least 18 months following the date upon which the termination notice is received by the landlord and (d) MSKCC pays to the landlord the termination payment simultaneously with the giving of such termination notice.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(7)	Total Tenant GLA is inclusive of the property management office but there is no associated rent.

The following table presents certain information relating to the lease rollover schedule at the 650 Madison Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	20,317	3.4	3.4	2,479,060	3.3	$122.02	2
2021	12,888	2.2	5.5	1,538,559	2.0	$119.38	3
2022	3,218	0.5	6.1	353,980	0.5	$110.00	2
2023	114,905	19.2	25.3	15,320,804	20.1	$133.33	4
2024	313,250	52.3	77.5	30,121,123	39.5	$96.16	13
2025	6,341	1.1	78.6	729,215	1.0	$115.00	1
2026	16,755	2.8	81.4	6,971,250	9.1	$416.07	2
2027	30,029	5.0	86.4	3,866,158	5.1	$128.75	4
2028	0	0.0	86.4	10,080	0.0	NAP	1
2029	10,223	1.7	88.1	8,600,017	11.3	$841.24	1
2030 & Thereafter	55,540	9.3	97.4	6,204,320	8.1	$111.71	5
Vacant	15,753	2.6	100.0	0	0.0	$0.00	0
Total / Wtd. Avg.(3)	599,219	100.0%	100.0%	$76,194,567	100.0%	$130.59	38

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants

(3)	Excludes 1,196 SF which is non-revenue and attributable to the property management office.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

The following table presents certain information relating to historical leasing at the 650 Madison Avenue Property:

Historical Leased %(1)

2016	2017	2018	As of 10/1/2019(2)
94.3%	92.6%	92.2%	97.4%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 1, 2019.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 650 Madison Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent(2)	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56
Contractual Rent Steps(3)	0	0	0	0	1,406,588	2.34
Vacant Income	0	0	0	0	3,327,410	5.54
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92
Vacancy & Credit Loss	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)
Other Income	222,390	265,643	319,055	362,098	371,407	0.62
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45

Real Estate Taxes	$15,935,782	$16,699,910	$17,606,496	$18,301,078	$19,659,925	$32.74
Insurance	396,387	393,355	378,835	380,309	382,942	0.64
Utilities	1,068,264	1,112,310	1,147,244	1,153,209	1,161,237	1.93
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	1.45
Other Operating Expenses	5,959,366	6,266,404	5,936,287	6,089,283	6,824,111	11.37
Total Operating Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14

Net Operating Income(4)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31
Replacement Reserves	0	0	0	0	150,104	0.25
TI/LC	0	0	0	0	1,500,000	2.50
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In-Place Base Rent excludes free rent due during each applicable period.

(3)	Contractual Rent Steps include $1,406,588 underwritten for various tenants through July 1, 2020.
(4)

The increase from TTM 9/30/2019 Net Operating Income to Underwritten Net Operating Income at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

■	Appraisal. According to the appraisal, the 650 Madison Avenue Property had an “as-is” appraised value of $1,210,000,000 as of October 31, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$1,210,000,000	6.00%	4.75%(1)

(1)	Represents the terminal cap rate.

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Environmental Matters.  According to the Phase I environmental report dated October 29, 2019, there are no recognized environmental conditions or recommendations for further action at the 650 Madison Avenue Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

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Market Overview and Competition.  The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by SF in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million SF of office space, direct asking rents of $99.29 per SF and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million SF of office space and direct asking rents of $102.23 per SF. The 650 Madison Avenue Property’s UW Gross Rents for office space range from $94.04 per SF to $176.76 per SF, which is comparable to the Direct Asking Rent per SF for the appraiser’s competitive set as set forth below.

Competitive Set (Office Buildings)(1)
						Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied % Direct	Occupied % Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.4%	93.1%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.5%	86.5%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.8%	75.6%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.0%	89.7%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.2%	81.5%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.6%	90.2%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.3%	88.5%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.8%	96.8%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.7%	91.4%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.2%	86.0%	$90.00	$175.00

(1)	Source: Appraisal

(2)	Wtd. Avg. figures for the Direct Asking Rent per SF represent the low and high end of each respective range.

The appraiser concluded blended market rents of $108.87 per SF and $986.96 per SF for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in-place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

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The Borrower.  The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. The borrower sponsors of the 650 Madison Avenue Loan are Vornado and OPG Investment Holdings (US), LLC (“Oxford”). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types primarily located in New York City, aggregating over 37.1 million SF. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 SF office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

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Escrows.  On the origination date of the 650 Madison Avenue Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Real Estate Tax Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

Rollover Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Capital Expenditures Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12th of $0.25 multiplied by the aggregate number of rentable SF then contained in the 650 Madison Avenue Property, which for avoidance of doubt will exclude rentable square footage contained in any Condominium Unit that was previously released from the collateral for the 650 Madison Avenue Whole Loan.

Operating Expense Reserve:  On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

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Lockbox and Cash Management.  The 650 Madison Avenue Whole Loan is subject to a hard lockbox with springing cash management. The borrower must cause all rents to be delivered directly to the clearing account with the clearing bank. During the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the clearing bank must transfer all amounts on deposit in the clearing account once each business day to the cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the 650 Madison Avenue Whole Loan Documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lender and applied in accordance with the terms of the 650 Madison Avenue Whole Loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

      A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters, or (ii) an event of default, and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield, or (y) with respect to clause (ii) above, the event of default has been cured.

For the avoidance of doubt, the existence of a 650 Madison Specified Tenant Trigger Period will not, by itself, cause a 650 Madison Trigger Period.

      Upon a 650 Madison Specified Tenant Trigger Period and prior to a 650 Madison Specified Tenant Trigger Period Cure, a Specified Tenant reserve will be funded monthly until the lender has swept up to $80.00 per SF for the vacating Specified Tenant space into the Specified Tenant reserve.  Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

      A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren Corporation (together with any single tenant replacing the foregoing and paying no less than 30% of the total gross rent payable at the Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lender receives reasonably satisfactory evidence that (i) the Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five (5) years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Whole Loan agreement).

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Property Management. The 650 Madison Avenue Whole Loan is managed by 650 Madison Office Manager LLC with respect to the office space, and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of the borrower sponsor, pursuant to separate management agreements. Under the 650 Madison Avenue Whole Loan documents, the lender may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Whole Loan documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, or (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Whole Loan documents, the borrower may, without lender’s approval and without a rating agency

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Whole Loan documents.

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Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, and (v) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

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Release of Collateral. Provided no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) defeasing a portion of the 650 Madison Avenue Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Loan among the various condominium units pro rata based on their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the condominium unit(s) remaining subject to the lien of the mortgage after such partial defeasance must, in the aggregate, be equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, must be no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

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Current Mezzanine or Secured Subordinate Indebtedness.  On November 26, 2019, CREFI, BCREI, BMO Harris and GSBI funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes have an interest rate of 3.48600% per annum and is coterminous with the 650 Madison Avenue Senior Notes. The 650 Madison Avenue Whole Loan is subject to a co-lender agreement. Based on the 650 Madison Avenue Whole Loan Cut-off Date Balance $800,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

650 Madison Avenue

Financial Information

	650 Madison Avenue Senior Notes	650 Madison Avenue Whole Loan
Cut-off Date Balance	$586,800,000	$800,000,000
Cut-off Date LTV Ratio	48.5%	66.1%
Maturity Date LTV Ratio	48.5%	66.1%
DSCR Based on Underwritten NCF	2.74x	2.01x
Debt Yield Based on Underwritten NOI	10.0%	7.3%

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Terrorism Insurance. The 650 Madison Avenue Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 650 Madison Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 650 Madison Avenue Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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the shoppes at blackstone valley

DSW
DESIGNER SHOE WAREHOUSE
AT&T
Payless Shoe

NORDSTROM rack

LOFT

TALBOTS

CINEMA DE LUX

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Worcester
Millbury
Auburn
Worcester State University
Becker College
Saint Vincent Hospital at Worcester Medical Center
Fairlawn Hospital
Clark University
College of the Holy Cross
The Fair Shopping Plaza
Swanson Rd Shopping
Auburn Mall
Auburn Plaza
South Plaza
Southwest Commons
White City Plaza
Harvey Ball Conservation Area
Martha Deering Wildlife Management Area
Clearview Country Club
Merrill Pond Wildlife Management Area
The Shoppes at Blackstone Valley
70 Worcester Providence Turnpike
Millbury, MA 01527
Boston
Providence
Worcester
Framingham
Brockton
NEW HAMPSHIRE
MASSACHUSETTS
CONNECTICUT
RHODE ISLAND

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Millbury, Massachusetts	Cut-off Date Balance(2)	$50,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)	$208.37
Size (SF)	787,071	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 10/31/2019	96.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	96.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003-2004 / NAP	Mortgage Rate	3.84430%
Appraised Value	$238,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24

Underwritten Revenues	$19,047,577
Underwritten Expenses	$4,228,958	Escrows(3)
Underwritten Net Operating Income (NOI)	$14,818,619	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,082,919	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	68.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	57.6%	Replacement Reserve	$0	$13,118
DSCR Based on Underwritten NOI / NCF(1)	1.61x / 1.53x	TI/LC	$0	$114,781
Debt Yield Based on Underwritten NOI / NCF(1)	9.0% / 8.6%	Unfunded Obligations Reserve	$806,129	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$164,000,000	88.4%	Loan Payoff	$183,641,400	99.0%
Borrower Cash Contribution	21,501,666	11.6	Closing Costs	1,054,137	0.6
			Upfront Reserves	806,129	0.4

Total Sources	$185,501,666	100.0%	Total Uses	$185,501,666	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of The Shoppes at Blackstone Valley Whole Loan. See “—The Mortgage Loan” below.
(2)	The Cut-off Date Balance of $50,000,000 represents The Shoppes at Blackstone Valley Loan, which is part of The Shoppes at Blackstone Valley Whole Loan.
(3)	See “—Escrows” below.

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The Mortgage Loan.  The Shoppes at Blackstone Valley mortgage loan (“The Shoppes at Blackstone Valley Loan”) is part of a whole loan (“The Shoppes at Blackstone Valley Whole Loan”) consisting of nine pari passu promissory notes with an aggregate original principal balance of $164,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail property located in Millbury, Massachusetts (“The Shoppes at Blackstone Valley Property”). The Shoppes at Blackstone Valley Loan, which will be included in the GSMS 2020-GC45 transaction, is evidenced by non-controlling notes A-2, A-3, and A-6, has an outstanding principal balance as of the Cut-off Date of $50.0 million and represents approximately 3.8% of the Initial Pool Balance.

The Shoppes at Blackstone Valley Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 1, 2019.  The Shoppes at Blackstone Valley Whole Loan has an interest rate of 3.84430% per annum. The borrower utilized the proceeds of The Shoppes at Blackstone Valley Whole Loan to refinance existing debt on The Shoppes at Blackstone Valley Property, pay origination costs and fund upfront reserves.

The Shoppes at Blackstone Valley Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Shoppes at Blackstone Valley Whole Loan requires interest-only payments during the first 24 months of its term, followed by payments of principal and interest sufficient to amortize The Shoppes at Blackstone Valley Whole Loan over a 30-year amortization term. The scheduled maturity date of The Shoppes at Blackstone Valley Whole Loan is November 6, 2029.  Voluntary prepayment of The Shoppes at Blackstone Valley Whole Loan is prohibited prior to May 6, 2029. In addition, provided that no event of default under The Shoppes at Blackstone Valley Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier to occur of (i) November 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last portion of The Shoppes at Blackstone Valley Whole Loan is deposited.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

 the shoppes at blackstone valley

The table below summarizes the promissory notes that comprise The Shoppes at Blackstone Valley Whole Loan. The relationship between the holders of The Shoppes at Blackstone Valley Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	COMM 2019-GC44	Yes
A-2, A-3, A-6	50,000,000	50,000,000	GSMS 2020-GC45	No
A-4, A-5, A-7, A-8, A-9	59,000,000	59,000,000	GSBI(1)	No
Total	$164,000,000	$164,000,000

(1)	Notes A-4, A-5, A-7, A-8 and A-9 are currently held by GSBI and are expected to be contributed to one or more future securitization transactions.

■

The Mortgaged Property. The Shoppes at Blackstone Valley Property is a 787,071 SF anchored retail shopping center situated on an approximately 87.74 acre site in Millbury, Massachusetts. The improvements were constructed between 2003 and 2004 and contain a mixture of anchor, junior anchor, in-line and restaurant components. The Shoppes at Blackstone Valley Property is anchored by Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods, Marshalls, Best Buy, Nordstrom Rack and Raymour & Flanigan. Target, Cinema de Lux and Dick’s Sporting Goods are ground leased to the tenants. Junior anchors include Barnes & Noble and Michaels. The Shoppes at Blackstone Valley Property features three one- and three-story buildings, a restaurant and a three-story movie theatre. The Shoppes at Blackstone Valley Property is served by no less than 3,927 surface parking spaces which is approximately 5.0 spaces per 1,000 SF of net rentable area. As of October 31, 2019, The Shoppes at Blackstone Valley Property was 96.3% occupied by 53 tenants. The Shoppes at Blackstone Valley Property is located along Route 146 and is approximately 2.5 miles from Interstate 90.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Shoppes at Blackstone Valley Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF/ Screen(3)	Occupancy Cost(4)	Lease Expiration	Renewal / Extension Options
Target	A-/A2/A	127,000	16.1%	$400,000	2.7%	$3.15	NAV	NAV	1/31/2029	7, 5-year options
Kohl’s(5)	BBB/Baa2/BBB	87,141	11.1	1,181,871	8.0	13.56	$225	7.2%	2/3/2024	6, 5-year options
Cinema de Lux	NR/NR/NR	72,000	9.1	1,897,500	12.9	26.35	$776,778	23.8%	6/30/2024	4, 5-year options
Dick’s Sporting Goods(5)	NR/NR/NR	54,159	6.9	502,550	3.4	9.28	$173	7.7%	1/31/2024	6, 5-year options
Marshalls(5)	NR/A2/A+	42,000	5.3	703,500	4.8	16.75	$462	5.1%	5/31/2024	None
Best Buy	NR/Baa1/BBB	32,906	4.2	477,137	3.2	14.50	NAV	NAV	1/31/2021	4, 5-year options
Nordstrom Rack	BBB+/Baa2/BBB	32,778	4.2	622,782	4.2	19.00	NAV	NAV	9/30/2023	4, 5-year options
Raymour & Flanigan	NR/NR/NR	30,606	3.9	277,749	1.9	9.08	NAV	NAV	1/31/2024	5, 5-year options
Barnes & Noble(5)	NR/NR/NR	24,320	3.1	435,328	3.0	17.90	$209	11.0%	1/31/2020	1, 5-year option
Michaels(5)	NR/NR/BB-	21,299	2.7	383,382	2.6	18.00	$214	10.1%	2/29/2028	2, 5-year options
Ten Largest Owned Tenants		524,209	66.6%	$6,881,799	46.6%	$13.13
Remaining Occupied		233,791	29.7	7,874,524	53.4	33.68
Vacant Spaces		29,071	3.7	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		787,071	100.0%	$14,756,324	100.0%	$19.47

(1)	Based on the underwritten rent roll dated as of October 31, 2019 and includes contractual rent steps through December 31, 2020 totaling $125,686.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF / Screen are as of August 31, 2019 except as indicated in footnote (5). Cinema de Lux Tenant Sales $ per SF is based on 14 screens.
(4)	Occupancy Cost is calculated using the tenant reported sales as of August 31, 2019 (except as indicated in footnote (5)) and the total rent.
(5)	Kohl’s, Dick’s Sporting Goods and Marshalls’ reported sales are as of January 31, 2019. Barnes & Noble’s reported sales are as of April 30, 2019. Michaels’ reported sales are as of December 31, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

The following table presents certain information relating to the lease rollover schedule at The Shoppes at Blackstone Valley Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	15,811	2.0	2.0%	687,366	4.7	$43.47	6
2020	54,991	7.0	9.0%	1,326,441	9.0	$24.12	6
2021	66,493	8.4	17.4%	1,591,228	10.8	$23.93	6
2022	9,310	1.2	18.6%	333,054	2.3	$35.77	2
2023	61,465	7.8	26.4%	1,564,386	10.6	$25.45	6
2024	338,772	43.0	69.5%	6,339,021	43.0	$18.71	13
2025	24,856	3.2	72.6%	779,765	5.3	$31.37	4
2026	4,216	0.5	73.2%	253,382	1.7	$60.10	1
2027	6,051	0.8	73.9%	181,530	1.2	$30.00	1
2028	23,385	3.0	76.9%	477,252	3.2	$20.41	2
2029	138,603	17.6	94.5%	797,990	5.4	$5.76	3
2030 & Thereafter	14,047	1.8	96.3%	424,908	2.9	$30.25	3
Vacant	29,071	3.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	787,071	100.0%		$14,756,324	100.0%	$19.47	53

(1)	Based on the underwritten rent roll dated as of October 31, 2019 and includes contractual rent steps through December 31, 2020 totaling $125,686.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at The Shoppes at Blackstone Valley Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019
99.1%	98.7%	97.4%	96.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shoppes at Blackstone Valley Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$14,284,389	$14,512,759	$14,333,987	$14,318,367	$14,756,324	$18.75
Gross Up Vacancy	0	0	0	0	1,006,511	1.28
Reimbursements	3,402,730	3,777,832	3,823,831	3,545,438	3,551,135	4.51
Other Income	895,658	859,547	778,979	715,193	740,118	0.94
Vacancy & Credit Loss	0	0	0	0	(1,006,511)	(1.28)
Effective Gross Income	$18,582,777	$19,150,138	$18,936,797	$18,578,998	$19,047,577	$24.20

Total Operating Expenses	$4,538,133	$4,783,415	$4,833,324	$4,518,587	$4,228,958	$5.37

Net Operating Income	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,818,619	$18.83
TI/LC	0	0	0	0	666,997	0.85
Capital Expenditures	0	0	0	0	68,703	0.09
Net Cash Flow	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,082,919	$17.89

(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Underwritten Base Rent includes contractual rent steps through December 31, 2020 totaling $125,686.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

■	Appraisal. According to the appraisal, The Shoppes at Blackstone Valley Property had an “as-is” appraised value of $238,700,000 as of August 14, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$243,300,000	NAP	6.00%
Income Capitalization Approach(1)	$238,700,000	7.25%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■

Environmental Matters. The Phase I environmental report dated October 4, 2019 identified a recognized environmental condition due to the detection, beginning in approximately 2004, of perchlorate in on-site monitoring wells and stormwater drainage features, as well as in the public supply wells across the Blackstone River east of The Shoppes at Blackstone Valley Property. It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of The Shoppes at Blackstone Valley Property. The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of The Shoppes at Blackstone Valley Property achieved regulatory closure in September 2012. The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release. One off-site well continues to exceed the regulatory standard. The environmental consultant recommended continued monitoring and reporting of the off-site release.

■

Market Overview and Competition. The Shoppes at Blackstone Valley Property is located along Route 146 and Route 122A in the Outlying Worcester County submarket of Massachusetts. Route 146 provides access to Interstate 90, an east-west interstate highway connecting Boston, Massachusetts and Seattle, Washington, and is approximately 2.5 miles from The Shoppes at Blackstone Valley Property. Interstates 290 and 395, which are auxiliary highways in Metro Worcester, are located approximately six miles from The Shoppes at Blackstone Valley Property. Worcester’s colleges and universities (i.e. Holy Cross, Worcester State University, Assumption College, UMass Medical School, Clark University and Worcester Polytechnic Institute), the City of Worcester and suburban Worcester communities (i.e. the Towns of Grafton, Millbury, Auburn, Sutton and Shrewsbury, among others), UMass Memorial Healthcare (12,906 employees), UMass Medical School (4,445 employees), Reliant Medical Group (2,500 employees), Saint Vincent Hospital (2,350 employees) and MAPFRE U.S.A. Corp. (2,103 employees) are nearby demand drivers. The nearest anchored retail center, RK Worcester Fair, is located approximately two miles north of The Shoppes at Blackstone Village Property in Worcester. RK Worcester Fair is a grocery-anchored community center co-anchored by Burlington Coat Factory and contains approximately 200,000 SF of rentable area.

According to a market research report, The Shoppes at Blackstone Valley Property is located in the Outlying Worcester submarket. As of the second quarter of 2019, the Outlying Worcester submarket had an inventory of approximately 17.0 million SF with a vacancy rate of 3.6%. The asking rental rate in the submarket is $10.87 PSF, a drop from $11.93 PSF as of the previous quarter. Current construction projects in the submarket include (i) the 10,000-seat minor league baseball stadium for the Worcester Red Sox, a Triple-A minor league baseball team expected to move from Pawtucket to Worcester in 2021 and (ii) development plans for an approximately $90 million mixed-use facility surrounding the stadium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

The following table presents certain information relating to the primary competition for The Shoppes at Blackstone Valley Property:

Competitive Set(1)

	The Shoppes at Blackstone Valley	Northborough Crossing	Highland Commons	White City Shopping Center	Auburn Mall	Greendale Mall
Distance from Subject	NAP	10.5 miles	22.8 miles	7.8 miles	3.9 miles	8.0 miles
Property Type	Anchored	Power Center	Power Center	Community Center	Enclosed Regional Mall	Enclosed Regional Mall
Year Built	2003-2004	2011-2012	2009-2016	1962-2012	1971	1987
Total GLA	787,071(2)	645,785	653,635	257,775	583,739	431,266
Total Occupancy	96.3%(2)	98%	96%	88%	98%	82%
Anchors & Jr. Anchors	Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods	Wegmans, BJs, Dick’s Sporting Goods, Kohl’s	Market Basket, Cabela’s, Lowe’s, BJs	Shaw’s	Macy’s, Sears	TJ Maxx & Homegoods, Best Buy

(1)	Source: Appraisal.
(2)	Based on the October 31, 2019 rent roll.

■

The Borrower. The borrower is Route 146 Millbury Property LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shoppes at Blackstone Valley Whole Loan. The non-recourse carveout guarantors are SDM Holdings LLC, WV Holdings LLC, and Raanan Katz. The borrower sponsors at origination are Stephen R. Weiner, Adam J. Weiner, Jeremy M. Sclar, Thomas J. DeSimone, Richard A. Marks, Raanan Katz and David Katz.  The borrower may add Samantha Perry David, Eric Smookler and/or Daniel Preysman as additional borrower sponsors, subject to certain conditions under The Shoppes at Blackstone Valley Whole Loan documents, including satisfaction of the lender’s “know your customer” requirements.

The borrower sponsors are the main principals/investors of WS Development and RK Centers. WS Development develops, owns, operates and leases an extensive portfolio of more than 98 properties, including lifestyle centers, power centers, community centers, and mixed-use developments. With more than 20 million SF under management, WS Development is one of the largest privately-owned retail development firms in the country consistently ranked among the International Council of Shopping Centers’ (ICSC) Top 50 shopping center owners. Founded by Ranaan Katz, RK Centers is a privately held, family-owned real estate development company that owns over 9 million square feet of commercial real estate. For over 30 years, RK Centers has acquired, developed, and operated “open air” regional and community shopping centers in New England and South Florida.

■	Escrows. On the origination date, the borrower funded a reserve of approximately $806,129 for unfunded obligations related to outstanding tenant allowances and leasing commissions.

On each due date, the borrower is required to fund (i) a TI/LC reserve in an amount equal to $114,781, capped at $6,000,000 (or if, on or after January 1, 2024, The Shoppes at Blackstone Valley Property achieves a debt yield in excess of 9.0%, the TI/LC reserve will be capped at $4,500,000), (ii) a replacement reserve in an amount equal to $13,118 and (iii) during a Shoppes Cash Sweep Period, (a) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (b) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; provided that the borrower will not be required to reserve such amounts in respect of insurance premiums so long as no event of default under the related loan documents has occurred and is continuing, and the borrower maintains a blanket policy of insurance meeting the requirements of The Shoppes at Blackstone Valley Whole Loan documents.

■

Lockbox and Cash Management.  The Shoppes at Blackstone Valley Whole Loan documents require a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to each existing tenant at The Shoppes at Blackstone Valley Property, within five business days of origination, directing each tenant to remit its payments directly to the lender-controlled lockbox account or post office box. The borrower is also required to deliver a tenant direction letter to each future tenant. So long as no Shoppes Cash Sweep Period then exists, all funds deposited into the lockbox account are required to be transferred on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of a Shoppes Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed to pay debt service, applicable

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

reserves, mezzanine debt service (if any) and budgeted operating expenses and all excess cash remaining in the cash management account after the application of such funds are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Shoppes at Blackstone Valley Whole Loan. Upon the occurrence and during the continuance of an event of default under The Shoppes at Blackstone Valley Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Shoppes Cash Sweep Period” means each period that commences when (a) the debt yield as of the last day of any fiscal quarter is less than 7.75% and concludes when the debt yield as of the last day of any subsequent fiscal quarter is at least 7.75%; (b) the borrower fails to deliver required monthly, quarterly or annual financial reports and concludes when such reports are delivered and indicate that no other Shoppes Cash Sweep Period is ongoing; and/or (c) if the Shoppes Permitted Mezzanine Loan is in place, there is an event of default under any of the loan documents for the Shoppes Permitted Mezzanine Loan and concludes when the holder of the Shoppes Permitted Mezzanine Loan has waived the applicable event of default.

■

Property Management. The Shoppes at Blackstone Valley Property is currently managed by WS Asset Management, Inc., a Massachusetts corporation and an affiliate of the borrower. Under the related loan documents, The Shoppes at Blackstone Valley Property is required to remain managed by (a) WS Asset Management, Inc., (b) any person that together with its affiliates, is a reputable, nationally or regionally recognized property manager that has been engaged in the management (including the day-to-day management) of first-class retail properties during each of the ten years prior to the time of its engagement as the property manager of The Shoppes at Blackstone Valley Property and which at the time of such engagement, together with its affiliates, operates and manages (including on a day-to-day basis) retail and/or mixed-use properties with at least 3,000,000 SF of gross leasable area (excluding The Shoppes at Blackstone Valley Property) (any such person, a “Qualified Manager”), (c) any property management company that is an affiliate of one or more of the borrower sponsors or any Qualified Manager or (d) or any other management company approved by the lender  and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under The Shoppes at Blackstone Valley Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under The Shoppes at Blackstone Valley Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “Shoppes Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the Shoppes Permitted Mezzanine Loan may not exceed $40,000,000; (ii) after giving effect to the Shoppes Permitted Mezzanine Loan, (a) the loan-to-value ratio on The Shoppes at Blackstone Valley Whole Loan and the Shoppes Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 70%, (b) the debt service coverage ratio on the Total Debt is at least 1.25x, and (c) the debt yield on the Total Debt is at least 9.1%; (iii) the holder of the Shoppes Permitted Mezzanine Loan enters into a subordination and intercreditor agreement with the lender in form and substance reasonably acceptable to the lender; and (iv) a rating agency confirmation is delivered in connection with the consummation of the Shoppes Permitted Mezzanine Loan.

■	Release of Collateral. Not permitted.

■

Ground Leases Provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of The Shoppes at Blackstone Valley Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future).  In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

the shoppes at blackstone valley

■

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of The Shoppes at Blackstone Valley Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under The Shoppes at Blackstone Valley Whole Loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

Yarrow Point
Redmond
Microsoft Campus
Microsoft Campus
Microsoft Campus west
Microsoft Headquarters
Nintendo of America
OVERLAKE
NE 24TH ST
NORTH BELLEVUE
NORTHEAST BELLEVUE
Intellectual Ventures
Overlake Hospital Medical Center
DOWNTOWN BELLEVUE
CROSSROADS
Crossroads Shopping Center
NE 8TH ST
WILBURTON
LAKE HILLS
Bellevue
Lake Washington
Lake Sammamish
City of Hope
Coinstar Campus
Lake Hills Shopping Center
SE 8TH ST
90 North Campus
3076, 3156, 3255 & 3265 160th Avenue Southeast
Bellevue, WA 98008
WOODRIDGE
BEAUX ARTS
WEST LAKE SAMMAMISH
HTC America
Eastgate Park & Ride
T-mobile Campus
Factoria Village
Marketplace at Factoria
FACTORIA
NEWPORT SHORES
MERCER ISLAND
SE 40TH ST
SOMERSET
NEWPORT
Newcastle
NEWCASTLE WAY
Seattle
Bellevue
Redmond
Kirkland
Shoreline
Sammamish
Renton
Kent
MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Bellevue, Washington		Cut-off Date Principal Balance(2)	$50,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)	$304.35
Size (SF)	262,858		Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 10/31/2019	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1991 / 2019		Mortgage Rate	3.73200%
Appraised Value	$123,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$10,976,492
Underwritten Expenses	$3,260,584		Escrows(3)
Underwritten Net Operating Income (NOI)	$7,715,908			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,459,212		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	65.0%		Insurance	$0	$0
LTV Ratio at Maturity(1)	65.0%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.55x / 2.46x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.6% / 9.3%		Other	$4,327,102	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$80,000,000	65.5%	Purchase Price	$117,000,000	95.8%
Principal’s New Cash Contribution	42,110,795	34.5	Reserves	4,327,102	3.5
			Closing Costs	783,693	0.6

Total Sources	$122,110,795	100.0%	Total Uses	$122,110,795	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of 90 North Campus Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $50,000,000 represents the 90 North Campus Loan, which is part of the 90 North Campus Whole Loan.

(3)	Other Upfront reserve includes a sky bridge reserve ($3,116,719), unfunded obligations reserve ($1,195,383) and a deferred maintenance reserve ($15,000). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “90 North Campus Loan”) is part of a whole loan (the “90 North Campus Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $80,000,000. The 90 North Campus Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a four-building office complex in Bellevue, Washington (the “90 North Campus Property”).

The 90 North Campus Loan, which will be included in the GSMS 2020-GC45 securitization transaction, is evidenced by note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 3.8% of the Initial Pool Balance.

The 90 North Campus Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 25, 2019. The 90 North Campus Whole Loan has an interest rate of 3.73200% per annum. The borrower utilized the proceeds of the 90 North Campus Whole Loan to acquire the 90 North Campus Property, fund reserves and pay origination costs.

The 90 North Campus Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 90 North Campus Whole Loan requires interest-only payments during its term. The scheduled maturity date of the 90 North Campus Whole Loan is the due date in December 2029. Voluntary prepayment of the 90 North Campus Whole Loan is prohibited prior to the due date in August 2029. At any time after the earlier to occur of (i) December 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 90 North Campus Whole Loan is deposited, but before the due date in August 2029, the 90 North Campus Whole Loan may be defeased in whole (but not in part, unless in connection with using defeasance to terminate a 90 North Campus Trigger Period) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

The table below summarizes the promissory notes that comprise the 90 North Campus Whole Loan. The relationship between the holders of the 90 North Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$50,000,000	$50,000,000	GSMS 2020-GC45	Yes
Note A-2	30,000,000	30,000,000	GSBI(1)	No
Total	$80,000,000	$80,000,000

(1)	Currently held by GSBI and is expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 90 North Campus Property is a four-building office development known as 90 North, located in Bellevue, Washington. The 90 North Campus Property consists of two, two-story buildings and two, three-story buildings, totaling 262,858 SF. The 90 North Campus Property is located in Eastgate, the heart of the I-90 suburban corridor that has freeway access, and a low vacancy rate. The 90 North Campus Property is located approximately two miles from the Interstate 90 and Interstate 405 interchange and the T-Mobile Headquarters.

The 90 North Campus Property is 100% leased to two tenants, T-Mobile PCS Holdings LLC (“T-Mobile”) (buildings 1, 3 and 4) and Mindtree Limited (“Mindtree”) (building 2). Both T-Mobile and Mindtree have NNN leases with no termination options. Both tenants are also currently undergoing a period of corporate change. T-Mobile is in the process of merging with Sprint, combining the 3rd and 4th largest carriers in the United States. This merger has been officially approved by the U.S. Federal Communications Commission, but the companies still need to defend the merger in court. T-Mobile has one, seven-year renewal option on all four leases. Larsen & Toubro (L&T) also recently acquired a controlling stake in Mindtree through a hostile takeover. Mindtree has one, five-year renewal term to extend the lease terms at 90 North Campus Property.

The largest tenant at the 90 North Campus Property, T-Mobile (NASDAQ: TMUS; 64.3% of NRA; 64.9% of underwritten base rent) occupies 169,018 SF. T-Mobile offers voice, messaging and data services to approximately 79.7 million customers in the postpaid, prepaid and wholesale markets. It also provides wireless devices, including smartphones, tablets and other mobile communication devices, as well as accessories that are manufactured by various suppliers. In addition, the company offers services, devices, and accessories under the T-Mobile and Metro by T-Mobile brands through its owned and operated retail stores, third party distributors, and its websites. Although the entity guaranteeing the lease, T-Mobile USA is not an investment grade entity, its parent company Deutsche Telekom AG, is rated BB+ by S&P.

The second largest tenant at the 90 North Campus Property, Mindtree (NSEI: MINDTREE; 35.7% of NRA; 35.1% of underwritten base rent) occupies 93,840 SF. Mindtree Limited is an Indian multinational information technology and outsourcing company and provides digital transformation and technology services in India, the United States, Canada, Continental Europe, the United Kingdom, and internationally. It also provides digital services, including cloud, data analytics, digital commerce and marketing, mobility, user experience design, and portals and collaboration services. In addition, the company offers operational services comprising agile application development and support, automation, business process management, infrastructure management, test engineering, integrated, and reliability engineering and management services. Further, it provides information technology consulting, engineering research and development, and Microsoft Azure-based solutions. It serves the banking, capital market, consumer packaged goods, education, enterprise independent software vendor, insurance, manufacturing, media and entertainment, retail, semiconductor, smart device, transportation and logistics, and travel and hospitality industries. The company was formerly known as Mindtree Consulting Limited and changed its name to Mindtree Limited in March 2008. Mindtree Limited was founded in 1999 and is headquartered in Bengaluru, India.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

The following table presents certain information relating to the tenants at the 90 North Campus Property:

Largest Tenant Based on Underwritten Base Rent

Building	Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
1,3,4	T-Mobile(4)	NR / NR / BB+	169,018	64.3%	$5,042,776	64.9%	$29.84	Various (3)	1, 7-year option
2	Mindtree	NR / NR / NR	93,840	35.7	2,721,360	35.1	$29.00	8/31/2029	1, 5-year option
	Total/ Wtd. Avg.		262,858	100.0%	$7,764,136	100.0%	$29.54

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019 and include rent steps of $262,858 through October 31, 2020.

(3)	T-Mobile has a 94,169 SF expiring on November 30, 2029 and 74,849 SF expiring on December 31, 2029.

(4)	T-Mobile’s 169,018 SF includes an approximately 6,155 SF associated with a sky bridge that is under construction and anticipated to be substantially completed by November 2020. We cannot assure you that this space will be completed as anticipated or at all.

The following table presents certain information relating to the lease rollover schedule at the 90 North Campus Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	262,858	100.0	100.0%	7,764,136	100.0	$29.54	5
2030	0	0.0	100.0%	0	0.0	$0.00	0
2031 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total	262,858	100.0%		$7,764,136	100.0%	$29.54	5

(1)	Calculated based on approximate square footage occupied by each owned tenant.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019 and include rent steps of $262,858 through October 31, 2020.

The following table presents certain information relating to historical occupancy at the 90 North Campus Property:

Historical Leased %(1)

As of 10/31/2019
100.0%

(1)	Historical occupancy is not available as the property was acquired at origination.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 90 North Campus Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$7,764,136	$29.54
Contractual Rent Steps(3)	611,389	2.33
Potential Income from Vacant Space	0	0.00
Reimbursements	3,067,669	11.67
Miscellaneous Income	0	0.00
Vacancy & Credit Loss	(466,702)	(1.78)
Effective Gross Income	$10,976,492	$41.76

Real Estate Taxes	$863,802	$3.29
Insurance	45,017	0.17
Management Fee	329,295	1.25
Other Operating Expenses	2,022,470	7.69
Total Operating Expenses	$3,260,584	$12.40

Net Operating Income	$7,715,908	$29.35
TI/LC	209,382	0.80
Capital Expenditures	47,314	0.18
Net Cash Flow	$7,459,212	$28.38

(1)	Historicals are not available as the property was acquired at origination.

(2)	Underwritten Base Rent and Underwritten Base Rent $ per SF reflect the contractual base rent as of October 31, 2019 and include rent steps of $262,858 through October 31, 2020.

(3)	Contractual rent steps reflect the PV of Mindtree rent steps over the loan term.

■	Appraisal. According to the appraisal, the 90 North Campus Property had an “as-is” appraised value of $123,000,000 as of November 5, 2019. The appraisal also provided a “Hypothetical Market Value ‘As Dark’” of $82,600,000 as of November 5, 2019. This value assumes that the existing leases have been terminated and the current tenants have vacated.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$123,200,000	N/A	6.00%
Discounted Cash Flow Approach	$121,500,000	7.25%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report, dated July 18, 2019, identified the potential presence of benzene, 1,3-butadiene, chloroform, and vinyl chloride in soil vapor as a recognized environmental condition due to the historic use of the 90 North Campus Property as a runway and airplane hangar, as well as potential impacts from onsite underground storage tanks and an offsite landfill, and recommended that a limited subsurface investigation should be conducted in order to determine the presence or absence of contamination in the vicinity of the subject property buildings at the 90 North Campus Property. A Phase II environmental report, dated November 4, 2019, concluded that the historical use of the subject property and previous detections of benzene, 1,3-butadiene, chloroform, and vinyl chloride do not pose a vapor encroachment concern at this time, and the environmental consultant did not recommend any further investigation.

■	Market Overview and Competition. The 90 North Campus Property is located in Bellevue, Washington, in the I-90 Corridor submarket within Eastside submarket cluster of the larger Seattle Metro office market. Bellevue is located approximately 10.0 miles east of downtown Seattle. The city is located in the central portion of the Puget Sound region. The Bellevue CBD has an established retail and commercial base for the Eastside market. Bellevue also includes a dense residential population especially within the CBD core. Recent development activity has encompassed residential, office, and hotel development with some ancillary retail commonly located on the ground floor of these larger developments. A number of tech businesses are located in the surrounding area including Microsoft’s headquarters to the north in Redmond (as well as other satellite facilities closer to the subject), and T-Mobile in Factoria near the I-90 / I-405 interchange. Other major employers in the area include Boeing, Amazon, University of Washington, Providence Health & Services, Wal-Mart Stores and others. The commute to the Seattle CBD is approximately 11 miles and the drive to Seattle-Tacoma International Airport is about 17.0 miles. Public transportation includes buses via the King County Metro as well as train via the Link Light Rail system.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

According to the appraisal, the estimated 2019 population within a one-, three-, and five-mile radius of the 90 North Campus Property is 10,176, 95,063, and 231,073, respectively, and the estimated 2019 median household income within the same radii is $112,531, $120,397, and $126,621, respectively.

According to a market research report, the 90 North Campus Property is located in the Seattle Metro office market and the I-90 office submarket. As of third quarter 2019, the Seattle Metro office market reported an existing inventory of 205,893,616 SF. The market also featured approximately 4.1 million SF of net absorption in the trailing four quarter period ending in the third quarter of 2019. The market reported a vacancy rate of 6.1% and a gross rent of $34.43 PSF.

Competitive Set – Comparable Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
90 North Campus 3076, 3156, 3255 & 3265 160th Avenue Southeast Bellevue, WA	262,858	T-Mobile & Mindtree	Various / Various	Various	$29.54(2)	NNN
Advanta Bellevue 3003-3009 160th Avenue Southeast Bellevue, WA	601,081	Microsoft	July 2018 / 63 Mos.	601,081	$26.00	NNN
Sunset North 3120, 3150 & 3180 139th Avenue Bellevue, WA	464,061	Farmers Insurance	Sep 2018 / 127 Mos.	61,000	$27.00	NNN
Redmond Town Center 7332 166th Avenue Northeast Redmond, WA	610,230	Microsoft	Jan 2019 / 96 Mos.	377,088	$27.50	NNN
Eastgate Office Park 15325, 15355, 15375, 15395 Southeast 30th Place Bellevue, WA	280,000	Capital Benefits Group	Aug 2019 / 125 Mos.	15,500	$27.00	NNN
Crestwood Corporate Plaza 14725 SE 36th Street Bellevue, WA	73,653	Fresh Consulting	Jan 2020 / 72 Mos.	26,000	$28.00	NNN
Bellevue Terrace 3633 136th Place Southeast Bellevue, WA	69,489	Market Leader	Jan 2020 / 84 Mos.	21,000	$29.50	NNN

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of October 31, 2019 and includes rent steps through October 31, 2020.

■	The Borrower. The borrower is 90 North Property Company LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 90 North Campus Whole Loan. The borrower sponsors and non-recourse guarantors are Brett Michael Lipman and Farshid Steve Shokouhi, who indirectly own a minority interest in and control the day-to-day operations of the Master Lessee pursuant to the Shari’ah-compliant loan structure described below.

The borrower sponsors work for Preylock Holdings (“Preylock”), a real estate acquisition and management company with over $1.8 billion of assets under management. Founded in 2016, Preylock focuses on the acquisition of value-add and core plus office buildings located in major West Coast markets and leased to technology tenants. The guarantors of the 90 North Campus Loan are the principals of Preylock, Farshid Shokouhi and Brett Michael Lipman.

■	Escrows. On the origination date, the borrower funded reserves of (i) $15,000 with respect to immediate repairs of windows, (ii) $3,116,719 with respect to the planned construction of a sky bridge and (iii) $1,195,383 with respect to unfunded obligations relating to free rent, rent abatement, outstanding tenant improvement allowances and leasing commissions, and allowances for restriping of parking spaces.

On each due date during the continuance of a 90 North Campus Trigger Period or an event of default under the 90 North Campus Whole Loan, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; and (ii) a replacement reserve in an amount equal to $3,285.73.

A “90 North Campus Trigger Period” means each period (i) during the continuance of a 90 North Campus Lease Trigger Period, (ii) commencing when the debt yield (as calculated under the loan documents), determined as of the first day of any calendar quarter for the immediately preceding calendar quarter, is less than 7.25%, and concluding when the debt yield, determined as of the first day of each of two consecutive calendar quarters for each immediately preceding calendar quarter, is at least 7.25%, and (iii) during the continuance of an event of default under the 90 North Campus Whole Loan. Provided no event of default is continuing under the 90 North

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

Campus Whole Loan, the borrower has the right to avoid the commencement, or terminate the continuance, of a 90 North Campus Trigger Period caused by clause (ii) of the definition hereof by defeasance of a portion of the 90 North Campus Whole Loan equal to (a) 105% multiplied by (b) the portion of the principal balance of the 90 North Campus Whole Loan necessary to increase the debt yield to at least 7.25%.

A “90 North Campus Lease Trigger Period” means a period commencing upon (a) the earliest to occur of (i) the failure of T-Mobile, Mindtree or any replacement tenant (each, a “90 North Campus Trigger Tenant”) to exercise a renewal option by the date required under its respective lease or (ii) the date that is 12 months prior to the expiration of the applicable 90 North Campus Trigger Tenant’s lease (any such 90 North Campus Lease Trigger Period under this clause (a) with respect to Mindtree, a “Mindtree Expiration Event”); (b) the early termination, cancellation or surrender of a 90 North Campus Trigger Tenant’s lease; (c) any 90 North Campus Trigger Tenant going dark in all or substantially all of its space for a period of more than 30 days (or, with respect to Mindtree, 90 days) without the intent of re-occupying the space and excluding events related to a casualty or condemnation or renovations permitted under the applicable lease; (d) any material default by a 90 North Campus Trigger Tenant under its lease (beyond any applicable notice and cure period); (e) any 90 North Campus Trigger Tenant or related lease guarantor becomes subject to a voluntary or involuntary bankruptcy petition that is not dismissed within 90 days of filing; and (f) in the case of T-Mobile, upon a decline in the credit rating of T-Mobile’s (or its lease guarantor’s) long-term debt rating below “CCC+” by S&P or “Caa1” by Moody’s or any other equivalent rating by Fitch, DBRS, KBRA or Morningstar. A 90 North Campus Lease Trigger Period will end upon: (1) with respect to clause (a), the applicable space being re-tenanted or the applicable 90 North Campus Trigger Tenant renewing its lease for a term of at least 5 years; (2) with respect to clause (b), the applicable space being re-tenanted; (3) with respect to clause (c), the applicable space being re-tenanted or the applicable 90 North Campus Trigger Tenant having resumed occupancy of its space for at least two consecutive calendar quarters; (4) with respect to clause (d), the lender’s receipt of reasonably satisfactory evidence that the default has been cured; (5) with respect to clause (e), the applicable space being re-tenanted or the bankruptcy proceeding having been dismissed or otherwise terminated in a manner reasonably satisfactory to the lender; and (6) with respect to clause (f), the applicable space being re-tenanted or the long-term debt rating for T-Mobile is upgraded to “B-” or higher by S&P and “B3” or higher by Moody’s.

■	Lockbox and Cash Management. The 90 North Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 90 North Campus Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager required to cause all other rents and income relating to the 90 North Campus Property received by the borrower or the property manager to be deposited into the lockbox account within three business days of receipt. On each business day during the continuance of a 90 North Campus Trigger Period or an event of default under the 90 North Campus Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 90 North Campus Trigger Period or event of default under the 90 North Campus Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 90 North Campus Trigger Period or, at the lender’s discretion, during an event of default under the 90 North Campus Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 90 North Campus Whole Loan (in the event of a 90 North Campus Trigger Event resulting solely from a Mindtree Expiration Event, subject to a cap of $50 multiplied by the aggregate square footage demised under Mindtree’s lease as of such date).

■	Master Lease. The 90 North Campus Whole Loan was structured with a master lease to be a Shari’ah compliant loan. Title to the 90 North Campus Property is held by the borrower who master leases the 90 North Campus Property to a single-purpose master lessee (the “Master Lessee”). The rent payable pursuant to the master lease is intended to cover the debt service payments required under the 90 North Campus Whole Loan, as well as reserve payments and any other sums due under the 90 North Campus Whole Loan. At origination, the lender received a fee mortgage from the borrower on its interest in the 90 North Campus Property. The lender also secured a full subordination of the master lease. See “Description of the Mortgage Pool—Shari’ah Compliant Lending Structure” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90 north campus

■	Property Management. The 90 North Campus Property is currently managed by Preylock Holdings, Inc., an affiliate of the borrower sponsor, pursuant to a management agreement. Under the 90 North Campus Whole Loan documents, the 90 North Campus Property is permitted to be managed by (i) Preylock Holdings, Inc. for so long as it is affiliated with the borrower sponsor, (ii) an affiliate of Preylock Holdings, Inc., (iii) an entity in which the guarantor owns a greater than 50% direct or indirect interest or (iv) an entity subject to the prior written consent of the lender and receipt of a Rating Agency Confirmation. The lender has the right to require the borrower or the Master Lessee to replace the property manager with a property manager selected by the borrower or the Master Lessee, subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the 90 North Campus Whole Loan, (ii) if the property manager files or is the subject of a petition in bankruptcy, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or (iv) if the management agreement is terminated (except in connection with the borrower’s or the Master Lessee’s initial engagement of a permitted replacement property manager). The manager is permitted to engage a sub-manager that is a reputable and experienced professional management organization reasonably approved by the lender or otherwise permitted under the 90 North Campus Whole Loan documents.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 90 North Campus Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to one times the amount of the insurance premium payable in respect of the 90 North Campus Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

crystal springs resort

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Hamburg, New Jersey		Cut-off Date Principal Balance		$50,000,000
Property Type(1)(2)	Hospitality		Cut-off Date Principal Balance per Room		$119,331.74
Size (Rooms)(1)(2)	419		Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 9/30/2019	55.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2019	55.2%		Type of Security	Fee Simple
Year Built / Latest Renovation	2004, 2007 / 2016, 2019		Mortgage Rate		4.54000%
Appraised Value	$99,000,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		60
			Borrower Sponsor	Rosalind Davidowitz, Joseph Morton Davidowitz, Gail Mulvihill, and the Gail Mulvihill 2014 GST Non-Exempt Irrevocable Trust U/A/D September 19, 2014
Underwritten Revenues	$58,150,802
Underwritten Expenses	$46,773,274		Escrows
Underwritten Net Operating Income (NOI)	$11,377,528			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,051,496		Taxes	$421,620	$140,540(3)
Cut-off Date LTV Ratio	50.5%		Insurance(4)	$69,424	$0
Maturity Date LTV Ratio	50.5%		Replacement Reserves(5)	$5,074,000	$0
DSCR Based on Underwritten NOI / NCF	4.94x / 3.93x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	22.8% / 18.1%		Other(6)	$2,103,719	$520,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	75.8%	Loan Payoff	$50,904,276	77.1%
Subordinate Debt	16,000,000	24.2	Reserves	7,668,762	11.6
			Origination Costs	4,106,979	6.2
			Principal Equity Distribution	3,319,984	5.0
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

(1)	The Crystal Springs Resort Property is comprised of four sub-sections: (i) the core of the Crystal Springs Resort Property, centered around the Grand Cascades Lodge & Golf Course, Wild Turkey Golf Course, and Crystal Springs Golf Course; (ii) the Minerals Resort & Spa at Crystal Springs; (iii) the Ballyowen Golf Course and Clubhouse; and (iv) the Black Bear Golf Course and 12 food and beverage outlets. The Crystal Springs Resort loan is collateralized by the borrower’s interest in Crystal Springs Resort Property, which includes the borrower’s interests in two condominium hotels consisting of (i) 50% of the rental income (net of fees, commissions and taxes) for up to 457 hotel keys, (the “Hotel Units”) and (ii) the ownership of the spa unit, conference unit and the non-residential condominium units containing over 100,000 SF of event and meeting space, an indoor tropical pool complex, two spas, a wellness and sports club with indoor/outdoor pools, (the “Non-Residential Units”) and the borrower’s ownership interest in six golf courses with five clubhouses, tennis courts, and in 12 food and beverage outlets.

(2)	The Crystal Springs Resort Property is operated as a hotel and resort complex that includes two condominium hotels, known as Grand Cascades Lodge and Minerals Hotel. However, the borrowers do not own any of the Hotel Units in such condominiums. Instead, the Hotel Units are comprised of residential condominium units owned by third party condominium unit owners within the Grand Cascades Lodge condominium and Minerals Resort condominium. The borrowers receive 50% of the rental income (net of fees, commissions and taxes) from the hotel rooms pursuant to rental management agreements. See “Operating History and Underwritten Net Cash Flow” below and the Preliminary Prospectus for more information.

(3)	The tax reserve is equal to one third of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing three months.

(4)	The insurance reserve is a static reserve equal to 1/12 of the annual premium.

(5)	For the Replacement Reserves, on each monthly payment date up to and including the January 2021 payment date an amount equal to 2% and thereafter 4%, in each case, of the rents for the second proceeding month is required to be deposited. The borrowers have informed the related lender that they intend to complete approximately $14.3 million of renovations to the mortgaged property during the five years of the loan term. At origination, the borrowers deposited $5,074,000 into a capital expenditure account for such renovations. The remaining estimated cost of such renovations has not been reserved for. It is anticipated that such renovations, if effected, will be made from monthly Replacement Reserves deposits, or from excess cash flow. We cannot assure you that such sources of funding will be sufficient to pay for the remaining costs of such renovations. Furthermore, the mortgage loan documents do not require that such renovations be completed.

(6)	The Upfront Other reserve is made up of $2,000,000 of Seasonal Working Capital and $103,719 of Deferred Maintenance. On each monthly payment during the months of June, July, August, September and October, the borrowers are required to deposit $520,000 into a seasonal working capital reserve, subject to a cap of $3,000,000.

The following table presents historical ADR, Occupancy and RevPAR at the Crystal Springs Resort Property:

Historical Performance(1)

	2016	2017	2018	TTM September 2019
Occupancy	50.5%	50.9%	56.5%	55.2%
ADR	$273.26	$274.82	$270.57	$275.46
RevPAR	$138.04	$139.84	$152.86	$152.01

(1)	As provided by the borrowers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

crystal springs resort

The following table presents the demand segmentation at the Crystal Springs Resort Property:

Demand Segmentation(1)

	Transient	Meeting & Group
Grand Cascades Lodge	40.0%	60.0%
Minerals Hotel	35.0%	65.0%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crystal Springs Resort property:

Cash Flow Analysis(1)(2)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per Room
Room Revenue	$20,010,614	$20,419,094	$22,256,389	$22,291,957	$22,291,957	$53,203
Food & Beverage Revenue	22,354,457	22,725,593	23,667,602	24,078,698	24,078,698	57,467
Payment to Condo Owners	(6,436,397)	(6,866,830)	(7,028,375)	(6,743,421)	(6,743,421)	(16,094)
Other Revenue(3)	18,147,952	18,854,274	18,178,199	18,523,568	18,523,568	44,209
Total Revenue	$54,076,626	$55,132,131	$57,073,815	$58,150,802	$58,150,802	$138,785

Room Expense	$5,527,828	$5,171,752	$5,153,974	$4,845,740	$4,845,740	$11,565
Food & Beverage Expense	14,889,406	14,924,765	15,444,874	15,324,801	15,324,801	36,575
Other Expense	6,205,010	6,023,814	6,178,501	6,421,847	6,421,847	15,327
Total Departmental Expenses	26,622,244	26,120,331	26,777,349	26,592,388	26,592,388	63,466
Total General/Unallocated Expense	18,785,538	19,152,851	19,265,805	19,541,356	20,180,886	48,164
Total Operating Expenses	$45,407,782	$45,273,183	$46,043,154	$46,133,744	$46,773,274	$111,631

Net Operating Income	$8,668,844	$9,858,948	$11,030,661	$12,017,058	$11,377,528	$27,154
FF&E	1,081,533	1,102,644	1,141,476	1,163,016	2,326,032	5,551
Net Cash Flow	$7,587,312	$8,756,304	$9,889,185	$10,854,042	$9,051,496	$21,603

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The hotel component of the Crystal Springs Resort Property is run as a front-desk operation, with all Hotel Units at Grand Cascades Lodge and Minerals Hotel having been sold. The entire hotel room inventory (consisting of the Hotel Units) of the Grand Cascades Lodge and Minerals Hotel is owned by private owners. The Hotel Unit owners maintain the option to participate in the Crystal Springs Resort’s Rental Management Program, whereby the property management team rents participating Hotel Units as if they are typical hotel guestrooms. Many of the Hotel Units contain multiple bedrooms and bathrooms that can be partitioned off and rented separately on a transient basis. In total, the two hotels can jointly offer up to 457 transient rooms. The Hotel Unit owners carry all the expenses related to real estate taxes, housekeeping, utilities and repairs and maintenance, while the borrowers are responsible for reservations, front desk, billing, and sales and marketing operating costs. The borrowers have entered into rental management agreements with the Hotel Unit owners for both condominiums, pursuant to which the Hotel Units are rented out as hotel guestrooms (other than for 15 days a year, during which the third-party condominium owners have the right to use the units) and the related borrowers receive fees, as well as the right to retain 50% of the rental revenues after payment of fees, commissions and any applicable taxes. The rental management agreements have terms of seven years from their respective commencement dates. The Hotel Unit owners are not required to continue in the rental program after the expiration of the rental management agreements. In addition, the rental management agreements can be terminated by the new owner within 90 days after a sale of a Hotel Unit, and can also be terminated due to the bankruptcy or material default of the applicable borrowers.

(3)	Other Revenue is comprised of golf income, spa income, sports club income, other operating department incomes and miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

calspan building

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Cheektowaga, New York		Cut-off Date Principal Balance		$49,500,000
Property Type	Mixed Use		Cut-off Date Principal Balance per SF		$103.47
Size (SF)	478,407		Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 10/11/2019	89.3%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/11/2019	89.3%		Type of Security	Fee Simple
Year Built / Latest Renovation	1942,1954,1958,1962,1963, 1966,1972 / 2005-2019		Mortgage Rate		3.95000%
Appraised Value(1)	$82,450,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		36
			Borrower Sponsor(2)	John Yurtchuk

Underwritten Revenues	$9,257,687
Underwritten Expenses	$3,038,150		Escrows
Underwritten Net Operating Income (NOI)	$6,219,537			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,770,463		Taxes	$206,537	$26,854
Cut-off Date LTV Ratio	60.0%		Insurance	$0	$0
Maturity Date LTV Ratio	51.9%		Replacement Reserves	$0	$12,359
DSCR Based on Underwritten NOI / NCF	2.21x / 2.05x		TI/LC(3)	$0	$29,167
Debt Yield Based on Underwritten NOI / NCF	12.6% / 11.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$49,500,000	100.0%	Loan Payoff	$33,624,859	67.9%
			Principal Equity Distribution	14,471,898	29.2
			Origination Costs	1,196,707	2.4
			Reserves	206,537	0.4

Total Sources	$49,500,000	100.0%	Total Uses	$49,500,000	100.0%

(1)	Represents the “as is” appraised value of $83,000,000, less the hypothetical value of $550,000 attributable to an approximately 4 acre release parcel, which is subject to release without prepayment or defeasance.

(2)	John Yurtchuk and Louis Knotts are the non-recourse carveout guarantors under the Calspan Building loan.

(3)	TI/LC reserves are capped at $1,350,000.

The following table presents certain information relating to the office and R&D tenants at the Calspan Building property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)(3)	Lease Expiration	Renewal / Extension Options
Calspan(4)	NR / NR / NR	287,087	60.0%	$4,860,000	67.4%	$16.93	12/31/2034	1, 20-year option
CUBRC(5)	NR / NR / NR	70,673	14.8	1,293,114	17.9	$18.30	Various(6)	None
NRG Curtailment Solutions	NR / NR / NR	26,810	5.6	254,875	3.5	$9.51	12/31/2023	None
Harper International(7)	NR / NR / NR	19,468	4.1	234,784	3.3	$12.06	1/31/2020	None
Mohawk Global	NR / NR / NR	3,940	0.8	88,742	1.2	$22.52	5/31/2022	2, 5-year options
Enterprise RAC (SNORAC LLC)	NR / NR / NR	0	0.0	83,991	1.2	NAP	3/31/2027	None
Verizon	NR / NR / NR	160	0.0	72,661	1.0	$454.13	12/31/2025	None
Greenwood Group	NR / NR / NR	3,800	0.8	70,979	1.0	$18.68	10/31/2022	None
T-Mobile Northeast LLC	NR / NR / NR	2,750	0.6	60,250	0.8	$21.91	8/31/2021	None
Ashford Properties	NR / NR / NR	2,500	0.5	50,000	0.7	$20.00	12/31/2025	None
Largest Tenants		417,188	87.2%	$7,069,396	98.1%	$16.95
Remaining Tenants		9,900	2.1	138,507	1.9	$13.99
Vacant Spaces		51,319	10.7	0	0.0	$0.00
Totals / Wtd. Avg. Tenants		478,407	100.0%	$7,207,903	100.0%	$16.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

(3)	The tenants at the Calspan Building property are leased on a gross basis, except for the Calspan tenant which is leased on a triple net basis.

(4)	Calspan is an affiliate of the borrower. The lease is guaranteed by the parent entity of Calspan.

(5)	CUBRC has the right to terminate the lease during the 8th through the 10th year of its lease term (January 1, 2020 through December 31, 2022) upon 120 days’ notice and a termination fee equal to one year’s annual rent. CUBRC also has the right to terminate its lease during the 11th year of its lease term (January 1, 2023 through December 31, 2023) upon 120 days’ written notice and a termination fee of $100,000.

(6)	CUBRC occupies 42,002 SF under a lease that expires on December 31, 2022 and 28,671 SF under a lease that expires on December 31, 2024.

(7)	Harper International has the right to terminate its lease at any time with 12 months’ notice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

calspan building

The following table presents certain information relating to the lease rollover schedule at the Calspan Building property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	23,086	4.8	4.8%	272,506	3.8	$11.80	3
2021	2,750	0.6	5.4%	73,596	1.0	$26.76	2
2022	49,742	10.4	15.8%	836,795	11.6	$16.82	3
2023	31,217	6.5	22.3%	331,381	4.6	$10.62	3
2024	28,671	6.0	28.3%	616,040	8.5	$21.49	1
2025	2,660	0.6	28.9%	122,661	1.7	$46.11	2
2026	0	0.0	28.9%	0	0.0	$0.00	0
2027	0	0.0	28.9%	83,991	1.2	NAP	1
2028	600	0.1	29.0%	10,933	0.2	$18.22	1
2029	1,275	0.3	29.3%	0	0.0	$0.00	1
2030	0	0.0	29.3%	0	0.0	$0.00	0
2031 & Thereafter	287,087	60.0	89.3%	4,860,000	67.4	$16.93	1
Vacant	51,319	10.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	478,407	100.0%		$7,207,903	100.0%	$16.88	18

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

The following table presents certain information relating to historical occupancy at the Calspan Building property:

Historical Leased %(1)

2016	2017	2018	As of 10/11/2019
92.5%	93.4%	91.9%	89.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Calspan Building property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/30/2019	Underwritten	Underwritten PSF
Base Rent	$8,168,842	$8,168,842	$8,168,842	$7,910,462	$7,207,903	$15.07
Gross Up Vacancy	0	0	0	0	1,077,699	2.25
Gross Potential Rent	8,168,842	8,168,842	8,168,842	7,910,462	8,285,602	17.32
Reimbursements	1,747,267	1,810,200	1,916,428	2,043,675	2,049,784	4.28
Other Income	0	0	0	0	0	0.00
Less Vacancy & Credit Loss	(933,197)	(792,744)	(707,021)	(640,832)	(1,077,699)	(2.25)
Effective Gross Income	$8,982,912	$9,186,298	$9,378,249	$9,313,305	$9,257,687	$19.35

Real Estate Taxes	$560,953	$341,658	$338,412	$338,190	$342,421	$0.72
Insurance	93,584	104,862	105,426	104,722	119,602	0.25
Management Fee	369,020	376,180	380,550	370,730	370,307	0.77
Other Operating Expenses	1,703,611	1,923,877	2,093,996	2,222,876	2,205,820	4.61
Total Operating Expenses	$2,727,168	$2,746,577	$2,918,384	$3,036,518	$3,038,150	$6.35

Net Operating Income	$6,255,744	$6,439,721	$6,459,865	$6,276,787	$6,219,537	$13.00
TI/LC	259,544	351,155	366,748	384,563	300,768	0.63
Capital Expenditures	95,681	95,681	95,681	95,681	148,306	0.31
Net Cash Flow	$5,900,519	$5,992,885	$5,997,436	$5,796,543	$5,770,463	$12.06

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STORAGE RENTALS OF AMERICA PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	15	Loan Seller		GSMC
Location (City/State)	Various	Cut-off Date Principal Balance		$41,275,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$51.27
Size (SF)	805,058	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 10/31/2019	89.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2019	89.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.58000%
Appraised Value	$68,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(1)	Benjamin S. Macfarland, III

Underwritten Revenues	$7,112,772
Underwritten Expenses	$3,130,370	Escrows
Underwritten Net Operating Income (NOI)	$3,982,402		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,861,643	Taxes	$0	$0
Cut-off Date LTV Ratio	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio	60.4%	Replacement Reserve	$0	$6,710
DSCR Based on Underwritten NOI / NCF	2.66x / 2.58x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$41,275,000	100.0%	Loan Payoff	$32,479,627	78.7%
			Principal Equity Distribution	7,640,315	18.5
			Origination Costs	1,155,057	2.8

Total Sources	$41,275,000	100.0%	Total Uses	$41,275,000	100.0%

(1)	Benjamin S. Macfarland, III is the non-recourse carveout guarantor under the Storage Rentals of America Portfolio loan.

The following table presents certain information relating to the Storage Rentals of America Portfolio properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value(1)	UW NCF	Occupancy
Nicholasville	Nicholasville	Kentucky	14.8%	96,064	2000	$9,230,000	$607,399	91.8%
Palm Beach Gardens	Palm Beach Gardens	Florida	13.2	54,216	1986	8,650,000	423,654	90.8
Beaufort	Beaufort	South Carolina	12.6	89,461	1988	8,200,000	559,306	93.9
Greer	Greer	South Carolina	8.3	51,962	2008	5,400,000	304,019	88.3
Frankfort	Frankfort	Kentucky	7.5	63,720	1994	4,670,000	292,931	91.4
Anderson	Anderson	South Carolina	7.2	55,375	1984	4,700,000	283,897	86.7
Georgetown	Georgetown	Kentucky	6.9	60,371	1998	4,320,000	314,869	92.3
Bypass Road	Winchester	Kentucky	6.5	60,714	1995	4,080,000	264,733	92.1
Litton Drive	Lexington	South Carolina	4.9	43,921	1998	3,200,000	174,624	87.1
Hampton	Hampton	South Carolina	4.1	60,500	1990	2,700,000	150,579	85.0
Florence	Florence	South Carolina	3.4	29,056	1976	2,100,000	127,595	88.4
Bowling Green	Bowling Green	Kentucky	3.1	48,120	1996	1,920,000	120,777	83.5
Winn Avenue	Winchester	Kentucky	2.7	34,550	2011	1,670,000	112,529	85.5
Parris Island	Beaufort	South Carolina	2.7	21,522	1981	1,700,000	87,407	89.6
Franklin	Franklin	Kentucky	2.3	35,506	2017	1,410,000	37,323	88.2
Total			100.0%	805,058		$63,950,000	$3,861,643	89.5%

(1)

The Storage Rentals of America Portfolio properties had an aggregate “as-is” appraised value of $63,950,000 as of September 19, 2019 or September 20, 2019. Inclusive of the portfolio premium, the portfolio value totaled $68.30 million.

The following table presents certain information relating to historical leasing at the Storage Rentals of America Portfolio properties:

Historical Leased %(1)

2018	As of 10/31/2019
86.9%	89.5%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STORAGE RENTALS OF AMERICA PORTFOLIO

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Storage Rentals of America Portfolio properties:

Cash Flow Analysis(1)

	2018(2)	TTM 8/31/2019	Underwritten(3)	Underwritten $ Per SF
Base Rental Revenue	$5,924,165	$6,113,777	$7,207,659	$8.95
Rental Revenue Adjustments	(72,393)	(60,837)	(795,705)	(0.99)
Other Income	678,356	700,818	700,818	0.87
Effective Gross Revenue	$6,530,128	$6,753,758	$7,112,772	$8.84

Real Estate Taxes	$650,034	$674,138	$728,476	$0.90
Insurance	126,999	128,061	123,815	0.15
Utilities	268,995	261,108	261,108	0.32
Repairs & Maintenance	195,383	204,055	204,055	0.25
Management Fee	405,373	409,941	426,766	0.53
Payroll (Office, Security, Maintenance)	843,521	804,329	804,329	1.00
Advertising	175,405	204,236	204,236	0.25
General and Administrative - Direct	319,797	377,585	377,585	0.47
Total Operating Expenses	$2,985,507	$3,063,453	$3,130,370	$3.89

Net Operating Income	$3,544,621	$3,690,305	$3,982,402	$4.95
Replacement Reserves	0	0	120,759	0.15
Net Cash Flow	$3,544,621	$3,690,305	$3,861,643	$4.80

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The final property in the Storage Rentals of America Portfolio Properties was acquired in December 2017, therefore 2018 is the first full calendar year of financials.
(3)	Underwritten cash flows are based on in-place rent rolls as of October 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PARKMERCED

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance(4)		$37,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(3)		$172,827.80
Size (Units)	3,165	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 9/10/2019(1)	94.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/10/2019	94.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1944, 1951 / 2009	Mortgage Rate		2.72457%
Appraised Value(2)	$2,110,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsor(5)	Robert A. Rosania
Underwritten Revenues	$102,983,881
Underwritten Expenses	$42,514,116	Escrows
Underwritten Net Operating Income (NOI)	$60,469,764		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$59,678,514	Taxes	$795,083	$795,083
Cut-off Date LTV Ratio(2)(3)	25.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	25.9%	Replacement Reserves	$0	$65,938
DSCR Based on Underwritten NOI / NCF(3)(4)	4.06x / 4.00x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	11.1% / 10.9%	Other(6)	$108,207	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(4)	$1,500,000,000	83.6%	Loan Payoff(8)	$1,581,601,056	88.1%
Mezzanine Loan(4)	275,000,000	15.3	Rate Buy-Down Fee	117,525,000	6.5
Principal New Cash Contribution(7)	19,684,403	1.1	Preferred Equity Repayment	45,145,267	2.5
			Origination Costs	33,769,790	1.9
			Swaption Purchase(9)	15,740,000	0.9
			Reserves	903,290	0.1

Total Sources	$1,794,684,403	100.0%	Total Uses	$1,794,684,403	100.0%

(1)	Total Occupancy is based on the 3,221 total units at the Parkmerced property.
(2)

The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.

(3)	Calculated based on aggregate outstanding balance of the Parkmerced Whole Loan.
(4)

The mortgage loan (the “Parkmerced Mortgage Loan”) is part of a whole loan, evidenced by ten senior pari passu notes with an aggregate principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate principal balance of $245.0 million (the “C Notes”, collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten Net Operating Income on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan,” together with the Parkmerced Whole Loan, the “Total Debt”).

(5)	Robert A. Rosania is the non-recourse carveout guarantor for the Parkmerced Whole Loan.
(6)	The Upfront Other Escrow consists of $108,207 deferred maintenance deposit.
(7)	Principal New Cash Contribution was sourced through a bridge loan secured by the sponsor’s fee simple interest in the non-collateral initial Phase I Property.
(8)

Loan Payoff comprises (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(9)

To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date, with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date five years following December 9, 2024.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PARKMERCED

The Table below summarizes the Notes that comprise the Parkmerced Whole Loan. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Parkmerced Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$123,500,000	$123,500,000	MRCD 2019-PARK	No(1)
Note A-2	123,500,000	123,500,000	MRCD 2019-PARK	No
Note A-3	65,000,000	65,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Note A-4	50,000,000	50,000,000	CREFI	No
Note A-5	50,000,000	50,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Note A-6.	12,500,000	12,500,000	CREFI	No
Note A-7	35,000,000	35,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Note A-8	10,000,000	10,000,000	CREFI	No
Note A-9	40,000,000	40,000,000	Cantor Commercial Real Estate Lending, L.P.	No
Note A-10	37,500,000	37,500,000	GSMS 2020-GC45	No
Note B-1	354,000,000	354,000,000	MRCD 2019-PARK	No
Note B-2	354,000,000	354,000,000	MRCD 2019-PARK	No
Note C-1	122,500,000	122,500,000	MRCD 2019-PRKC	Yes(1)
Note C-2	122,500,000	122,500,000	MRCD 2019-PRKC	No
Total	$1,500,000,000	$1,500,000,000

(1)

The initial Controlling Note is note C-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans—Parkmerced Whole Loan” in the Preliminary Prospectus.

The following table presents certain information relating to the units and rents at the Parkmerced property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Monthly UW Rent per Unit(2)
Studio (Tower)	11	5,731	521	$2,358
One Bed, One Bath (Tower)	571	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	60,857	1,415	$4,207
Total / Wtd. Avg.	3,165	3,022,441	955	$2,691

(1)	Based on the underwritten rent roll dated September 10, 2019.
(2)	Wtd. Avg. Monthly UW Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and occupied collateral units.

The following table presents certain information relating to the historical leasing at the Parkmerced property:

Historical Leased %(1)

2015	2016	2017	2018	As of 9/10/2019(2)
91.0%	87.9%	89.7%	90.5%	94.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on collateral tenants and the underwritten rent roll dated September 10, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PARKMERCED

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkmerced property:

Cash Flow Analysis(1)

	2016	2017	2018	T-12 8/31/2019	Underwritten	Underwritten Per Unit
Gross Potential Rent	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)
Total Reimbursements(2)	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131
Vacancy	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)
Other Income(3)	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538

Real Estate Taxes	$8,928,249	$9,331,791	$9,472,531	$9,557,541	$9,263,099	$2,927
Insurance	1,538,832	1,574,966	1,653,418	1,763,537	2,759,808	872
Management Fee	2,465,213	2,653,811	2,761,468	2,930,661	1,000,000	316
Other Operating Expenses	26,044,588	26,849,412	27,709,295	29,491,209	29,491,209	9,318
Total Operating Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433

Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106
Capital Expenditures	0	0	0	0	791,250	250
Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Total Reimbursement includes water, sewer and trash.
(3)	Other Income consists of parking income, laundry income, storage income, and application/credit fees.

The following table presents certain information relating to the primary competition for the Parkmerced property:

Competitive Set(1)

	Parkmerced	Westlake Village Apartments	Lakewood Apartments	Avalon Sunset Towers	The Fillmore Center	South City Station Apartments	Pacific Place Apartments	Avalon Ocean Avenue
Units	3,165	2,910	722	243	1,114	360	71	173
Average SF per Unit	955	622	820	847	1,346	1,111	1,985	931
Built / Renovated	1944, 1951 / 2009	1968	1973	1961	1983	2007	2010	2012
Occupancy	94.2%	97.0%	97.0%	94.0%	95.0%	96.0%	97.0%	100.0%
Average Asking Rent (Studio)(2)	$2,405	$1,883	$2,203	$3,156	$2,471	$2,440	NAP	$3,191
Average Asking Rent (1 Bed)(2)	$2,882	$2,213	$2,514	$3,638	$2,944	$3,250	$3,128	$3,503
Average Asking Rent (2 Beds)(2)	$3,896	$2,800	$3,612	$4.78	$3,509	$3,772	$3,545	$4,519
Average Asking Rent (3 Beds)(2)	$4,934	$4,233	NAP	NAP	$5,355	NAP	$4,148	NAP

(1)

Source: Appraisal, with the exception of Average Asking Rent, Units, Average SF per Unit, and Occupancy figures for the Parkmerced property which are based on the underwritten rent roll dated September 10, 2019.

(2)

Average Asking Rent figures for the Parkmerced property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

charleston on 66th

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Largo, Florida	Cut-off Date Principal Balance		$37,375,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$144,864.34
Size (Units)	258	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 9/30/2019	92.6%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 9/30/2019	92.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2018 / NAP	Mortgage Rate		3.43300%
Appraised Value	$57,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor	BREIT MF Holdings LLC(2)

Underwritten Revenues	$5,038,763
Underwritten Expenses	$2,065,946	Escrows
Underwritten Net Operating Income (NOI)	$2,972,817		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,908,317	Taxes	$0	$0
Cut-off Date LTV Ratio	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio	65.0%	Replacement Reserves(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.24x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.0% / 7.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,375,000	65.5%	Purchase Price	$56,782,522	99.5%
Principal’s New Cash Contribution	19,692,774	34.5	Origination Costs	285,252	0.5

Total Sources	$57,067,774	100.0%	Total Uses	$57,067,774	100.0%

(1)	The borrower sponsor of the Charleston On 66th loan is related to the borrower sponsor of the Bellagio Hotel and Casino whole loan.

(2)

BREIF MF Holdings LLC is the non-recourse carveout guarantor, and may be replaced by certain of its affiliates. The obligations of the non-recourse carveout guarantor with respect to bankruptcy events are capped at 20% of the outstanding principal balance of the related loan as of the date of the applicable bankruptcy event, plus all reasonable out-of-pocket costs and expenses actually incurred by the lender in the enforcement of, or the preservation of the lender’s rights under, the non-recourse carveout guaranty.  Only the single purpose entity borrower, and not the non-recourse carveout guarantor, is liable with respect to environmental covenants and indemnities.  See “Description of the Mortgage Pool-Non-Recourse Carveout Limitations” in the Preliminary Prospectus for further information.

(3)	The Replacement Reserves have a cap equal to $129,000.

The following table presents certain information relating to the multifamily units and rents at the Charleston On 66th property:

Unit Mix(1)

Unit Type	# of Units	Occupancy	Total SF	Average SF per Unit	Monthly UW Rent per Unit
1 Bedroom / 1 bathroom	76	89.5%	64,392	847	$1,230
2 Bedroom / 2 bathroom	134	94.0	165,906	1,238	$1,578
3 Bedroom / 2 bathroom	48	93.8	67,232	1,401	$1,870
Total / Wtd. Avg.	258	92.6%	297,530	1,153	$1,530

(1)	As provided by the borrower per the underwritten rent roll dated September 30, 2019.

The following table presents certain information relating to the historical leasing at the Charleston On 66th property:

Historical Leased %(1)

2018	As of 9/30/2019
97.4%	92.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

charleston on 66th

■

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Charleston On 66th property:

Cash Flow Analysis(1)

	2018	TTM 9/30/2019	Underwritten	Underwritten $ Per Unit
Gross Potential Rent	$4,967,141	$5,062,022	$5,106,075	$19,791
Vacancy	(2,314,997)	(549,836)	(369,111)	(1,431)
Non-revenue Units	(61,771)	(68,142)	(62,004)	(240)
Concessions	(197,922)	(186,169)	(187,789)	(728)
Bad Debt	(6,707)	(1,757)	(1,772)	(7)
Parking Income	40,551	66,518	66,518	258
Other Income	282,347	486,847	486,847	1,887
Effective Gross Income	$2,708,642	$4,809,482	$5,038,763	$19,530

Real Estate Taxes	$390,357	$538,031	$713,435	$2,765
Insurance	69,179	120,725	171,717	666
Management Fee	100,776	133,024	138,566	537
Other Operating Expenses	892,600	1,042,228	1,042,228	4,040
Total Operating Expenses	$1,452,912	$1,834,008	$2,065,946	$8,008

Net Operating Income	$1,255,730	$2,975,473	$2,972,817	$11,523
Capital Expenditures	0	0	64,500	250
Net Cash Flow	$1,255,730	$2,975,473	$2,908,317	$11,273

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

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In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

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The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

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An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

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The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

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The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

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Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

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Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

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The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

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We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market.  While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

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Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “Securitization Regulation”).  These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with Article 6 of the Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness. Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

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Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear.  Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

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Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or take any other action which may be required by prospective investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements.  Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements.  As a result, the price and liquidity of the certificates in the secondary market may be adversely affected.  This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates.  Each investor should evaluate the impact any such non-compliance may have on it.

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Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets.  In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time.  These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS.  Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States.  When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS.  As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

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Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

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Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

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Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in the Preliminary Prospectus.

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In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements.  At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Commercial and Multifamily Lending is Dependent Upon Net Operating Income

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The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

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The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

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A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

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Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

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Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

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There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders and the pooled RR Interest Owner if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

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Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

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Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

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The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

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Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

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Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

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In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by the sponsors to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of each sponsor and the depositor, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by each sponsor to the depositor, and by the depositor to the issuing entity, would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Non-Serviced Whole Loan Controlling Noteholders Serviced Companion Loan Holders and any Mezzanine Lenders

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The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

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The anticipated initial investor in the Class F-RR, Class G-RR and Class H-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

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The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans (and, in the case of German American Capital Corporation, the trust subordinate companion loan) to the depositor (an affiliate of GSMC, one of the sponsors, one of the originators, and an initial pooled risk retention consultation party, of Goldman Sachs Bank USA, one of the originators and the initial pooled RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that any originator (or their “majority-owned affiliate” as defined in the Credit Risk Retention Rules) are expected to hold the pooled VRR interest as described in “Credit Risk Retention” in the Preliminary Prospectus.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

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The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

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The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders and the pooled RR Interest Owner.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

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The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR Interest Owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each affiliated with an Underwriter Entity.

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In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

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Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

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The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

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State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.